As filed with the Securities and Exchange Commission on May , 2007.
An Exhibit List can be found on page II-4.

Registration No. 333-131730

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549
____________________________

Amendment No. 7 to
FORM SB-2
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________________________

(Name of small business issuer in its charter)

Nevada (State or other Jurisdiction Of Incorporation or Organization)	1731 (Primary Standard Industrial Classification Code Number)	11-2866771 I.R.S. Employer Identification No.

20283 STATE ROAD, SUITE 400
BOCA RATON, FLORIDA 33498
(561) 482-9327
(Address and telephone number of principal executive
offices and principal place of business)

VLADO P. HRELJANOVIC, CHIEF EXECUTIVE OFFICER
JUNIPER GROUP, INC.
20283 STATE ROAD, SUITE 400
BOCA RATON, FLORIDA 33498
(561) 482-9327

(Name, address and telephone number of agent for service)

Copies to:
GREGORY SICHENZIA, ESQ.
YOEL GOLDFEDER, ESQ.
SICHENZIA ROSS FRIEDMAN FERENCE LLP
61 BROADWAY, 32ND FL.
NEW YORK, NEW YORK 10006
(212) 930-9700
(212) 930-9725 (FAX)

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
From time to time after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. _________

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Number of Shares to be registered (1)			Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee

Common stock, $0.001 par value issuable upon conversion of Callable Secured Convertible Notes	59,000,000	(2)		$(3) .018	$1,062,000	$113.64
			0
Common Stock, $0.001 par value issuable upon exercise of Warrants	1,000,000	(4)		$0.13	$130,000	$13.91

Total	60,000,000				$1,192,000	$127.55

(1)
Includes shares of our common stock, par value $0.001 per share, which may be offered pursuant to this registration statement, which shares are issuable upon conversion of callable secured convertible notes and the exercise of warrants held by the selling stockholders. In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon conversion of the callable secured convertible notes and exercise of the warrants, as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416. The number of shares of common stock registered hereunder represents a good faith estimate by us of the number of shares of common stock issuable upon conversion of the callable secured convertible notes and upon exercise of the warrants. For purposes of estimating the number of shares of common stock to be included in this registration statement, we calculated a good faith estimate of the number of shares of our common stock that we believe will be issuable upon conversion of the callable secured convertible notes and upon exercise of the warrants to account for market fluctuations, and antidilution and price protection adjustments, respectively. Should the conversion ratio result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary. In addition, should a decrease in the exercise price as a result of an issuance or sale of shares below the then current market price result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary.

(2)	Includes a good faith estimate of the shares underlying the callable secured convertible notes to account for market fluctuations.

(3)
Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, using the average of the high and low price as reported on the Over-The-Counter Bulletin Board on February 6,2006, which was $0.018 per share.

(4)	Includes a good faith estimate of the shares underlying warrants exercisable at $0.13 per share to account for antidilution and price protection adjustments.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED MAY 2, 2007

60,000,000 SHARES OF
COMMON STOCK

This prospectus relates to the resale by the selling stockholders of up to 60,000,000 shares of our common stock, including up to 59,000,000 shares of common stock underlying secured convertible notes in a principal amount of $1,000,000 and up to 1,000,000 shares of common stock issuable upon the exercise of common stock purchase warrants. The secured convertible notes are convertible into our common stock at the lower of $0.05 or 50% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The selling stockholders may be deemed underwriters of the shares of common stock, which they are offering. We will pay the expenses of registering these shares.

Our common stock is registered under Section 12(g) of the Securities Exchange Act of 1934 and is listed on the Over-The-Counter Bulletin Board under the symbol “JUNI.ob”. The last reported sales price per share of our common stock as reported by the Over-The-Counter Bulletin Board on April 23 , 2007 was $0.03.

INVESTING IN THESE SECURITIES INVOLVES SIGNIFICANT RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ______

The information in this Prospectus is not complete and may be changed. This Prospectus is included in the Registration Statement that was filed by Juniper Group, Inc. with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the registration statement becomes effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the sale is not permitted.

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the “risk factors” section, the financial statements and the notes to the financial statements.

Historically our business has been composed of two segments (1) broadband installation and wireless infrastructure services and (2) film distribution services. Currently film distribution services consist of a financially insignificant portion of our operations. The Company operates from its Boca Raton, FL office and conducts its business indirectly through its wholly-owned subsidiaries.

The Company’s current operating focus is though the broadband installation and wireless infrastructure services.

Broadband Installation and Wireless Infrastructure Services: These services are conducted through Juniper Services, Inc. (“Services”), which is a wholly owned subsidiary, of Juniper Entertainment, Inc (“JEI“), which is a wholly owned subsidiary of the Company.

Film Distribution Services: The film distribution services is conducted through Juniper Pictures, Inc ( “Pictures “), a wholly owned subsidiary of Juniper Entertainment, Inc. ( “ JEI “ ), a wholly owned subsidiary of the Company.

Our principal offices are located at 20283 State Road, Suite 400, Boca Raton, Florida 33498, and our telephone number is (561) 482-9327. We are a Nevada corporation.

The Offering

Common stock offered by selling stockholders	Up to 60,000,000 shares, including the following:

up to 59,000,000 share of common stock underlying secured convertible notes in the principal amount of $1,000,000 (includes a good faith estimate of the shares underlying the callable secured convertible notes to account for market fluctuations antidilution and price protection adjustments, respectively), and up to 1,000,000 shares of common stock issuable upon the exercise of common stock purchase warrants at an exercise price of $.13 per share (includes a good faith estimate of the shares underlying warrants to account for antidilution and price protection adjustments).

This number represents 79.72% of our current outstanding stock, assuming full conversion.

Common stock to be outstanding after the offering	Up to 75,670,122 shares

Use of Proceeds
We will not receive any proceeds from the sale of the common stock. However, we will receive the sale price of any common stock we sell to the selling stockholder upon exercise of the warrants. We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes. However, the selling stockholders will be entitled to exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event that the selling stockholder exercises the warrants on a cashless basis, then we will not receive any proceeds. In addition, we have received gross proceeds of $500,000 from the sale of the secured convertible notes and the investors are obligated to provide us with an additional $500,000 within five days of this registration statement being declared effective. The proceeds received from the sale of the callable secured convertible notes will be used for businses development purposes, working capital needs, taxes, payment of consulting and legal fees and borrowing repayment.

Over-The-Counter Bulletin Board Symbol	JUNI.ob

The above information regarding common stock to be outstanding after the offering is based on 15,670,122 shares of common stock outstanding as of April 23, 2007 and assumes the subsequent conversion of our issued secured convertible notes and exercise of warrants by our selling stockholders.

To obtain funding for ongoing operations, we entered into a Securities Purchase Agreement with New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. And AJW Partners, LLC on December 28, 2005 for the sale of (i) $1,000,000 in callable secured convertible notes and (ii) stock purchase warrants to buy 1,000,000 shares of our common stock and on March 14, 2006 for the sale of (i) $300,000 in callable secured convertible notes and (ii) stock purchase warrants to buy 7,000,000 shares of our common stock. This prospectus relates to the resale of the common stock underlying the $1,000,000 in callable secured convertible notes and stock purchase warrants to buy 1,000,000 shares of our common stock pursuant to the Securities Purchase Agreement executed on December 28, 2005.

The callable secured convertible notes bear interest at 8%, mature on January 15, 2009 with respect to the initial $500,000 and on March 14, 2009 with respect to $300,000, and are convertible into our common stock, at the investors’ option, at the lower of (i) $0.05 or (ii) 50% of the average of the three lowest intraday trading prices for our common stock during the 20 trading days before, but not including, the conversion date. As of April 23 , 2007, the average of the three lowest intraday trading prices for our common stock during the preceding 20 trading days as reported on the Over-The-Counter Bulletin Board was $0.0236 and, therefore, the conversion price for the secured convertible notes was $0.0118 Based on this conversion price, the $1,300,000 callable secured convertible notes, excluding interest, were convertible into 110,169,492shares of our common stock.

We may prepay the callable secured convertible notes in the event that no event of default exists, there are a sufficient number of shares available for conversion of the callable secured convertible notes and the market price is at or below $0.15 per share. The full principal amount of the callable secured convertible notes is due upon default under the terms of callable secured convertible notes. In addition, we have granted the investors a security interest in substantially all of our assets as well as registration rights.

The warrants are exercisable until five years from the date of issuance at a purchase price of $0.13 per share with respect to the initial 1,000,000 and $0.10 with respect to the subsequent 7,000,000. In addition, the exercise price of the warrants is adjusted in the event we issue common stock at a price below market.

The investors have contractually agreed to restrict their ability to convert the callable secured convertible notes and exercise the warrants and receive shares of our common stock such that the number of shares of our common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of our then issued and outstanding shares of our common stock.

See the “Selling Stockholders” and “Risk Factors” sections for a complete description of the callable secured convertible notes.

RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

AUDITORS HAVE EXPRESSED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

In their report dated March 5, 2007 Morgenstern, Svoboda & Baer, CPA’s, P.C., stated that our financial statements for the year ended December 31, 2006  and December 31, 2005 were prepared assuming that we would continue as a going concern. Our ability to continue as a going concern is an issue raised as a result of our recurring losses from operations. We have experienced net operating losses. Our ability to continue as a going concern is subject to our ability to maintain and enhance our profitability.

WE HAVE ACCUMULATED LOSSES AND ARE NOT CURRENTLY PROFITABLE.

We have incurred a deficit of $28.6 million as of December 31, 2006 and are currently experiencing negative cash flow. We expect to continue to experience negative cash flow and operating losses for the foreseeable future as we continue to make significant expenditures for acquisitions, sales and marketing, infrastructure development and general and administrative functions. As a result, we will need to generate significant revenues to achieve profitability. If our revenues grow more slowly than we anticipate, or if our operating expenses exceed expectations, we may experience reduced profitability.

OUR COMMON STOCK TRADES IN A LIMITED PUBLIC MARKET, THE NASD OTC ELECTRONIC BULLETIN BOARD; AND IN ADDITION THERE ARE VARIOUS INDUSTRY FACTORS, WHICH COULD CAUSE INVESTORS TO FACE POSSIBLE VOLATILITY OF SHARE PRICE.

Our common stock is currently quoted on the NASD OTC Bulletin Board under the ticker symbol JUNI.OB. As of April 23 , 2007 there were 15,670,122 shares of Common Stock outstanding, of which approximately 8,806,774 were tradable without restriction under the Securities Act.

Various industry factors could cause volatility in the market prices of our shares. Factors such as, but not limited to, technological innovations, new products, acquisitions or strategic alliances entered into by us or our competitors, government regulatory action, patent or proprietary rights developments, and market conditions for penny stocks in general could have a material effect on the liquidity of our common stock and volatility of our stock price.

THE COMMUNICATIONS INDUSTRY HAS SUFFERED ECONOMIC DOWNTURNS AND REDUCED CAPITAL EXPENDITURES IN THE PAST AND ANY FUTURE ECONOMIC DOWNTURNS OR REDUCED CAPITAL EXPENDITURES MAY RESULT IN A DECREASE IN DEMAND FOR OUR SERVICES.

Commencing in 2001 and through 2003, the communications industry suffered a severe downturn that resulted in reduced capital expenditures for infrastructure projects, even among those customers that did not experience financial difficulties. Although our strategy is to increase the percentage of our business derived from large, financially stable customers in the communications industries, these customers may not continue to fund capital expenditures for infrastructure projects at current levels. Even if they do continue to fund projects, we may not be able to increase our share of their business. Bankruptcies or decreases in our customers’ capital expenditures and disbursements could reduce our revenue, profitability or liquidity.

MANY OF THE INDUSTRIES WE SERVE ARE SUBJECT TO CONSOLIDATION AND RAPID TECHNOLOGICAL AND REGULATORY CHANGE, AND OUR INABILITY OR FAILURE TO ADJUST TO OUR CUSTOMERS’ CHANGING NEEDS COULD REDUCE DEMAND FOR OUR SERVICES.

We derive, and anticipate that we will continue to derive, a substantial portion of our revenue from customers in the communications industry. The communications industry is subject to rapid changes in technology and governmental regulation. Changes in technology may reduce the demand for the services we provide. New or developing technologies could displace the wireless systems used for the transmission of voice, video and data, and improvements in existing technology may allow communications providers to significantly improve their networks without physically upgrading them. Additionally, the communications industry has been characterized by a high level of consolidation that may result in the loss of one or more of our major customers.   Our success depends also on the continued trend by our customers to outsource their needs. If this trend does not continue and our customers elect to perform the deployment services themselves, our operation results may decline.

THE COMMUNICATIONS INDUSTRY IS HIGHLY COMPETITIVE WHICH MAY REDUCE OUR MARKET SHARE AND HARM OUR FINANCIAL PERFORMANCE.

The communications industry is highly fragmented, and we compete with other companies in most of the markets in which we operate, ranging from small independent firms servicing local markets to larger firms servicing regional and national markets. We also face competition from existing or prospective customers that employ in-house personnel to perform some of the same types of services we provide. There are relatively few barriers to entry into the markets in which we operate and, as a result, any organization that has adequate financial resources and access to technical expertise and skilled personnel may become one of our competitors.

MOST OF OUR CONTRACTS DO NOT OBLIGATE OUR CUSTOMERS TO UNDERTAKE ANY INFRASTRUCTURE PROJECTS OR OTHER WORK WITH US.

A significant portion of our revenue is derived from service agreements. Under our service agreements, we contract to provide customers with individual project services, through work orders, within defined geographic areas on a fixed fee basis. Under these agreements, our customers have no obligation to undertake any infrastructure projects or other work with us. A significant decline in the projects customers assign us under service agreements could result in a decline in our revenue, profitability and liquidity.

WE MAY NOT ACCURATELY ESTIMATE THE COSTS ASSOCIATED WITH OUR SERVICES PROVIDED UNDER CONTRACTS WHICH COULD IMPAIR OUR FINANCIAL PERFORMANCE.

A substantial portion of our revenue in 2006 is derived from master agreements and other service agreements that are cost plus contracts with ceiling limits. Under these contracts, we set the price of our services on a per unit or aggregate basis and assume the risk that the costs associated with our performance may be greater than we anticipated. Revenue derived from these contracts are strictly derived from the broadband installation and wireless infrastructure services of our business, which accounted for 81% for 2005 and 99% for 2006 of the gross revenue for the year, respectively. This represents cable revenue as follows: 31% from Time-Warner, 30% from Cox Communication, 17% from Cablevision and 3% from Comcast for 2005; and wireless infrastructure services of 21% from Bechtel Corporation; 20% from Crown Castle USA, Inc.; 15% from Sprint/Nextel; 12% from CH2M Hill and 10% from Revol for 2006, respectively. Certain of these organizations are themselves construction companies and general contracters employed by providers of broadband and wirelesss services. As a result, the Company’s exposure to a particular customer maybe greater on an indirect basis than described herein.

Our profitability is therefore dependent upon our ability to accurately estimate the costs associated with our services. These costs may be affected by a variety of factors, such as lower than anticipated productivity, conditions at the work sites differing materially from what was anticipated at the time we bid on the contract and higher costs of materials and labor. Certain agreements or projects could have lower margins than anticipated or losses if actual costs for our contracts exceed our estimates, which could reduce our profitability and liquidity.

THE CONCENTRATION OF OUR BUSINESS AMONG LARGE CUSTOMERS COULD INCREASE CREDIT RISKS.

The concentration of a portion of our business among a number of large customers increases our potential credit risks. One or more of these customers could delay payments or default on credit extended to them. Any significant delay in the collection of significant accounts receivable could result in an increased need for us to obtain working capital from other sources, possibly on worse terms than we could have negotiated if we had established such working capital resources prior to such delays or defaults. Any significant default could result in significantly decreased earning and material and adversely affect our businesses financial condition and results of operations. Revenue derived from the major customers accounted for 78% for 2006 of the gross revenue for the year.

THE PROVISION OF SERVICES FOR BROADBAND INSTALLATION AND WIRELESS INFRASTRUCTURE DEPLOYMENT IS SEASONAL AND IS AFFECTED BY ADVERSE WEATHER CONDITIONS AND THE SPENDING PATTERNS OF OUR CUSTOMERS, EXPOSING US TO VARIABLE QUARTERLY RESULTS.

The provision of services for broadband installation and wireless infrastructure deployment is affected by adverse weather conditions and the spending patterns of our customers, exposing the Company to variable quarterly results. Inclement weather may lower the demand for our service in the winter months, as well as other times of the year. Furthermore, the weather can delay the completion of projects already started in addition to delaying the commission of new projects. Therefore, we cannot predict that the financial results for any particular quarter will be the same for any other quarter.

Natural catastrophes such as the recent hurricanes in the United States could also have a negative impact on the economy overall and on the Company’s ability to perform outdoor services in affected regions or utilize equipment and crew stationed in those regions, which in turn could significantly impact the results of any one or more reporting periods. However, these natural catastrophes historically have generated additional revenue subsequent to the event

OUR BUSINESS REQUIRES THE DEPLOYMENT OF SERVICES VEHICLES THROUGHOUT THE AREAS IN WHICH WE PROVIDES SERVICES AND INCREASES IN THE COSTS OF FUEL COULD REDUCE OUR OPERATING MARGINS.

The price of fuel needed to run our vehicles and equipment is unpredictable and fluctuates based on events outside our control, including geopolitical developments, supply and demand for oil and gas, actions by OPEC and other oil and gas producers, war and unrest in oil producing countries, regional production patterns and environmental concerns. Most of our contracts do not allow us to adjust our pricing. Accordingly, any increase in fuel costs could reduce our profitability and liquidity.

WE MAY CHOOSE, OR BE REQUIRED, TO PAY OUR SUBCONTRACTORS EVEN IF OUR CUSTOMERS DO NOT PAY, OR DELAY PAYING, US FOR THE RELATED SERVICES.

We use subcontractors to perform portions of our services and to manage work flow. In some cases, we pay our subcontractors before our customers pay us for the related services. If we choose, or are required, to pay our subcontractors for work performed for customers who fail to pay, or delay paying, us for the related work, we could experience a decrease in profitability and liquidity.

OUR CUSTOMERS ARE OFTEN LARGER COMPANIES THAT HAVE SUPERIOR BARGAINING STRENGTH

Most of our customers are large companies that have a greater bargaining position than we do in negotiating contracts due to the potential value to us of obtaining their business and the intense competition we face to obtain that business. This unequal bargaining position could result in our acceptance of less favorable contract terms than we might otherwise accept, reduced operating margins and material and adverse effects on our business, financial condition and results of operations.

THE DEVELOPMENT AND INSTALLATION OF BROADBAND AND WIRELESS INFRASTRUCTURE REQUIRES UNDERGROUND WORK, WHICH REQUIRES COMPLIANCE WITH ENVIRONMENTAL LAWS AND OUR FAILURE TO COMPLY WITH ENVIRONMENTAL LAWS COULD RESULT IN SIGNIFICANT LIABILITIES.

Some of the work we perform is in underground environments. If the field location maps supplied to us are not accurate, or if objects are present in the soil that are not indicated on the field location maps, our underground work could strike objects in the soil containing pollutants and result in a rupture and discharge of pollutants. In such a case, we may be liable for fines and damages.

In addition, new environmental laws and regulations, stricter enforcement of existing laws and regulations, the discovery of previously unknown contamination or leaks, or the imposition of new clean-up requirements could require us to incur significant costs or become the basis for new or increased liabilities that could negatively impact our profitability and liquidity.

OUR BUSINESS IS SUBJECT TO HAZARDS THAT COULD RESULT IN SUBSTANTIAL LIABILITIES AND WEAKEN OUR FINANCIAL CONDITION.

Deployment, construction and maintenance of wireless communication towers undertaken by our employees involve exposure to electrical lines, heavy equipment, mechanical failures and adverse weather conditions. If serious accidents or fatalities occur, we may be restricted from bidding on certain work and certain existing contracts could be terminated. In addition, if our safety record were to deteriorate, our ability to bid on certain work could suffer. The occurrence of accidents in our business could result in significant liabilities or harm our ability to perform under our contracts or enter into new contracts with customers, which could reduce our revenue, profitability and liquidity.

MANY OF OUR COMMUNICATIONS CUSTOMERS ARE HIGHLY REGULATED AND THE ADDITION OF NEW REGULATIONS OR CHANGES TO EXISTING REGULATIONS MAY ADVERSELY IMPACT THEIR DEMAND FOR OUR SPECIALTY CONTRACTING SERVICES AND THE PROFITABILITY OF THOSE SERVICES.

Many of our communications customers are regulated by the Federal Communications Commission. The FCC may interpret the application of its regulations to communication companies in a manner that is different than the way such regulations are currently interpreted and may impose additional regulations. If existing or new regulations have an adverse affect on our communications customers and adversely impact the profitability of the services they provide, then demand for our specialty contracting services may be reduced.

THE CURRENT AND CONTINUED GROWTH OF OUR OPERATIONS IS CONTINGENT ON OUR ABILITY TO RECRUIT EMPLOYEES.

In the event we are able to obtain necessary funding, we expect to experience growth in the number of employees and the scope of our operations. In particular, we may hire additional sales, marketing and administrative personnel. Additionally, acquisitions could result in an increase in employee headcount and business activity. Such activities could result in increased responsibilities for management. We believe that our ability to increase our customer support capability and to attract, train, and retain qualified technical, sales, marketing, and management personnel, will be a critical factor to our future success.

WE HAVE RECENTLY CLOSED ON AN ACQUISITION WHICH HAS EXPANDED OUR OPERATIONS AND WE MAY NOT BE ABLE TO MANAGE OUR GROWTH EFFECTIVELY.

Our future success will be highly dependent upon our ability to successfully manage the expansion of our operations. Our ability to manage and support our growth effectively will be substantially dependent on our ability to: implement adequate improvements to financial and management controls, reporting and order entry systems, and other procedures and hire sufficient numbers of financial, accounting, administrative, and management personnel. Our expansion and the resulting growth in the number of our employees would result in increased responsibility for both existing and new management personnel. We are in the process of establishing and upgrading our financial accounting and procedures. We may not be able to identify, attract, and retain experienced accounting and financial personnel. Our future operating results will depend on the ability of our management and other key employees to implement and improve our systems for operations, financial control, and information management, and to recruit, train, and manage its employee base. We may not be able to achieve or manage any such growth successfully or to implement and maintain adequate financial and management controls and procedures, and any inability to do so would have a material adverse effect on its business, results of operations, and financial condition.

THE COMMUNICATIONS INDUSTRY IS CONSTANTLY GROWING AND EVOLVING. ACCORDINGLY OUR SUCCESS IS DEPENDENT ON OUR ABILITY TO ADDRESS MARKET OPPORTUNITIES.

Our future success depends upon our ability to address potential market opportunities while managing our expenses to match our ability to finance our operations. This need to manage our expenses will place a significant strain on our management and operational resources. If we are unable to manage our expenses effectively, we may be unable to finance our operations. By adjusting our operations and development to the level of capitalization, we believe we have sufficient capital resources to meet projected cash flow deficits. However, if during that period or thereafter, we are not successful in generating sufficient liquidity from operations or in raising sufficient capital resources, on terms acceptable to us, this could have a material adverse effect on our business, results of operations liquidity and financial condition and would prevent us from being able to utilize potential market opportunities.

WE SHALL BE REQUIRED TO SEEK ADDITIONAL MEANS OF FINANCING.

On December 28, 2005, we entered into a financing arrangement involving the sale of an aggregate of $1,000,000 principal amount of callable secured convertible notes and on March 14, 2006, we entered into a financing arrangement involving the sale of an additional $300,000 principal amount of callable secured convertible notes. However, there can be no assurance that we will generate adequate revenues from operations. Failure to generate such operating revenues would have an adverse impact on our financial position and results of operations and ability to continue as a going concern. Our operating and capital requirements during the next fiscal year and thereafter will vary based on a number of factors, including the level of sales and marketing activities for our services and products. Accordingly, we shall be required to obtain additional private or public financing including debt or equity financing and there can be no assurance that such financing will be available as needed, or, if available, on terms favorable to us. Any additional equity financing may be dilutive to stockholders and such additional equity securities may have rights, preferences or privileges that are senior to those of our existing common stock.

Furthermore, debt financing, if available, will require payment of interest and may involve restrictive covenants that could impose limitations on our operating flexibility. Our failure to successfully obtain additional future funding may jeopardize our ability to continue our business and operations.

If we raise additional funds by issuing equity securities, existing stockholders may experience a dilution in their ownership. In addition, as a condition to giving additional funds to us, future investors may demand, and may be granted, rights superior to those of existing stockholders.

SERVICES FOR BROADBAND INSTALLATION AND WIRELESS INFRASTRUCTURE DEPLOYMENT ARE PROVIDED BY BOTH IN-HOUSE SERVICE ORGANIZATIONS AND OUTSOURCED SUPPORT PROVIDERS AND MANY OF OUR COMPETITORS ARE LARGER AND HAVE GREATER FINANCIAL AND OTHER RESOURCES THAN WE DO AND THOSE ADVANTAGES COULD MAKE IT DIFFICULT FOR US TO COMPETE WITH THEM.

Many of our current and potential competitors may have substantial competitive advantages relative to us, including:

•	longer operating histories;
•	significantly greater financial;
•	technical and marketing resources;
•	greater brand name recognition;
•	larger existing customer bases;

These competitors may be able to respond more quickly to new or emerging technologies and changes in customer requirements and to devote greater resources to develop, promote and sell their services than we can.

OUR COMPANY AND/OR OUR MANAGEMENT MAY BE SUBJECT TO FINES, SANCTIONS AND/OR PENALTIES OF AN INDETERMINABLE NATURE AS A RESULT OF POTENTIAL VIOLATIONS OF FEDERAL SECURITIES LAWS IN CONNECTION WITH THE ISSUANCE OF OUR COMMON STOCK WITHOUT A VALID EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.

It has come to our attention that sales of our common stock may have been made in violation of Section 5 of the Securities Act of 1933, as amended.  It appears that individuals, who received shares of stock, sold such shares of common stock pursuant to a Registration Statement filed on Form S-8 and then remitted the amounts received in connection with such sales back to us in exchange for the issuance of restricted shares of our common stock.  Such use of a Form S-8 Registration Statement may not have been proper under the Securities Act of 1933, as amended.  Due to the aforementioned, shares may have been issued without registration pursuant to the Securities Act of 1933, as amended, or without relying upon a valid exemption from registration under the Securities Act of 1933, as amended, therefore we may be subject to enforcement proceedings, fines, sanctions and/or penalties.

In addition to any potential enforcement proceedings, fines, sanctions and/or penalties we may be subject to, individuals who purchased such shares of common stock may be entitled to rescind their purchases.  We are currently unable to determine the amount of damages, if any, that we may incur as a result of any such rescission rights, which may include, but are not limited to, damages that may result from the following:

1)	subsequent third party purchaser(s) of shares that were resold pursuant to the Registration Statement filed on Form S-8, or
2)
the existing shareholders of our Company that may make a claim, on a derivative basis, that these transactions and the shares issued may have resulted in a dilution of the value of their shareholdings.

The payment of damages could have a material adverse effect on our revenue, profits, results of operations, financial condition and future prospects.

RISKS RELATING TO OUR CURRENT FINANCING ARRANGEMENT:

THERE ARE A LARGE NUMBER OF SHARES UNDERLYING OUR CALLABLE SECURED CONVERTIBLE NOTES AND WARRANTS THAT MAY BE AVAILABLE FOR FUTURE SALE AND THE SALE OF THESE SHARES MAY DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.

As of April 23 , 2007, we had 15,670,122 shares of common stock issued and outstanding and callable secured convertible notes outstanding or an obligation to issue callable secured convertible notes that may be converted into an estimated 110,169,492 shares of common stock at current market prices, and outstanding warrants or an obligation to issue warrants to purchase 8,000,000 shares of common stock. In addition, the number of shares of common stock issuable upon conversion of the outstanding callable secured convertible notes may increase if the market price of our stock declines. All of the shares, including all of the shares issuable upon conversion of the notes and upon exercise of our warrants, may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock. In addition to the foregoing shares which may be issuable in connection with our current financing, we currently have 25,357 shares of 12% non-voting convertible preferred stock outstanding and 135,000 shares of Series B Voting Preferred Stock outstanding, which are not currently convertible into shares of common stock, but based on the current market price would be convertible into an aggregate of 174,872,409 shares of our common stock. Furthermore, we currently have an additional 10,568,875 warrants outstanding and 1,175,000 options outstanding.

THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF OUR CALLABLE SECURED CONVERTIBLE NOTES COULD REQUIRE US TO ISSUE A SUBSTANTIALLY GREATER NUMBER OF SHARES, WHICH WILL CAUSE DILUTION TO OUR EXISTING STOCKHOLDERS.

Our obligation to issue shares upon conversion of our callable secured convertible notes is essentially limitless. The following is an example of the amount of shares of our common stock that are issuable, upon conversion of the callable secured convertible notes (excluding accrued interest), based on market prices 25%, 50% and 75% below the current market price, as of April 23 , 2007 of $0.03.

% Below Market	Price Per Share	With Discount At 50%	Number of Shares Issuable	% of Outstanding Stock

25%	$0.0225	$0.0113	88,888,889	85.01%
50%	$0.0150	$0.0075	133,333,333	89.48%
75%	$0.0075	$0.0038	266,666,667	94.45%

As illustrated, the number of shares of common stock issuable upon conversion of our secured convertible notes will increase if the market price of our stock declines, which will cause dilution to our existing stockholders.

THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF OUR CALLABLE SECURED CONVERTIBLE NOTES MAY ENCOURAGE INVESTORS TO MAKE SHORT SALES IN OUR COMMON STOCK, WHICH COULD HAVE A DEPRESSIVE EFFECT ON THE PRICE OF OUR COMMON STOCK.

The callable secured convertible notes are convertible into shares of our common stock at a 50% discount to the trading price of the common stock prior to the conversion. The significant downward pressure on the price of the common stock as the selling stockholder converts and sells material amounts of common stock could encourage short sales by third party investors. This could place further downward pressure on the price of the common stock. The selling stockholder could sell common stock into the market in anticipation of covering the short sale by converting their securities, which could cause the further downward pressure on the stock price. In addition, not only the sale of shares issued upon conversion or exercise of notes, warrants and options, but also the mere perception that these sales could occur, may adversely affect the market price of the common stock

THE ISSUANCE OF SHARES UPON CONVERSION OF THE CALLABLE SECURED CONVERTIBLE NOTES AND EXERCISE OF OUTSTANDING WARRANTS MAY CAUSE IMMEDIATE AND SUBSTANTIAL DILUTION TO OUR EXISTING STOCKHOLDERS.

The issuance of shares upon conversion of the callable secured convertible notes and exercise of warrants may result in substantial dilution to the interests of other stockholders since the selling stockholders may ultimately convert and sell the full amount issuable on conversion. Although the selling stockholders may not convert their Callable Secured Convertible Notes and/or exercise their warrants if such conversion or exercise would cause them to own more than 4.99% of our outstanding common stock, this restriction does not prevent the selling stockholders from converting and/or exercising some of their holdings, selling those shares and then converting the rest of their holdings. In this way, the selling stockholders could convert and sell their holdings while never owning more than 4.99% of our common stock at any one time. There is no upper limit on the number of shares that may be issued which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering

IF WE ARE REQUIRED FOR ANY REASON TO REPAY OUR OUTSTANDING CALLABLE SECURED CONVERTIBLE NOTES, WE WOULD BE REQUIRED TO DEPLETE OUR WORKING CAPITAL, IF AVAILABLE, OR RAISE ADDITIONAL FUNDS. OUR FAILURE TO REPAY THE CALLABLE SECURED CONVERTIBLE NOTES, IF REQUIRED, COULD RESULT IN LEGAL ACTION AGAINST US, WHICH COULD REQUIRE THE SALE OF SUBSTANTIAL ASSETS.

On December 28, 2005, we entered into a financing arrangement involving the sale of an aggregate of $1,000,000 principal amount of callable secured convertible notes and stock purchase warrants to buy 1,000,000 shares of our common stock and on March 14, 2006, we entered into a financing arrangement involving the sale of an additional $300,000 principal amount of callable secured convertible notes and stock purchase warrants to buy 7,000,000 shares of our common stock. The callable secured convertible notes are due and payable, with 8% interest, unless sooner converted into shares of our common stock. Although we currently have $800,000 callable secured convertible notes outstanding, the investor is obligated to purchase additional callable secured convertible notes in the aggregate amount of $500,000. In addition, any event of default such as our failure to repay the principal or interest when due, our failure to issue shares of common stock upon conversion by the holder, our failure to timely file a registration statement or have such registration statement declared effective, breach of any covenant, representation or warranty in the Securities Purchase Agreement or related convertible note, the assignment or appointment of a receiver to control a substantial part of our property or business, the filing of a money judgment, writ or similar process against us in excess of $50,000, the commencement of a bankruptcy, insolvency, reorganization or liquidation proceeding against us and the delisting of our common stock could require the early repayment of the callable secured convertible notes, including a default interest rate of 15% on the outstanding principal balance of the notes if the default is not cured within the specified grace period and as of the end of the last fiscal quarter the amount to repay the callable secured convertible notes would cost an aggregate of approximately $1,004,623. We are currently in default of our obligations due to the fact that we have failed to file an information statement with the Securities and Exchange Commission in a timely manner.  We anticipate that the full amount of the callable secured convertible notes will be converted into shares of our common stock, in accordance with the terms of the callable secured convertible notes. If we are required to repay the callable secured convertible notes, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the notes when required, the note holders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations.

IN ORDER TO OBTAIN ADDITIONAL FINANCING UNDER THE DECEMBER 2005 SECURITIES PURCHASE AGREEMENT, WE WILL NEED TO SATISFY CERTAIN CLOSING CONDITIONS AND IF THEY ARE NOT SATISFIED AND WE DO NOT OBTAIN THE ADDITIONAL FINANCING, WE WILL HAVE TO REDUCE STAFF AND CURTAIL OUR OPERATIONS.

Pursuant to the terms of our December 2005 Securities Purchase Agreement we were to obtain an aggregate of $1,000,000 of financing. Accordingly, we sold to the investors $500,000 in callable secured convertible notes on December 28, 2005 and the investor is obligated to purchase additional callable secured convertible notes in the aggregate amount of $500,000 following this registration statement being declared effective. In order to obtain the additional $500,000 of financing, the conditions to closing previously satisfied by us will continue to be satisfied. In the event that the conditions are not satisfied, we will need to obtain additional financing from another source. There is no assurance that we will be successful in obtaining additional financing and if additional financing is not available or is not available on acceptable terms, we will have to reduce staff and curtail our operations.

WE ARE REQUIRED TO PAY LIQUIDATED DAMAGES PURSUANT TO OUR DECEMBER 2005 SECURITIES PURCHASE AGREEMENT AS A RESULT OF OUR FAILURE TO FILE A PROXY OR INFORMATION STATEMENT IN THE TIMELINE PRESCRIBED BY THE SECURITIES PURCHASE AGREEMENT, AND THE PAYMENT OF LIQUIDATED DAMAGES WILL RESULT IN DEPLETING OUR WORKING CAPITAL AND WE MAY BE REQUIRED TO SEEK ADDITIONAL FUNDING TO SATISFY SUCH PAYMENT.

Pursuant to the terms of our Securities Purchase Agreement, if we did not file a proxy or information statement no later than January 31, 2006 and use our best efforts to obtain, on or before April 30, 2006, approval of our stockholders to increase our authorized capital, we are obligated to pay liquidated damages in the amount of 3.0% per month of the face amount of the issued and outstanding secured convertible notes, until a proxy or information statement is filed.  We did not file a definitive statement until June 8, 2006.   If we are required to pay liquidated damages for the issued and outstanding secured convertible notes, we will be required to pay approximately $75,400 (3.0% per month of the $500,000 of secured convertible notes outstanding for four months and eight days at 3.0% per month of the $300,000 of the secured convertible notes outstanding for two months and eight days). As of the date hereof, the investors have not demanded payment of the liquidated damages. The payment of liquidated damages will result in depleting our working capital and we may be required to seek additional funding to satisfy such payment

RISKS RELATING TO OUR COMMON STOCK:

WE HAVE HAD TO FILE FOR EXTENSIONS FOR OUR RECENT ANNUAL AND QUARTERLY FILINGS AND IF WE FAIL TO REMAIN CURRENT ON OUR REPORTING REQUIREMENTS, WE COULD BE REMOVED FROM THE OTC BULLETIN BOARD WHICH WOULD LIMIT THE ABILITY OF BROKER-DEALERS TO SELL OUR SECURITIES AND THE ABILITY OF STOCKHOLDERS TO SELL THEIR SECURITIES IN THE SECONDARY MARKET.

Companies trading on the OTC Bulletin Board, such as us, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

OUR COMMON STOCK IS SUBJECT TO THE "PENNY STOCK" RULES OF THE SEC AND THE TRADING MARKET IN OUR SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person's account for transactions in penny stocks; and
•	the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and
•
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and
•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, about the commissions payable to both the broker-dealer and the registered representative, and current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering. However, we will receive the sale price of any common stock we sell to the selling stockholder upon exercise of the warrants. We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes. However, the selling stockholders will be entitled to exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event that the selling stockholder exercises the warrants on a cashless basis, then we will not receive any proceeds. In addition, we have received gross proceeds of $800,000 from the sale of the callable secured convertible notes and the investors are obligated to provide us with an additional $500,000 within five days of this prospectus being declared effective. The proceeds received from the sale of the callable secured convertible notes will be and are being used for the repayment of an outstanding loan of $56,000, payment of legal and accounting fees of approximately $75,000, payment of $100,000 in taxes and the remaining funded amounts have been used for various expenses and to provide for our working capital needs. The funds to be provided will be used for business development purposes and to expand our operations and fund acquisitions.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our Common Stock is traded on the OTC Bulletin Board, referred to herein as the OTCBB, under the symbol “JUNI.ob”. The following table sets forth the high and low bid prices of our Common Stock, as reported by the OTCBB for each of the last ten fiscal quarters. The quotations set forth below reflect inter-dealer prices, without retail mark-up, markdown or commission and may not represent actual transactions.

	High	Low*
	2007
1st Quarter	$0.040	$0.021

	2006
1st Quarter	$0.034	$0.016
2nd Quarter	0.120	0.015
3rd Quarter	0.070	0.015
4th Quarter	0.050	0.023

	2005
1st Quarter	$0.350	$0.130
2nd Quarter	0.200	0.075
3rd Quarter	0.150	0.065
4th Quarter	0.095	0.020

* As of April 23 , 2007, there were approximately 360 holders of record of our common stock, excluding shares held in street name.

DIVIDENDS

Preferred stockholders are entitled to receive a dividend out of assets legally available for payment at a rate of 12% per annum of the preferred stock liquidation preference of $2.00 (or $0.24 per annum) per share, payable quarterly on March 1, June 1, September 1 and December 1, in cash or in shares of common stock having an equivalent fair market value. Unpaid dividends on our preferred stock accumulate. In January of each year of 2004, 2005 and 2006, our board of directors authorized the issuance of shares of our common stock or cash, which shall be at the discretion of our Chief Executive Officer in order to pay the accrued preferred stock dividend. Accrued and unpaid dividends at December 31, 2006 were $28,897. No dividends shall be declared or paid on our common stock (other than a dividend payable solely in shares of common stock) and no common stock shall be purchased, redeemed or acquired by us unless full cumulative dividends on the preferred stock have been paid or declared, or cash or shares of common stock have been set aside, which is sufficient to pay all dividends accrued on the preferred stock for all past and then current dividend periods.  At December 31, 2006, 963,233 shares of common stock would be issuable to satisfy the accrued and unpaid dividends.

We have not declared cash dividends on our common stock and do not intend to do so in the foreseeable future. If we generate earnings, management’s policy is to retain such earnings for further business development. It plans to maintain this policy as long as necessary to provide funds for our operations. Any future dividend payments will depend upon the full payment of Preferred Stock dividends, our earnings, financial requirements and other relevant factors, including approval of such dividends by the Board of Directors.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table shows information with respect to each equity compensation plan under which our common stock is authorized for issuance as of the fiscal year ended December 31, 2006.

EQUITY COMPENSATION PLAN INFORMATION

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) )
	(a)	(b)	(c)
Equity compensation plans approved by security holders	-0-	-0-	-0-
Equity compensation plans not approved by security holders	2,708,875	$0.17	137,348

Total	2,708,875	$0.17	137,348

In additional to the issuance of options on the basis of individual compensation arrangements; some of the foregoing options were issued pursuant to the following option plans, none of which have been approved by our stockholders:

•	Under the 2004 Consultant Stock Plan an aggregate of 1,939,984 options have been issued;
•	Under the 2003 Equity Incentive Plan an aggregate of 1,450,168 options have been issued; and

•	Under the 2002 Plan an aggregate of 472,500 options were issued.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion and analysis of financial condition and results of operations should be read in conjunction with the Company’s consolidated financial statements and the accompanying notes thereto included herein, and the consolidated financial statements included in this Form SB-2 which include forward-looking statements.

Forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause the actual results, performance (financial or operating) or achievements expressed or implied by such forward-looking statements not to occur or be realized. The words “expect,” “estimate,” “anticipate,” “predict,” “believe” and similar expressions and variations thereof are intended to identify forward looking statements. These statements appear in a number of places in this report and include statements regarding the intent, belief or current expectations of the Company, it directors or its officers with respect to, among other things, trends affecting the Company’s financial condition or results of operations. The readers of this report are cautioned that any such forward looking statements are not guarantees of future performance and involve risks and uncertainties that could cause actual results to differ materially. Such factors as:

-   continued historical lack of profitable operations;
-   working capital deficit;
-   the ongoing need to raise additional capital to fund operations and growth on a timely basis;
-  the success of the expansion into the broadband installation and wireless infrastructure services and the ability to provide adequate working capital required for this expansion, and dependence thereon;
-   most of the Company’s revenue is derived from a selected number of customers ;
-   the ability to develop long-lasting relationships with our customers and attract new customers;
-   the competitive environment within the industries in which the Company operates;

-  the ability to attract and retain qualified personnel, particularly the Company’s CEO ;
-  the effect on our financial condition of delays in payments received from third parties;
-  the ability to manage a new business with limited management;
- rapid technological changes; and
-  other factors set forth in our other filings with the Securities and Exchange Commission.

KEY FACTORS AFFECTING OR POTENTIALLY AFFECTING RESULTS OF OPERATIONS AND FINANCIAL CONDITIONS

Statement of Financial Accounting Standards No. 133, ”Accounting for Derivative Instruments and Hedging Activities” (SFAS) No. 13 requires that due to the indeterminate number of shares which might be issued under the embedded convertible host debt conversion feature of these Callable Secured Convertible Notes, the Company is required to record a liability relating to both the detachable warrants and embedded convertible feature of the notes payable (included in the liabilities as a “derivative liability”) and to all other warrants and options issued and outstanding as of December 28, 2005, except those issued to employees. The result of adjusting these derivative liabilities to market generated an unrealized loss for the year ended December 31, 2006 and December 31, 2005 of approximately $72,500 and $920,000, respectively.

On December 30, 2005, Juniper Services entered into a binding Letter of Intent with New Wave providing for the purchase by Juniper Services of all outstanding shares of New Wave. New Wave’s business is the deployment, construction and maintenance of wireless communications towers and related equipment. We, through Juniper Services, agreed to pay New Wave $817,000 as follows: $225,000 in cash and $592,000 paid by the issuance of 19,734 shares of Series B Voting Preferred Stock. On March 16, 2006, Juniper Services consummated the acquisition of New Wave by entering into a Stock Exchange Agreement and Plan of Reorganization with New Wave. This is a direct complement to the Company’s existing broadband installation and wireless infrastructure business.

We reserve against receivables from customers whenever it is determined that there may be operational, corporate or market issues that could eventually offset the stability or financial status of these customers or payments to us. There is no assurance that we will be successful in obtaining additional financing for these efforts, nor can it be assured that our services will continue to be provided successfully, or that customer demand for our services will continue to be strong despite anticipated customer workloads through 2006.

Restatement:

During the year ended December, 2006, it was determined that the correct application of accounting principles had not been applied in 2005 and 2004 for equity instruments issued to consultants for services. During 2005 and 2004 certain options issued to consultants as consideration for goods or services were not charged to stock-based compensation expense. The Company used the Black-Scholes option-pricing model to determine the fair value of grants made for the years ended December 31, 2005 and 2004. The financial statements have been restated to reflect a charge to stock-based compensation expense of $3,150 for the year ended December 31, 2005.

The restatement for the fair value of the options has no effect on the Company’s actual or reported cash flow. The restatement does, however, affect the Company’s stated net income and loss per share for the years ended December 31, 2005. The impact of this correction through December 31, 2005 is to increase additional paid in capital by $506,439 and to increase accumulated deficit by $506,439. The stock-based compensation expense is not deductible for tax purposes. As a result, this adjustment has no effect on the Company’s net operating loss carryforward or deferred tax asset.

Subsequently, as discussed elsewhere in this document, the Company received $1,545,000 from the sale of 7% Convertible Debentures and $500,000 from the sale of 8% Callable Secured Convertible Promissory Notes during the two years ended December 31, 2005. In connection with these notes, the Company issued common stock purchase warrants. The Company had determined a debt discount and additional paid-in capital of $376,280 should have been recorded for the portion of the proceeds allocated to the fair value of the warrants. This discount was to be amortized over the two and five-year terms of the notes and charged to interest expense. The financial statements were restated to reflect this debt discount, the related amortization expense and additional paid-in capital. The additional amortization increased the net loss by $41,970 for the year ended December 31, 2005.

However, as also discussed in Note 6 to the accompanying financial statements, the Company further determined that due to the indeterminate number of shares which might be issued under the embedded convertible host debt conversion feature of the 8% Callable Secured Convertible Notes, the Company is required to record a liability relating to both the detachable warrants and embedded convertible feature of the callable secured convertible notes payable (included in the liabilities as a “derivative liability”) and show the changes in the value of these embedded derivative liabilities as a component of its consolidated net income (loss). As a result, a subsequent restatement of the Company’s financial statements was required to reflect this change.

The restatements for the interim periods ended March 31, 2006, June 30, 2006 and September 30, 2006 and the year ended December 31, 2005 and the interim periods therein are summarized as follows:

Juniper Group, Inc.

Financial Statement Restatements

Balance Sheets

	March 31, 2006		June 30, 2006		September 30, 2006
	Previously reported	As restated	Previously reported	As restated	Previously reported	As restated
Total assets	$1,983,768	$1,983,768	$2,064,688	$2,064,688	$2,349,741	$2,053,891
Notes payable - long term (net of discount)	527,006	147,369	534,343	247,950	532,505	313,328
Derivative liabilities		1,740,779		6,271,114		1,711,803
Total liabilities	2,490,646	3,851,788	2,756,465	8,723,749	3,043,143	4,667,687
Additional paid-in capital	21,733,351	22,174,592	21,733,351	22,174,592	22,747,990	22,174,592
Accumulated deficit	(25,465,833)	(27,268,216)	(25,650,732)	(32,059,257)	(26,666,996)	(28,013,992)
Total shareholders' equity	(506,878)	(1,868,020)	(691,777)	(6,659,061)	(693,402)	(2,613,796)
Total liabilities and shareholders' equity	$1,983,768	$1,983,768	$2,064,688	$2,064,688	$2,349,741	$2,053,891

Statements of Operations

	Three Months Ended March 31, 2006		Three Months Ended June 30, 2006		Three Months Ended September 30, 2006
	Previously reported	As restated	Previously reported	As restated	Previously reported	As restated
Interest Expense	$57,891	$57,891	$61,674	$61,674	$81,654	$81,654
Amortization of Debt Discount.		45,753		75,806	2,432	69,647
Stock-based compensation expense
Unrealized gains (losses) on derivative liabilities		(21,001)		4,530,337		(4,559,312)
Net income (loss)	$(380,138)	$(406,412)	$(183,378)	$(4,788,062)	$(149,461)	$4,045,264
Income (loss) per share, basic and diluted	$(0.027)	$(0.028)	$(0.013)	$(0.329)	$(0.010)	$(0.278)

	Six Months Ended June 30, 2006		Nine Months Ended September 30, 2006

	Previously reported	As restated	Previously reported	As restated
Interest Expense	$119,565	$119,565	$201,219	$201,219
Amortization of Debt Discount.		121,559	11,754	191,206
Stock-based compensation expense
Unrealized gains (losses) on derivative liabilities		4,509,336		(49,977)
Net loss	$(563,516)	$(5,194,474)	$(712,977)	$(1,149,210)
Loss per share, basic and diluted	$(0.039)	$(0.357)	$(0.051)	$(0.080)

Juniper Group, Inc.
Financial Statement Restatements

Balance Sheets

	March 31, 2005		June 30, 2005		September 30, 2005		December 31, 2005
	Previously reported	As restated	Previously reported	As restated	Previously reported	As restated	Previously reported	As restated
Total assets	$3,573,243	$3,573,243	$2,992,454	$2,992,454	$2,935,866	$2,935,866	$1,123,991	$1,123,991
Notes payable - long term (net of discount)	1,439,682	1,186,253	1,545,000	1,296,154	475,000	444,797	300,000	24,610
Derivative liabilities								1,461,779
Total liabilities	3,061,727	2,779,339	3,244,536	2,968,252	1,895,536	1,839,417	2,024,223	3,210,612
Additional paid-in capital	21,066,523	21,906,487	21,148,124	21,986,655	23,597,891	24,460,277	21,571,050	22,162,291
Accumulated deficit	(20,608,602)	(21,147,931)	(21,456,156)	(21,998,635)	(22,637,347)	(23,422,324)	(25,082,999)	(26,861,804)
Total shareholders' equity	511,516	793,904	252,082	24,202	1,011,565	1,096,449	(900,232)	(2,086,621)
Total liabilities and shareholders' equity	$3,573,243	$3,573,243	$2,992,454	$2,992,454	$2,935,866	$2,935,866	$1,123,991	$1,123,991

 Statements of Operations

	Three Months Ended March 31, 2005		Three Months Ended June 30, 2005		Three Months Ended September 30, 2005

	Previously reported	As restated	Previously reported	As restated	Previously reported	As restated
Interest Expense	$37,325	37,325	$39,787	$39,787	$45,022	$45,022
Amortization of Debt Discount.		18,218		20,333	-	242,498
Stock-based compensation expense	-	-	-	(3,150)	-	-
Unrealized gains (losses) on derivative liabilities
Net loss	$(407,396)	$(425,614)	$(847,554)	$871,037	$(1,181,190)	$(1,423,688)
Loss per share, basic and diluted	$(0.0420)	$(0.0440)	$(0.0820)	$(0.0842)	$(0.0700)	$(0.0867)

	Six Months Ended June 30, 2005		Nine Months Ended September 30, 2005		Year Ended December 31, 2005

	Previously reported	As restated	Previously reported	As restated	Previously reported	As restated
Interest Expense	$77,112	$77,112	$122,134	$122,134	$139,178	$139,178
Amortization of Debt Discount.	-	38,551	-	281,049	-	263,261
Stock-based compensation expense	-	(3,150)	-	(3,150)	-	(3,150)
Unrealized gains (losses) on derivative liabilities						(920,301)
Net loss	$(1,254,950)	$(1,296,651)	$(2,436,140)	$(2,720,339)	$(4,881,793)	$(6,069,680)
Loss per share, basic and diluted	$(0.126)	$(0.130)	$(0.200)	$(0.224)	$(0.260)	$(0.326)

OVERVIEW

Juniper Group, Inc. is a holding company and its business has been composed of two segments (1) broadband installation and wireless infrastructure services and (2) film distribution services. Currently film distribution services consist of a financially insignificant portion of our operations.  The Company operates from its Boca Raton, FL office and conducts its business indirectly through its wholly-owned subsidiaries.

The Company’s current operating focus is though the broadband installation and wireless infrastructure services in supporting the growth of its operations by increasing revenue and managing costs. These services are conducted through Juniper Services, Inc. (“Services”), which is a wholly owned subsidiary, of Juniper Entertainment, Inc (“JEI“), which is a wholly owned subsidiary of the Company.

Film Distribution Services: The film distribution services is conducted through Juniper Pictures, Inc ( “Pictures “), a wholly owned subsidiary of Juniper Entertainment, Inc. ( “ JEI “ ), a  wholly owned subsidiary of the Company

RESULTS OF OPERATIONS

Results of operations for year ended December 31, 2006 vs. December 31, 2005

Executive Overview of Financial Results

The Company is currently utilizing its resources to build the broadband installation and wireless infrastructure services, and has not devoted resources toward the promotion and solicitation of its film licenses. In 2005, the business of supporting Broadband customer services was winding down and eventually ceased, It is not contextual to directly compare the results of those operations to the broadband installation and wireless infrastructure services business conducted in 2006.

NET INCOME (LOSS)

Net loss available to common stockholders was approximately $(1,742,000), or $(0.12) per diluted net loss per share on revenue of approximately $4,681,000 for the year ended December 31, 2006 compared with net loss of approximately $(6,070,000), or $(0.33) per diluted net loss per share on revenue of approximately $581,000 for the year ended December 31, 2005. This represents a 706% increase in revenue and a 71% decrease in net losses.

REVENUES

The broadband installation and wireless infrastructure services and the film distribution services recognized revenue of approximately $4,681,000 for the period ended December 31, 2006 compared to approximately $580,500 for the period ended December 31, 2005, an increase of approximately $4,100,500. The increase in revenue was predominantly attributable to the acquisition of New Wave.  The film distribution services realized $6,600 for the period ended December 31, 2006.

The factors contributing to the increase in revenue for the year ended December 31, 2006 was largely attributed to the acquisition of New Wave Communications, Inc. in  2006.

OPERATING COSTS

The broadband installation and wireless infrastructure and film distribution services incurred operating costs of approximately $3,416,000 (73% of revenue) for the period ended December 31, 2006, compared to approximately $515,000 (89% of revenue) for the period ended December 30, 2005, a decrease as a percentage of revenue of 16% Other operating costs were attributable to the acquisition of New Wave. No operating costs were attributable to film distribution services for period ended December 31, 2006, compared to approximately $28,000 (5% of revenue) for the period ended December 31, 2005.

GROSS PROFIT

The Company’s gross profit margin for the period ended December 31, 2006 was approximately $1,265,000 representing 27% of revenue, compared to approximately $66,000 gross profit margin for the period ended December 31,2005 representing 11.2% of revenue.

HOLDING COMPANY (JUNIPER GROUP)

Operating Expense

The Holding Company does not have any income producing operating assets. As such, the operating loss was equal to operating expense. Operating expense consists primarily of employee compensation, legal, accounting and consulting fees and ordinary and customary office expenses. Operating expenses for the year ended December 31, 2006 were $1,375,000 compared to $1,897,000 for the year ended December 31, 2005, a decrease of $552, 000 or 28%. The decrease was due mainly to the reduction of general and administrative expenses incurred in 2005 with the wind down of the Company’s services to wireless and cable companies in residential and business subscribers.

Interest Expense

Interest expense and related charges such as amortization of debt discount and loss on adjustment of derivative and warrant liabilities to fair value aggregated $454,000 for the year ended December 31, 2006, compared to $1,323,000 for year ended December 31, 2005, an decrease of $869,000 or 67%, due primarily to the change in the value of the Company’s common shares which affect the value of the derivative and warrant liabilities.

Revaluation of Film Licenses

The Company reevaluated the value of its film library in 2006 and 2005, based primarily on management’s estimate of the discounted net present value of the future revenue stream of its film titles by $296,000 in 2006 and $1,897,000 in 2005.

LIQUIDITY AND CAPITAL RESOURCES

At December 31, 2006, we had a working capital deficit of approximately ($1,632,000), compared to a working capital deficit of approximately ($1,139,000) at December 31, 2005. The ratio of current assets to current liabilities was 0.39:1 at December 31, 2006, and 0.31:1 at December 31, 2005. Cash flow used for operations during 2006 was $162,000,

The Company did not have sufficient cash to pay for the cost of its operations or to pay its current debt obligations. The Company raised $200,000, through the sale of 7% Convertible Debentures, $500,000 through the sale of 8% Callable Secured Convertible Debentures and $325,000 through Security Purchase Agreement for working capital, capital purchases and for the payment of debt to date. Our operations during 2006 were funded by the sale of convertible debentures totaling $300,000. Among the obligations that the Company has not had sufficient cash are to pay its payroll, payroll taxes and the funding of its subsidiary operations. Certain employees and consultants have agreed, from time to time, to receive the Company’s common stock in lieu of cash. In these instances, the Company has determined the number of shares to be issued to employees and consultants based upon the unpaid compensation and the current market price of the stock. Additionally, the Company registers these shares so that the shares can immediately be sold in the open market.

With regard to the balance of the past due payroll taxes, a plan of payment has been negotiated with New York State and is currently being negotiated with the Internal Revenue Service. The Company has entered into agreements for substantially all the outstanding balances, whereas the Company shall pay approximately $11,125 per month.

The fact that the Company continued to sustain losses in 2006, had negative working capital at December 31, 2006 and still requires additional sources of outside case to sustain operations, continued to crease uncertainty about the Company’s ability to continue as a going concern.

We believe that we will not have sufficient liquidity to meet our operating cash requirements for the current level of operations during the remainder of 2007. We have received the first of two planned rounds of financing and the investor is obligated to purchase additional callable secured notes in the aggregate amount of $500,000. In addition, any event of default such as our failure to repay the principal or interest when due, our failure to issue shares of common stock upon conversion by the holder, our failure to timely file a registration statement or have such registration statement declared effective, or breach of any covenant, representation or warranty in the Securities Purchase Agreement would have an impact on our ability to meet our operating requirements. We anticipate that the full amount of the callable secured convertible notes will be converted into shares of our common stock, in accordance with the terms of the callable secured convertible notes. If we are required to repay the callable secured convertible notes, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the notes when required, the note holders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations. Our ability to continue as a going concern is dependent upon receiving additional funds either through the issuance of debt or the sale of additional common stock and the success of management's plan to expand operations. Although we may obtain external financing through the sale of our securities, there can be no assurance that such financing will be available, or if available, that any such financing would be on terms acceptable to us. If we are unable to fund our cash flow needs, we may have to reduce or stop planned expansion or scale back operations and reduce our staff.

We currently have a bank line of credit promissory note due March 21, 2008 of $200,000 of which the Company has used $160,000 at an interest rate of 7.75%.

SEASONALITY

The provision of services for broadband installation and wireless infrastructure deployment is affected by adverse weather conditions and the spending patterns of our customers, exposing us to variable quarterly results. Inclement weather may lower the demand for our services in the winter months, as well as other times of the year. Furthermore, the weather can delay the completion of projects already started in addition to delaying the commission of new projects. Therefore, we cannot predict that the financial results for any particular quarter will be the same for any other quarter.

Natural catastrophes such as the recent hurricanes in the United States could also have a negative impact on the economy overall and on our ability to perform outdoor services in affected regions or utilize equipment and crew stationed in those regions, which in turn could significantly impact the results of any one or more reporting periods. However, these natural catastrophes historically have generated additional revenue subsequent to the event.

INFLATION

We believe that inflation has generally not had a material impact on our operations.

BACKLOG

None

FINANCING

The Company entered into a Securities Purchase Agreement with New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC on December 28, 2005 for the sale of (i) $1,000,000 in Callable Secured Convertible Notes and (ii) warrants to buy 1,000,000 shares of our common stock and on March 14, 2006 for the sale of (i) $300,000 in callable secured convertible notes and (ii) stock purchase warrants to buy 7,000,000 shares of our common stock.  The Company, to date, has sold $800,000 in callable convertible notes and an additional $500,000 in callable secured notes is expected to be sold following the Registration Statement being declared effective. In order to obtain the additional $500,000 we will need to ensure the satisfaction of the following conditions:

•	we shall have delivered to the investors the additional debentures and warrants,
•
the representations and warranties made by us in the Securities Purchase Agreement shall be true and correct in all material respects and we shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Securities Purchase Agreement,

•
no litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of the transactions contemplated by the Securities Purchase Agreement,

•	no event shall have occurred which could reasonably be expected to have a material adverse effect on us,
•	the trading of our common stock on the OTCBB shall not have been suspended,
•	the investors shall have received an opinion of our counsel, and
•	the investors shall have received an officer’s certificate from us.

The Callable Secured Convertible Notes bear interest at 8%, mature on January 15, 2009 with respect to the initial $500,000 and on March 14, 2009 with respect to $300,000, and are convertible into our common stock, at the investors' option, at the lower of (i) $0.05 or (ii) 50% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. The full principal amount of the Callable Secured Convertible Notes is due upon default under their terms. The initial 1,000,000 warrants are exercisable until five years from the date of issuance at a purchase price of $0.13 per share and the subsequent 7,000,000 warrants are exercisable until five years from the date of issuance at a purchase price of $0.10 per share. In addition, the conversion price of the Callable Secured Convertible Notes and the exercise price of the warrants will be adjusted in the event that we issue common stock at a price below the fixed conversion price, below market price, with the exception of any securities issued in connection with the Securities Purchase Agreement. The conversion price of the Callable Secured

Convertible Notes and the exercise price of the warrants may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholder's position. The selling stockholders have contractually agreed to restrict their ability to convert or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock. In addition, we have granted the investors a security interest in substantially all of our assets and registration rights.

The proceeds received from the sale of the callable secured convertible notes have been, and will continue to be, used to pay for Juniper Services, Inc. business development purposes, working capital needs, payment of certain past due taxes, payment of consulting, legal fees and repayment of certain debts.

We will still need additional investments in order to continue operations to cash flow break even. Additional investments, including $500,000 to be received under the Securities Purchase Agreement should our registration statement that we filed be declared effective, are being sought, but we cannot guarantee that we will be able to obtain such investments. Financing transactions may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. However, the trading price of our common stock and the downturn in the U.S. stock and debt markets could make it more difficult to obtain financing through the issuance of equity or debt securities. Even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses, fail to collect significant amounts owed to us, or experience unexpected cash requirements that would force us to seek alternative financing. Further, if we issue additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our common stock. If additional financing is not available or is not available on acceptable terms, we will have to reduce staff and curtail our operations.

 CRITICAL ACCOUNTING POLICIES AND USE OF ESTIMATES

Our financial statements are prepared in accordance with accounting principles generally accepted in the United States of America. The following policies, we believe, are our most critical accounting policies, are important to our financial position and results of operations, and require significant judgment and estimates on the part of management. Those policies, that in the belief of management are critical and require the use of judgment in their application, are disclosed on Form 10KSB for the year ended December 31, 2006. Since December  31, 2006, there have been no material changes to our critical accounting policies.

We have identified the following policies as critical to our business and the understanding of its results of operations The impact of these policies is discussed throughout Management’s Discussion and Analysis of Financial Condition and Results of Operations where these policies affect reported and anticipated financial results. Preparation of this report requires our use of estimates and assumptions that affect the reported amounts of assets, liabilities, disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported revenue and expense amounts for the periods being reported. On an ongoing basis, we evaluate these estimates, including those related to the valuation of accounts receivable, and the potential impairment of long lived assets. We base the estimates on historical experience and on various other assumptions that are believed to be reasonable, the results of which forms the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates.

USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Management believes the following critical accounting policies affect its more significant judgments and estimates used in the preparation of its consolidated financial statements.

REVENUE RECOGNITION

We follow the guidance in the Securities and Exchange Commission’s Staff Accounting Bulletin no. 101, “revenue recognition” (“SAB 101”). We have revenue recognition policies for its various operating segments, which are appropriate to the circumstances of each business. Revenue is recognized when all of the following conditions exist: persuasive evidence of an arrangement exists; services have been rendered or delivery occurred; the price is fixed or determinable; and collectibility is reasonably assured. The cost of operations for the broadband installation and wireless infrastructure segment is reflected in the statement of operations using the completed contract method. Accordingly, any contracts that have estimated costs that are greater than the contacted revenue will accrue a loss for us under these contracts.

Revenue from licensing agreements is recognized when the license period begins and the licensee and the Company become contractually obligated under a noncancellable agreement. All revenue recognition for license agreements is in compliance with the AICPA’s Statement of Position 00-2, Accounting by Producers or Distributors of Films.

For our broadband installation and wireless infrastructure segment, we record reductions to revenues for estimated future chargebacks. These estimates are based upon historical return experience and projections of customer acceptance of our services. If we underestimate the level of chargebacks in a particular period, we may record less revenue in later periods when returns exceed the predicted amount. Conversely, if we overestimate the level of returns for a period, we may have additional revenue in later periods when returns are less than predicted.

ACCOUNTS RECEIVABLE

Valuation of Accounts Receivable Collectibility of accounts receivable is evaluated for each subsidiary based on the subsidiary’s industry and current economic conditions. Other factors include analysis of historical bad debts, projected losses, and current past due accounts.

GOODWILL AND OTHER INTANGIBLE ASSETS:

We have adopted Statement of Financial Accounting Standards (SFAS) No. 142, “Goodwill and Other Intangible Assets”. In making this assessment, management relies on a number of factors including operating results, business plans, economic projections, anticipated future cash flows, and transactions and market place data. There are inherent uncertainties related to these factors and management’s judgment in applying them to the analysis of goodwill impairment. Since management’s judgment is involved in performing goodwill and other intangible assets valuation analyses, there is a risk that the carrying value of the goodwill and other intangible assets may be overstated or understated.

We have elected to perform the annual impairment test of recorded goodwill and intangible assets as required by SFAS 142.  We recognized impairment based upon the piracy of the film library in 2005 and the future revenue anticipated from the sale of its films.

IMPAIRMENT OF LONG-LIVED ASSETS:

We evaluate the recoverability of our long lived assets in accordance with Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long Lived Assets,” which generally requires us to assess these assets for recoverability whenever events or changes in circumstance indicate that the carrying amounts of such assets may not be recoverable. We consider historical performance and future estimated results in our evaluation of potential impairment and then compare the carrying amount of the asset to the estimated nondiscounted future cash flows expected to result from the use of the asset. If such assets are considered to be impaired, the impairment recognized is measured by comparing projected individual segment discounted cash flows to the asset segment carrying values. The estimation of fair value is measured by discounting expected future cash flows at the discount rate we utilize to evaluate potential investments. Actual results may differ from these estimates and as a result the estimation of fair value may be adjusted in the future.

FILM LICENSES

Film costs are stated at the lower of estimated net realizable value determined on an individual film basis, or cost, net of amortization. Film costs represent the acquisition of film rights for cash and guaranteed minimum payments.

If the net resalable value of our film licenses is significantly less than management’s estimate, it could have a material affect on our financial condition.

We expense the cost of film rights over the film life cycle based upon the ratio of the current period’s gross revenues to the estimated remaining total gross revenues. These estimates are calculated on an individual production basis for film. Estimates of total gross revenues can change significantly due to a variety of factors, including the level of market acceptance of the production and trends in consumer behavior, and potential pirating.

For acquired film libraries, remaining revenues include amounts to be earned for up to twenty years from the date of acquisition. Accordingly, revenue estimates are reviewed periodically and are revised if necessary. A change in revenue projections could have an impact on our results of operations. Costs of film are subject to valuation adjustments pursuant to applicable accounting rules. We have recently revised the value of our film library by approximately 61% of its carry value and may revise the value in the future.  The net realizable value of the licenses and rights are reviewed by management annually. Estimated values are based upon assumptions about future demand and market conditions. If actual demand or market conditions or impairment indicators arise that are less favorable than our projections, film write-downs may be required.

NEW ACCOUNTING PRONOUNCEMENTS

In November 2004, the FASB issued Statement of Financial Accounting Standards ("SFAS") No. 151 "Inventory Costs." This statement amends Accounting Research Bulletin No. 43, Chapter 4, "Inventory Pricing" and removes the "so abnormal" criterion that under certain circumstances could have led to the capitalization of these items. SFAS No. 151 requires that idle facility expense, excess spoilage, double freight and re-handling costs be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." SFAS 151 also requires that allocation of fixed production overhead expenses to the costs of conversion be based on the normal capacity of the production facilities. The provisions of this statement are effective for all  fiscal years beginning after June 15, 2005.

In December 2004, the FASB issued SFAS No. 123(R), "Accounting for Stock-Based Compensation" ("SFAS No. 123(R)"). SFAS No. 123(R) establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. This statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS No. 123(R) requires that the fair value of such equity instruments be recognized as an expense in the historical financial statements as services are performed. Prior to SFAS No. 123(R), only certain pro forma disclosures of fair value were required. The provisions of this statement are effective for small business filers the first interim reporting period that begins after December 15, 2005.

On December 16, 2004, the FASB issued SFAS No. 153, "Exchange of Non-monetary Assets", an amendment of Accounting Principles Board ("APB") Opinion No. 29, which differed from the International Accounting Standards Board's ("IASB") method of accounting for exchanges of similar productive assets. Statement No. 153 replaces the exception from fair value measurement in APB No. 29, with a general exception from fair value measurement for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The statement is to be applied prospectively and is effective for non-monetary asset exchanges occurring in fiscal periods beginning after June 15, 2005.

In December 2004, the FASB issued SFAS No. 123(R), “Accounting for Stock-Based Compensation“ ("SFAS No. 123(R)"). SFAS No. 123(R) establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. This statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS No. 123(R) requires that the fair value of such equity instruments be recognized as an expense in the historical financial statements as services are performed. Prior to SFAS No. 123(R), only certain pro forma disclosures of fair value were required. The provisions of this statement are effective for small business filers the first interim reporting period that begins after December 15, 2005.

In May 2005, the FASB issued Statement SFAS No. 154 “Accounting Changes and Error Corrections” (SFAS 154) which supersedes APB Opinion No. 20, Accounting Changes” and SFAS No. 3, “Reporting Accounting Changes in Interim Financial Statements”. SFAS 154 provides guidance on the accounting for and reporting of accounting changes and error corrections. It establishes, unless impracticable, retrospective application as the required method for reporting a change in accounting principle in the absence of explicit transition requirements specific to the newly adopted accounting principle. The correction of an error in previously issued financial statements is not an accounting change. However, the reporting of an error correction involves adjustments to previously issued financial statements similar to those generally applicable to reporting an accounting change retroactively. Therefore, the reporting of a correction of an error by restating previously issued financial statements is also addressed by this Statement. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company is in the process of determining the impact of SFAS 154 on its consolidated results of operations and financial condition.

On February 16, 2006 the Financial Accounting Standards Board (FASB) issued SFAS 155, "Accounting for Certain Hybrid Instruments," which amends SFAS 133, "Accounting for Derivative Instruments and Hedging Activities," and SFAS 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." SFAS 155 allows financial instruments that have embedded derivatives to be accounted for as a whole (eliminating the need to bifurcate the derivative from its host) if the holder elects to account for the whole instrument on a fair value basis. SFAS 155 also clarifies and amends certain other provisions of SFAS 133 and SFAS 140. This statement is effective for all financial instruments acquired or issued in fiscal years beginning after September 15, 2006. The Company does not expect its adoption of this new standard to have a material impact on its financial position, results of operations or cash flows.

In March 2006, the FASB issued FASB Statement No. 156, Accounting for Servicing of Financial Assets - an amendment to FASB Statement No. 140. Statement 156 requires that an entity recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a service contract under certain situations. The new standard is effective for fiscal years beginning after September 15, 2006. The Company does not expect its adoption of this new standard to have a material impact on its financial position, results of operations or cash flows.

 In September, 2006, FASB issued SFAS 157 ‘Fair Value Measurements’. This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This Statements applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practice. This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The management is currently evaluating the effect of this pronouncement on financial statements.

In September 2006, FASB issued SFAS 158 ‘Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106, and 132(R)’ This Statement improves financial reporting by requiring an employer to recognize the over funded or under funded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded statues in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This Statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. An employer with publicly traded equity securities is required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after December 15, 2006. An employer without publicly traded equity securities is required to recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after June 15, 2007. However, an employer without publicly traded equity securities is required to disclose the following information in the notes to financial statements for a fiscal year ending after December 15, 2006, but before June 16, 2007, unless it has applied the recognition provisions of this Statement in preparing those financial statements :

a.	A brief description of the provisions of this Statement
b.	The date that adoption is required
c.	The date the employer plans to adopt the recognition provisions of this Statement, if earlier.

The requirement to measure plan assets and benefit obligations as of the date of the employer’s fiscal year-end statement of financial position is effective for fiscal years ending after December 15, 2008. The management is currently evaluating the effect of this pronouncement on financial statements.

BUSINESS

GENERAL

We were incorporated in the State of Nevada in 1997 and conducted our business through indirect wholly-owned subsidiaries Our business is composed of two segments: 1) broadband installation and wireless infrastructure services and 2) film distribution services. Both of these services are operated through two indirect wholly owned subsidiaries, which are subsidiaries of Juniper Entertainment, Inc. our wholly owned subsidiary.

1. Broadband Installation and Wireless Infrastructure Services: Our broadband installation and wireless infrastructure operations are conducted through one wholly owned subsidiary of Juniper Entertainment, Inc. Our broadband installation and wireless infrastructure operations consist of wireless and cable broadband installation services on a regional basis by providing broadband connectivity services for wireless and cable service providers and over 99% of our revenues are derived from these operations.

2. Film Distribution Services: Our film distribution operations are conducted through one wholly owned subsidiary of Juniper Entertainment, Inc. Our film distribution operations consist of acquiring motion picture rights from independent producers and distributing these rights to domestic and international territories on behalf of the producers to various medias (i.e. DVD, satellite, pay television and broadcast television) and less than 1% of our revenues are derived from these operations.

BROADBAND INSTALLATION AND WIRELESS INFRASTRUCTURE SERVICES:

Our broadband installation and wireless infrastructure services are conducted through Juniper Services, Inc. (“Services”).  Services operates on a regional basis under a new business model and with new management and new staff. Our focus in 2006 has been on the expansion and investment in its wireless infrastructure services and we have completed an acquisition primarily related to the infrastructure services offering an increased array of services. Our direction is to support the increased demand in the deployment of wireless/tower system services with leading telecommunication companies in providing them with maintenance and upgrading of wireless telecommunications sites; site surveys, co-location facilitation, tower construction and antenna installation to tower system integration, hardware and software installations.

MATERIAL ACQUISITIONS

On March 16, 2006, Juniper Services completed the acquisition of all outstanding shares of New Wave Communication, Inc., making it a wholly owned subsidiary of Juniper Services.

New Wave is a wireless communications contractor in the Mid-West, specializing in tower erection, extension, modifications and maintenance, as well as cellular, wireless broadband and microwave systems installation. We service the wireless providers primarily in Eastern Illinois, all of Indiana, and Western Ohio, but we are capable of sustained work anywhere within the United States. New Wave is providing services to Cingular Wireless/AT&T, Sprint/Nextel, Verizon, T-Mobile, Cricket , Revol, Crown Castle USA, Inc. and Bechtel  Corp. This will bring our broadband focus into a wireless market through voice data and streaming video.

General Description of Broadband and Wireless Telecommunication Industry

As the broadband and wireless telecommunication companies are looking to reposition into an all-in-one service provider, we believe that they will be providing bundle service that includes data, voice and video.

The US broadband market reached an important inflection point in late 2004 and early 2005 when the number of broadband Internet users overtook dial-up users for the first time. ABI Research estimates that there will be over 480 million broadband users in the U.S. by 2012.

Rising broadband penetration is contributing to e-commerce growth, helping transform the Web into a truly multimedia environment and making new Internet services such as VoIP telephony a reality. The implications and opportunities for online advertising and marketing are extensive. The major attractions for broadband customers of broadband access to the Internet is the “always on” and the high-speed performance of broadband access. Recently, the addition of Voice Over IP  “VoIP” and other new services offered by broadband service providers has further increased the market demand for broadband connectivity. These new offerings have also increased the average per-customer and per-install revenues derived from broadband customers. The result creates a driving need for greater bandwidth. In addition, the build out of local municipal WiFi services has created a shortage of high quality broadband integration service contractors in the industry.

Leading broadband service providers of cable and wireless high-speed access to the Internet continue to increase their investments in technology in order to offer upgrades, as well as new services to their existing customers and to the millions of new broadband users. We  believe that the investment required in the implementation of service expansions will continue to motivate service providers to focus on their core competencies and outsource many aspects of their business, including construction, maintenance, and upgrading of wireless telecommunication sites, infrastructure build-out, which is the market for our services.

We believe that this trend for outsourcing in the deployment and support for Broadband customer services will continue to strengthen as the industry matures. As the economic environment continues its improvement of the past year, we believe that our prospects for the expansion of its broadband business are good and an increase in the demand for the deployment and maintenance service of tower/antenna system services are strong for 2006. We believe that infrastructure build-out, technology introduction, new applications and broadband deployment, integration and support will continue to be outsourced to qualified service providers such as our subsidiary, Services.

The Company’s focus is to support the revenues and earnings growth of its operations by increasing the array of services to enhance revenue performance and gross profit margins.

Services’ opportunity to exploit the new wireless infrastructure integration demand for its services and to take advantage of future wireless and cable opportunities are limited by a number of factors:

(i) These include its ability to financially support the agreements entered into and to finance continuing growth and fund technician recruitment, training and payroll, as well as the financing of operating cash flow requirements from expansion of its high quality technician services to the broadband providers in order to meet the demand for its services. This will require additional financing on a timely basis.

(ii) To maximize capital availability for potential new services, we evaluate opportunities for services to its customer based on capital investment requirements, the potential profit margin, and the customer’s payment practices.

(iii) Although we focus on accelerating collections, and thereby reducing outstanding receivables and helping cash flow. The issues that rank high on evaluating new business opportunities are the customer’s accounts receivable payments and the derived gross profit margins. We continue to evaluate new business opportunities with respect to our receivables and payment practices

JUNIPER COMMUNICATIONS, INC.

Our other wholly owned subsidiary, Juniper Communications, Inc. ("JCOM") has discontinued its services provided to Cablevision in 2005 due primarily to difficulties in collecting balances owed by Cablevision.  JCOM has ceased all the services and has terminated all of its management and staff personnel. This business model which supported Cablevision installation by JCOM's internal staff was entirely distinct from that used by Services.  All accounts receivable outstanding as of December 31, 2005 have been fully reserved.

COMPETITION

The markets in which we operate are highly competitive, requiring substantial resources and skilled and experienced personnel. We compete with other companies in most of our geographic markets in which we operate, and several of our competitors are larger companies with greater financial, technical and marketing resources than we do. In addition, there are relatively few barriers to entry into the industries in which we operate and, as a result, any organization that has adequate financial resources and access to technical expertise may become a competitor. We believe that in 2007 a significant amount of revenue will be derived from direct bidding for project work, and price will often be an important factor in the award of such business and agreements.

Accordingly, we could be under bid by our competitors in an effort by them to procure the business. We believe that, as demand for services increases, customers will increasingly consider other factors in choosing a service provider, including:  technical expertise, financial and operational resources, nationwide presence, industry reputation and dependability. Management believes that we will benefit when these factors are considered. There can no assurances, however, that our competitors will not develop the expertise, experience and resources to provide services that are superior in both price and quality to our services, or that we will be able to maintain or enhance its competitive position.

Services for wireless infrastructure deployment have been provided by a mix of in-house service organizations and outsourced support providers. Most wireless service providers use a mix of both as sources to satisfy their customer requirements. Most contracted maintenance upgrading of wireless telecommunication services still remain in the hands of small independent contractors.

We continue to believe that the present state of this fragmented industry will continue to change as smaller companies become acquired by larger companies.

We believe that the opportunity continues for significant growth in this market. However, many of our current and potential competitors may have substantial competitive advantages relating to us including:

(i)	longer operating histories;
(ii)	significantly greater financial resources;
(iii)	more technical and marketing resources;
(iv)	greater brand name recognition; and
(v)	larger existing customer base.

These competitors may be able to respond more quickly to new or emerging technologies and changes in customer requirements and to devote greater resources to develop, promote and sell their services than we can. Despite our good performance versus our competitors to date, there is no assurance that our limited financial resources can allow us to take full advantage of these successes, nor that we will be able to finance major growth or acquisition opportunities.

FILM DISTRIBUTION SERVICES

Our film distribution services have been conducted through Juniper Pictures, Inc. (“Pictures”)

Pictures has historically been engaged in acquiring film rights from independent producers and distributing these rights to domestic and international territories on behalf of the producers to various media (i.e. DVD, satellite, home video, pay-per view, pay television, television, and independent syndicated television stations). For the past several years, we have reduced our efforts in the distribution of film licenses primarily because of the resources required to continue in today's global markets and deal with issues such as electronic media and piracy.  At the end of 2006, we evaluated our film library, taking into account the revenue generated in 2005 and 2006, the resources available to us to continue to pursue opportunities in this area and the resources necessary to maintain our rights against international piracy and copyright infringement.  We took a charge of approximately $296,000 or 62% of the value of our film library.  While we have not ceased operations in this line of business we will engage in the sale or exploitation of film licenses if and when opportunities are available, we will at this time not aggressively devote our resources in this area.  Pictures generated revenue of approximately $6,600 in 2006 and approximately $55,400 in 2005.

COMPETITION

Competition is intense in the motion picture distribution industry. We will reallocate more of our time and effort to the sale of film licenses in 2007, if resources are available. We are in competition with other motion picture distribution companies, including many of which have greater resources than us, both in the acquisition of distribution rights to film properties and the sales of these properties to the various markets (i.e. Internet, pay, cable and television).

MAJOR CUSTOMERS

In 2006, Bechtel Corporation, Crown Castle USA, Inc., Sprint/Nextel, CH2M Hill, and Revol, accounted for 21%, 20%, 15%, 12% and 10% of our total revenue, respectively.

GOVERNMENT REGULATIONS

In connection with the installation of wiring in underground environments, the communications industry may in the future be subject to environmental regulations by various governmental authorities. Such regulations could affect the manner in which we perform services. However, we are not aware of any existing or probable governmental regulations that may have a material effect on the normal operations of our business. There also are no relevant environmental laws that require compliance by us that may have a material effect on the normal operations of the business.

The broadband and wireless infrastructure installation at times requires underground work which requires compliance with local and state environmental laws and failure to comply with these environmental laws could result in significant liabilities.  If the field location maps supplied to us are not accurate, or if objects are present in the soil that are not indicated on the field location maps, our underground work could strike objects in the soil containing pollutants and result in a rupture and discharge of pollutants.  In such a case, we may be liable for fines and damages.  However, our costs to insure compliance with local and state environmental laws are not currently material to our operations.

EMPLOYEES

As of April 23, 2007, we employed 32 full-time employees and one part-time employees and two independent contractors. We have never experienced a work stoppage and we believe that we have satisfactory working relations with our employees.

DESCRIPTION OF PROPERTIES

Our headquarters are located at 20283 State Road, Suite 400, Boca Raton, Florida 33498, and we have satellite offices at 60 Cutter Mill Road, Suite 611, Great Neck, New York 11021 (consisting of 1,650 square feet of offices), 231 Commerce Drive, Franklin, Indiana 46131 (consisting of approximately 7,000 square feet of office and warehouse space) and 5326 Main Street, Spring Hill, Tennessee 37174 (consisting of approximately 600 square feet of office space).

Our lease in Boca Raton is on month to month basis, with current rent of $200 per month, which has expired on May 2006. Services lease in Nashville is for twelve months which expired on August 15, 2006 and with current rent of $600 per month. Services’ sublease’s the New York office from Entertainment Financing Inc.(“EFI), an entity 100% owned by our Chief Executive Officer, currently at approximately $4,800 per month. EFI’s lease and Services’ sublease on this space expire on November 30. 2016. EFI has agreed that for the term of the sublease the rent paid to it will be substantially the same rent that it pays under its master lease to the landlord. New Wave’s lease in Indiana is on a month to month basis, with current rent of $5,266 per month and in Nashville which expired on August 16, 2006 and currently leases space on a month to month basis of $600 per month.

 LEGAL PROCEEDINGS

In the ordinary course of business, we may be involved in legal proceedings from time to time. Although occasional adverse decisions or settlements may occur, management believes that the final disposition of such matters will not have a material adverse effect on its financial position, results of operations or liquidity.

In September 2001, we issued 150,000 shares of our common stock in exchange for a short-term promissory note for $105,000, maturing in October 2001. The subscriber to the shares defaulted upon the maturity of the note. We have pursued collection and have obtained a judgment in New York. Further, we filed the judgment in New Jersey, the state in which the subscriber resides. During December 2004, we agreed to a settlement consisting of four payment totaling $130,000 over the period December 2004 through April 2005. In early 2005, after payments totaling $50,000, the subscriber again defaulted on the settlement. During April 2005, we agreed to a final settlement payment of $70,000 bringing the total proceeds to $120,000. The total legal and collection costs for the matter are approximately $50,000. A partner in one of the law firms representing us is a member of our board of directors.

We are a defendant in a lawsuit entitled Terry Klein v. Juniper Group, Inc., et ano, commenced in the Supreme Court of the State of New York, County of New York on January 12, 2006, which seeks to recover moneys arising out of the execution by us of a Promissory Note in favor of the plaintiff in the principal amount of $233,000 as well as other relief. We have asserted a defense of payment of the Note and are vigorously contesting the plaintiff’s claim. Our defense is that the note has been paid in full.

A separate claim in the complaint is that we failed to comply with certain reporting requirements, the subject of which was under the control of the plaintiff and is seeking indemnification from us in the event that she is held responsible. We have denied such allegations and are vigorously contesting them.

MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

Our executive officers and directors and their respective ages and positions as of March 15, 2007 are as follows:

Name	Age	Positions With the Company
Vlado P. Hreljanovic	59	Chairman of the Board, President, CEO and CFO
Barry S. Huston	60	Director
James A. Calderhead	41	President/Juniper Services, Inc.

DIRECTORS

Vlado P. Hreljanovic has been the President, Chief Executive Officer and Chairman of the Board since 1987. Upon graduation from Fordham University, he joined KPMG (formerly Peat Marwick Mitchell & Co.) as an accountant. Mr. Hreljanovic is and has been the sole shareholder, officer and director of Entertainment Financing, Inc., which has no business other than acting as lessee to one of the wholly owned subsidiaries of the Company with offices in Great Neck, New York.

On October 31, 2000, Barry S. Huston was elected to the Board of Directors to fill one of the vacancies on the Board. Mr. Huston is a practicing attorney and the senior partner of Huston & Schuller, P.C, a New York law firm with offices in Manhattan and East Hills, Long Island. He is a member of the New York Bar and the Federal Courts in New York, the United States Tax Court and the Supreme Court of the United States. Mr. Huston holds a B.A. degree from Queens College of the City University of New York in 1969, and a J.D. from Brooklyn Law School in 1972. Mr. Huston specializes in complex civil and corporate litigation, including healthcare and professional liability, product liability, toxic and environmental torts, and labor law and construction litigation. He is also a member of numerous national and local law associations.

James Calderhead joined Juniper in February 2005 to head up Juniper Services Inc. He brings us over 20 Years of experience in telecommunications. Mr. Calderhead an expert in the overall broadband installation and wireless infrastructure services. Mr. Calderhead has previously directed the deployment of operating support systems and software to support major new customer opportunities.

Before joining Juniper, Mr. Calderhead was previously employed at 180 Connect as a Regional Operations Executive and as a Sr. Director of Operations from June 2002 to February 2005. He managed all technical staff supporting cable services accounts, increasing personnel from 300 to 800 in one year. He achieved organic growth to $10 million while focused on profitability and customer satisfaction. Mr. Calderhead acquired company operations and integrated them successfully, and initiated the company’s market entry as an Integrated  Communications Provider by launching new services. He also facilitated streamlining processes and procedures to improve operations and standardized reporting and implemented improved practices and procedures in parallel in all company territories nationwide. Mr. Calderhead changed the overall culture of the employee base and assisted in successful public  offering of 180 connect.

At Covad Communications, Mr. Calderhead was Director of Network Engineering where he was primarily responsible for DSL infrastructure build-out from October 1998 to June 2002. Under his direction Covad started with 7 locations where Covad equipment was installed in Telephone Company central offices and expanded these to 200 locations within 6 months. Covad eventually grew its infrastructure to 4,286 Central Offices servicing 12 million end users over three years.

Mr. Calderhead was also a National Director for International Fibercom, Inc., where he was responsible for managing the installation of fiber across the country from December 1992 to October 1998. He directed consulting, engineering, maintenance and installation services pertaining to structured cabling for voice/data/video, network design & implementation as well as performing marketing services. As a project manager he led teams of communications technicians installing the communications networks for national projects for HCA, Bright Horizons and Gambro.

Mr. Calderhead is a graduate of Albany Technical College where he received a Bachelor of Science degree.

EXECUTIVE OFFICERS

Vlado P. Hreljanovic and James A. Calderhead have employment contract with us, but our remaining officers and employees serve at the discretion of our board of directors and holds office until his successor is elected and qualified or until his earlier resignation or removal.

BOARD COMMITTEES

Our Board of Directors has a standing audit and compensation committee, each consisting of one member, which is our independent member of the Board of Directors. Our Board of Directors has no standing nominating committee. The function of the nominating committees is currently performed by the entire Board of Directors, of which one is independent.

The Board of Directors currently consists of two members and is currently considering various individuals to add to the Board of Directors. It does not believe that establishing a separate nominating committee is necessary for effective governance. When additional members of the Board of Directors are appointed or elected, we will consider creating a nominating committee. The Board of Directors does not currently have a formal director nomination process. The Board of Directors will consider director candidates nominated by security holders. Security holders should submit any recommendations to the Board of Directors by mailing such recommendations to the Board of Directors at our offices. The Board of Directors has not yet received recommendations for director nominees for director from security holders, has no minimum specific requirements as to a nominee, and does not have any specific process for identifying nominees, but the Board of Directors does not believe that it would evaluate a security holder nominee any differently than it would evaluate a nominee not nominated by a security holder.

The Board of Directors has not adopted a specific process with respect to security holder communications, but security holders wishing to communicate with the Board of Directors may do so by mailing such communications to the Board of Directors at our offices.

The Board of Directors recommends that each of its members attends our annual meeting. The current members of the Board of Directors were members of the Board of Directors last year, and, to the knowledge of the Board of Directors, we did not have an annual meeting last year.

DIRECTOR COMPENSATION

Non-employee directors receive $500 for each meeting of the Board of Directors attended, as well as reimbursement of reasonable out of pocket expenses incurred in connection with  the attendance of meetings of the Board of Directors.

EXECUTIVE COMPENSATION

The following table sets forth information with respect to the compensation of our Chief Executive Officer and the other executive officers who earned more than $100,000 per year at the end of the last completed fiscal year for services provided to us and our subsidiaries in 2006 and 2005.

SUMMARY COMPENSATION TABLE

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Vlado P. Hreljanovic, Chief Executive Officer	2006 2005	221,893(1) 156,797(3)	0 0	0 0	0 0	0 0	0 0	56,364(2) 45,452(4)	278,257 202,249
James A. Calderhead, President, Juniper Services	2006 2005	157,692 121,538	45,000(5) 0	0 0	0 0	0 0	0 0	14,581(6) 13,270(7)	217,273 134,808

(1)	In 2006, Mr. Hreljanovic’s, has accrued and not received gross salary in the amount of $216,355 and has been paid a gross salary of $5,538 for a total of $221,893.
(2)	Other compensation for Mr. Hreljanovic in 2006 was primarily comprised of automobile lease payments and insurance premium of $28,819 and health and life insurance premium of $27,545.
(3)
Throughout 2005, Mr. Hreljanovic received 786,464 shares as payment of net salary of $62,288 for a gross salary of $99,030 and has accrued and not received a net salary of $39,291 for a gross of $57,767

(4)	Other compensation for Mr. Hreljanovic in 2005 was primarily comprised of automobile lease payments and insurance premium of $25,290 and health and life insurance premium of $20,162
(5)	For the year ended December 31, 2006, Mr. Calderhead has accrued a bonus of $45,000 and has received as payment of bonus $25,213.
(6)	Other compensation for Mr. Calderhead for the year ended December 31, 2006 was primarily composed of automobile reimbursement payments of $4,800 and health insurance premium of $9,781
(7)	Other compensation for Mr. Calderhead for year ended December 31, 2005 was primarily comprised of automobile reimbursement payments of $4,800 and healthcare insurance premium of $8,470.

Aggregate Option Exercises in Last Fiscal Year and Year-end Options

Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration on Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested (#)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Stock Awards Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have not Vested (#)
Vlado P. Hreljanovic, Chairman of the Board, Chief Executive Officer (1)	500,000	-0-	-0-	$0.21	2/1/2009	-0-	-0-	-0-	-0-

James A. Calderhead, President Juniper Services (2)	300,000	-0-	-0-	$0.31	2/7/2010	-0-	-0-	-0-	-0-

(1)  These options were granted to Mr. Hreljanovic on February 2, 2004.

(2)  These options were granted to Mr. Calderhead on February 7, 2005.

Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)

Vlado P. Hreljanovic, Chairman	0	0	0	0	-	0	0
Barry Huston, Director	0	0	0	0	-	0	0

EMPLOYMENT AGREEMENTS WITH EXECUTIVE OFFICERS

Mr. Hreljanovic has an Employment Agreement with the Company, which expired on April 30, 2005, and that provides for his employment as President and Chief Executive Officer at an annual salary and the Board of Directors have authorized a two year extension expiring on April 30, 2007 adjusted annually for the CPI Index and for the reimbursement of certain expenses and insurance. Based on the foregoing formula, Mr. Hreljanovic's base salary in 2006 was scheduled to be approximately $221,893. Additionally, the employment agreement provides that Mr. Hreljanovic may receive shares of the Company’s common stock as consideration for services rendered to the Company. Due to a working capital deficit, Mr. Hreljanovic received in net salary of $4,360 for a gross of $5,538 and the balance of $216,355 was accrued and not paid.

Under the terms of this employment agreement, our Chief Executive Officer is entitled to receive a cash bonus of a percentage of our pre-tax profits if our pre-tax profit exceeds $100,000.

Additionally, if the employment agreement is terminated early by us after a change in control (as defined by the agreement), the officer is entitled to a lump sum cash payment equal to approximately three times his base salary.

On February 7, 2005, we executed an employment agreement with Mr. Calderhead as President of Juniper's Services. The agreement is for three years and provides for a salary of $140,000 per year plus a sign-on bonus of $10,000. Additionally, the agreement provides Mr. Calderhead with options to purchase 300,000 shares of our common stock at a price of $.31 per share subject to the Company achieving cumulative gross revenue of $18,750,000 bought by and generated through Mr. Calderhead’s direct efforts within the first twenty four (24) months and maintaining a 10% EBITDA. The options expire on February 7, 2010. The agreement also provides for other usual and customary benefits, such as health insurance and automobile allowances.

Stock Option Plans

In 2004, we adopted the 2004 Consultant Stock Plan, which supplements all previously adopted plans. These plans allow us to grant incentive stock options, non-qualified stock options and stock appreciation rights (collectively "options"), to employees, including officers, and to non-employees involved in our continuing development and success. The terms of the options and the option prices are to be determined by the Board of Directors. The options will not have an expiration date later than ten years (five years in the case of a 10% or more stockholders).

At December 31, 2002, for all plans prior to the 2002 Plan, all options issued under the Plans were either exercised or cancelled. During 2003, we issued stock awards for 22,164 shares of common stock under the 2002 Plan. Further with regard to the 2002 Plan, at December 31, 2006, 27,500 options remain unissued and available (see Options Granted in Note 8 - Shareholders' Equity).

With regard to the 2003 Equity Incentive Plan, at December 31, 2006, 1,450,168 shares were issued 49,832 shares remain unissued and available.

With regard to the 2004 Consultant Stock Plan, at December 31, 2006, 1,939,984 shares were issued 60,016 shares remain unissued and available.

OPTION/SAR GRANTS TABLE

OPTIONS/SAR GRANTS IN 2005 FISCAL YEAR AND NO GRANTS IN 2006

Name	Number of Securities Underlying Options/SARS Granted #	% of Total Options/SARS Granted to Employees in Fiscal Year	Exercise on Base Price ($/Share	Expiration Date
James A. Calderhead President/ Juniper Services, Inc.	300,000 (1)	100%	$0.31	2/7/10

(1) These options are outstanding and exercisable at December 31, 2006.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We paid rent under the month to month lease during 2006 and 2005 to a company 100% owned by our President. The rents paid and terms under the month to month lease are the same as those under the affiliate's lease agreement with the landlord. Rent expense for the years ended December 31, 2006 and 2005 were approximately $99,000 and $87,500, respectively.

During 2005, the Company paid a subcontractor expenses for the year ended December 31, 2005 that the President of Juniper Services Inc., owned 85% interest in.. The Subcontractor expenses for December 31, 2005 was 38,148 or 7.3% of the total revenue generated by Juniper Service, Inc. and no payments were made in 2006.

We acquired distribution rights to two films from a company affiliated with our Chief Executive Officer, for a ten-year license period, which expires on June 5, 2008. We are obligated to pay such company producers' fees at the contract rate. Such payments will be charged against earnings. In 20046 no payments were made to such company and no revenue was recognized from such films.

Throughout 2005, our principal shareholder and officer made loans to, and payments on behalf of, us and received payments from us from time to time. The net outstanding balance due to the officer was $305,000 at December 31, 2006.

As part of salary, bonuses and other compensation, our President and Chief Executive Officer has accrued and not received gross salary in the amount of $221,893 and has received a gross salary of $5,538 in 2006, and 786,464 shares of common stock, valued at $62,288 in 2005

During 2006, legal services were performed by a firm in which Mr. Barry S. Huston, a member of our Board of Directors, is a Partner. Such services related to the collection and settlement of various of our receivables. For their services, Mr. Huston's firm receives compensation on a contingent basis (one third upon settlement). During 2005 $13,445 was paid to Mr. Huston's firm and no fees were paid to Mr. Huston during 2006.

We believe that the terms of all of the above transactions are commercially reasonable and no less favorable to us than we could have obtained from an unaffiliated third party on an arm's length basis. Our policy requires that all related parties recluse themselves from negotiating and voting on behalf of our company in connection with related party transactions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 23, 2007 (i) the name and address of each person who owns of record or who is known by the Board of Directors to be a beneficial owner of more than five percent (5%) of the Company's outstanding common stock, (ii) each of the Company's Directors, (iii) each of the Company’s executive officers, and (iv) all of the Company's Executive Officers and Directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power. Under SEC rules, a person is deemed to be the beneficial owner of securities which may be acquired by such person upon the exercise of options and warrants or the conversion of convertible securities within 60 days from the date on which beneficial ownership is to be determined. Each beneficial owner’s percentage ownership is determined by dividing the number of shares beneficially owned by that person by the base number of outstanding shares, increased to reflect the beneficially-owned shares underlying options, warrants or other convertible securities included in that person’s holdings, but not those underlying shares held by any other person.

Amount and Nature of Beneficial Ownership

Directors and Officers	Amount and Nature of Beneficial Ownership	Percentage of Beneficial Ownership
Vlado P. Hreljanovic 60 Cutter Mill Rd. Suite 611 Great Neck, NY 11021	2,837,214(1)	17.65%
Barry S. Huston 20 Melby Lane East Hills, NY 11576	201,957 (2)	1.3%
James A. Calderhead 5623 Main Street Suite F Spring Hill, TN 37174	1,300,000(4)	7.81%
All current directors and named officers as a group (3 in all)	4,339,171	26.0%

(1)
Includes 500,000 shares of Common Stock issuable upon exercise of options granted to Mr. Hreljanovic under the 2003 Equity Incentive Plan. Includes an aggregate of 1,423,886 shares of Common Stock owned by Mr. Hreljanovic's children.

(2)	Includes 150,000 shares of Common Stock issuable upon exercise of options granted to Mr. Huston under the 2003 Equity Incentive Plan.

(3)
Includes 300,000 shares of common stock issuable upon exercise of options granted to Mr. Calderhead under his employment agreement. In addition, Mr. Calderhead received 1,000,000 restricted shares to vest over three (3) years with a market value of $0.04 per share or $40,000.

DESCRIPTION OF SECURITIES TO BE REGISTERED

COMMON STOCK

We are authorized to issue up to 750,000,000 shares of common stock, par value $.001. As of April 23, 2007, there were 15,670,122 shares of common stock outstanding. Holders of the common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefore. Upon the liquidation, dissolution, or winding up of our company, the holders of common stock are entitled to share ratably in all of our assets which are legally available for distribution after payment of all debts and other liabilities and liquidation preference of any outstanding common stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are validly issued, fully paid and nonassessable.

PREFERRED STOCK

(1)	NON-VOTING PREFERRED STOCK

We are authorized to issue up to 10,000,000 shares of 12% non-voting convertible redeemable preferred stock, par value $0.10. As of April 23, 2007, there were 25,357 shares outstanding. Preferred Stockholders are entitled to receive a dividend out of assets legally available for payment at a rate of 12% per annum of the Preferred Stock liquidation preference of $2.00 (or $.24 per annum) per share, payable quarterly on March 1, June 1, September 1 and December 1, in cash or in shares of Common Stock having an equivalent fair market value. Unpaid dividends on our Preferred Stock accumulate. In January of each year of 2005 and 2006, the Board of Directors authorized the issuance of shares of our common stock or cash, which shall be at the discretion of the Chief Executive Officer in order to pay the accrued preferred stock dividend. Accrued and unpaid dividends at December 31, 2006 were $28,897. No dividends shall be declared or paid on the Common Stock (other than a dividend payable solely in shares of Common Stock) and no Common Stock shall be purchased, redeemed or acquired by us unless full cumulative dividends on the Preferred Stock have been paid or declared, or cash or shares of Common Stock have been set aside, which is sufficient to pay all dividends accrued on the Preferred Stock for all past and then current dividend periods.

We have not declared cash dividends on our Common Stock and do not intend to do so in the foreseeable future. If we generate earnings, management’s policy is to retain such earnings for further business development. It plans to maintain this policy as long as necessary to provide funds for our operations. Any future dividend payments will depend upon the full payment of Preferred Stock dividends, our earnings, financial requirements and other relevant factors, including approval of such dividends by the Board of Directors.

The Preferred Stock is convertible into shares of Common Stock at a rate of two shares of Common Stock (subject to adjustment) for each share of Preferred Stock at the option, at anytime, of the Preferred Stockholders of record.  As adjusted, the outstanding shares of Preferred Stock would currently be convertible into fifteen shares of our Common Stock.

(2)	SERIES B VOTING PREFERRED STOCK

We filed a Certificate of Designation of Series B Convertible Preferred Stock on January 4, 2006, pursuant to which we are authorized to issue 135,000 shares of Series B Preferred Stock, par value $0.10 per share, which shares are convertible after the earlier of (i) forty-five days after the conversion of the 8% callable secured convertible notes issued in our recent financing, or (ii) 12 months after the registration statement filed on February 14, 2006 is declared effective with the SEC, shares of the Series B Preferred shall be convertible, at the option of the holder hereof, into such number of fully paid and non-assessable shares of common stock as determined by dividing (X) $300 by (Y) the conversion price determined as herein after provided in effect on the applicable conversion date. The holders of the Series B Preferred Stock shall have the right to vote together with the holders of the Corporation’s Common Stock, on a thirty (30) votes per share basis (and not as a separate class) on all matters presented to the holders of the Common Stock. The foregoing holders were existing investors before they did the exchange. As of April 23, 2007, there were 135,000 shares outstanding, which would currently be convertible into 27,000,000 shares of our Common Stock.

(3)	SERIES C VOTING PREFERRED STOCK

We filed a Certificate of Designation of Series C Convertible Preferred Stock on March 23, 2006, pursuant to which we are authorized to issuance 300,000 shares of Series C Preferred Stock, par value $0.10 per share, which shares are convertible after (i) the market price of the Common Stock is above $1.00 per share; (ii) our Common Stock is trading on the OTCBB market or the AMEX; (iii) we are in good standing; (iv) we must have more than 500 stockholders; (v) we must have annual revenue of at least four million dollars; (vi) we have at least $100,000 EBITDA for the fiscal year preceding the conversion request. The holders of the Series C Preferred Stock shall have the right to vote together with the holders of our Common Stock, on a thirty (30) votes per share basis (and not as a separate class), on matters presented to the holders of the Common Stock. Upon the Company satisfying the above, the holder can convert the amount equal to thirty (30) shares of Common Stock for each one (1) share of Series C Preferred Stock surrendered.  As of April 23, 2007, there were no shares outstanding

(4)	NON-CONVERTIBLE SERIES D VOTING PREFERRED STOCK

The Company filed a Certificate of Designation of Series D Preferred Stock on February 5, 2007 and a Certificate of Change of Number of Authorized Shares and Par Value of Series D Preferred Stock on March 26, 2007, pursuant to which the Company authorized for issuance 6,500,000 shares of Series D Preferred Stock, par value $0.001 per share. No shares of the Series D Preferred Stock have been issued by the Company. Holders of the Series D Preferred Stock have the right to vote together with the holders of the Company’s Common Stock, on a 60-votes-per-share basis (and not as a separate class), on all matters presented to the holders of the Common Stock. The shares of Series D Preferred Stock are not convertible into shares of Common Stock of the Company.

According to the Company’s corporate charter, 10,000,000 shares of preferred stock have been authorized for issuance. As of December 31, 2006, 810,000 shares have been designated for the Company’s four classes of preferred stock.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Nevada law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director’s or officer’s fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our rights and our shareholders (through shareholders’ derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act” or “Securities Act”) may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

PLAN OF DISTRIBUTION

The selling stockholders and any of their respective pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.  These sales may be at a fixed or negotiated prices.  The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately-negotiated transactions;
•	short sales that are not violations of the laws and regulations of any state or the United States;
•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
•	through the writing of options on the shares;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law
.
The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

The selling stockholders or their respective pledges, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be “underwriters” as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts.

The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that the selling stockholders are deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sells, the selling stockholder can only cover its short position with the securities they receive from us upon conversion. In addition, if such short sale is deemed to be a stabilizing activity, then the selling stockholder will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the selling stockholders or their respective pledges, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

If the selling stockholders notify us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a post-effective amendment to describe the agreements between the selling stockholders and the broker-dealer.

PENNY STOCK

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person's account for transactions in penny stocks; and
•	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and
•
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and
•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

 Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

SELLING SHAREHOLDERS

The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the warrants unless the selling stockholders exercise the warrants on a cashless basis. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock.

The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the  offering, assuming they sell all of the shares offered.

Name	Total Shares of Common Stock Issuable Upon Conversion of Notes and/or Warrants*	Total Percentage of Common Stock, Assuming Full Conversion	Shares of Common Stock Included in Prospectus (1)	Beneficial Ownership Before the Offering**	Percentage of Common Stock Owned Before Offering**	Beneficial Ownership After the Offering (4)	Percentage of Common Stock Owned After Offering (4)

AJW Offshore, Ltd. (3)	61,811,186	79.78%	Up to 32,400,000 shares of Common stock	823,007 (2)	4.99%	-	-

AJW Qualified Partners, LLC (3)	34,989,017	69.07%	Up to 19,680,000 shares of common stock	823,007 (2)	4.99%	-	-

AJW Partners, LLC (3)	12,828,864	45.02%	Up to 7,020,000 shares of common stock	823,007 (2)	4.99%	-	-

New Millennium Capital Partners II, LLC (3)	1,540,424	0.21%	Up to 900,000 shares of common stock	823,007 (2)	4.99%	-	-

* This column represents an estimated number based on a conversion price as of a recent date of April 23 , 2007 of $0.118, divided into the principal amount.

** These columns represent the aggregate maximum number and percentage of shares that the selling stockholders can own at one time (and therefore, offer for resale at any one time) due to their 4.99% limitation.

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the secured convertible notes is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

(1) Includes a good faith estimate of the shares issuable upon conversion of the secured convertible notes and exercise of warrants, based on current market prices. Because the number of shares of common stock issuable upon conversion of the secured convertible notes is dependent in part upon the market price of the common stock prior to a conversion, the actual number of shares of common stock that will be issued upon conversion will fluctuate daily and cannot be determined at this time. Under the terms of the Callable Secured Convertible Notes, if the Callable Secured Convertible Notes had actually been converted on April 23 , 2007, the conversion price would have been $0.0118.

 (2) The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon conversion of the Callable Secured Convertible Notes and exercise of the related warrants by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933. However the selling stockholders have contractually agreed to restrict their ability to convert their Callable Secured Convertible Notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock as determined in accordance with Section 13(d) of the Exchange Act. Accordingly, the number of shares of common stock set forth in the table for the selling stockholders exceeds the number of shares of common stock that the selling stockholders could own beneficially at any given time through their ownership of the Callable Secured Convertible Notes and the warrants. In that regard, the beneficial ownership of the common stock by the selling stockholder set forth in the table is not determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(3) The selling stockholders are affiliates of each other because they are under common control. AJW Partners, LLC is a private investment fund that is owned by its investors and managed by SMS Group, LLC. SMS Group, LLC, of which Mr. Corey S. Ribotsky is the fund manager, has voting and investment control over the shares listed below owned by AJW Partners, LLC. AJW Offshore, Ltd., formerly known as AJW/New Millennium Offshore, Ltd., is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the shares owned by AJW Offshore, Ltd. AJW Qualified Partners, LLC, formerly known as Pegasus Capital Partners, LLC, is a private investment fund that is owned by its investors and managed by AJW Manager, LLC, of which Corey S. Ribotsky and Lloyd A. Groveman are the fund managers, have voting and investment control over the shares listed below owned by AJW Qualified Partners, LLC. New Millennium Capital Partners II, LLC, is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the shares owned by New Millennium Capital Partners II, LLC. We have been notified by the selling stockholders that they are not broker-dealers or affiliates of broker-dealers and that they believe they are not required to be broker-dealers.

(4) Assumes that all securities registered will be sold.

TERMS OF SECURED CONVERTIBLE NOTES

To obtain funding for ongoing operations, we entered into a Securities Purchase Agreement with New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC on December 28, 2005 for the sale of (i) $1,000,000 in callable secured convertible notes and (ii) stock purchase warrants to buy 1,000,000 shares of our common stock and on March 14, 2006 for the sale of (i) $300,000 in callable secured convertible notes and (ii) stock purchase warrants to buy 7,000,000 shares of our common stock. This prospectus relates to the resale of the common stock underlying the $1,000,000 in callable secured convertible notes and stock purchase warrants to buy 1,000,000 shares of our common stock pursuant to the Securities Purchase Agreement executed on December 28, 2005. We sold to the investors an aggregate of $800,000 in callable secured convertible notes and an additional $500,000 in callable secured convertible notes is expected to be sold following this registration statement being declared effective.

The callable secured convertible notes bear interest at 8%, mature on January 15, 2009 with respect to the initial $500,000 and on March 14, 2009 with respect to $300,000, and are convertible into our common stock, at the investors' option, at the lower of (i) $0.05 or (ii) 50% of the average of the three lowest intraday trading prices for our common stock during the 20 trading days before, but not including, the conversion date. As of April 23 , 2007, the average of the three lowest intraday trading prices for our common stock during the preceding 20 trading days as reported on the Over-The-Counter Bulletin Board was $0.0236 and, therefore, the conversion price for the secured convertible notes was $0.0118. Based on this conversion price, the $1,300,000 callable secured convertible notes, excluding interest, were convertible into 110,169,492 shares of our common stock.

We may prepay the callable secured convertible notes in the event that no event of default exists, there are a sufficient number of shares available for conversion of the callable secured convertible notes and the market price is at or below $0.15 per share. The full principal amount of the callable secured convertible notes is due upon default under the terms of callable secured convertible notes. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property as well as registration rights.

The warrants are exercisable until five years from the date of issuance at a purchase price of $0.13 per share with respect to the initial 1,000,000 and $0.10 with respect to the subsequent 7,000,000. The selling stockholders will be entitled to exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event that the selling stockholder exercises the warrants on a cashless basis, then we will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of this warrant or issued in connection with the Callable Secured Convertible Notes issued pursuant to the Securities Purchase Agreement.

Upon the issuance of shares of common stock below the market price, the exercise price of the warrants will be reduced accordingly. The market price is determined by averaging the last reported sale prices for our shares of common stock for the five trading days immediately preceding such issuance as set forth on our principal trading market. The exercise price shall be determined by multiplying the exercise price in effect immediately prior to the dilutive issuance by a fraction.

The numerator of the fraction is equal to the sum of the number of shares outstanding immediately prior to the offering plus the quotient of the amount of consideration received by us in connection with the issuance divided by the market price in effect immediately prior to the issuance. The denominator of such issuance shall be equal to the number of shares outstanding after the dilutive issuance.

The conversion price of the secured convertible notes and the exercise price of the warrants may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholder's position.

The selling stockholders have contractually agreed to restrict their ability to convert their secured convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.

A complete copy of the Securities Purchase Agreement and related documents are filed with the SEC as exhibits to our Form SB-2 relating to this prospectus.

SAMPLE CONVERSION CALCULATION

The number of shares of common stock issuable upon conversion of the notes is determined by dividing that portion of the principal of the Callable Secured Convertible Notes to be converted and interest, if any, by the conversion price. For example, assuming conversion of $1,300,000 of Callable Secured Convertible Notes on April 23, 2007, a conversion price of $0.0118 per share, the number of shares issuable upon conversion would be:

$1,300,000/$0.0118 = 110,169,492 shares

Our obligation to issue shares upon conversion of our Callable Secured Convertible Notes is essentially limitless. The following is an example of the amount of shares of our common stock that are issuable, upon conversion of the Callable Secured Convertible Notes (excluding accrued interest), based on market prices 25%, 50% and 75% below the current market price, as of April 23, 2007 of $0.03.

% Below Market	Price Per Share	With Discount At 50%	Number of Shares Issuable	% of Outstanding Stock

25%	$0.0225	$0.0113	88,888,889	83.31%
50%	$0.0150	$0.0075	133,333,333	88.22%
75%	$0.0075	$0.0038	266,666,667	93.74%

LEGAL MATTERS

Sichenzia Ross Friedman Ference LLP, New York, New York will issue an opinion with respect to the validity of the shares of common stock being offered hereby.

EXPERTS

The financial statements of Juniper Group, Inc. as of December 31, 2006 and 2005 and for the two years then ended, have been included herein in reliance upon the report of Morgenstern, Svoboda & Baer, CPA’s, P.C., independent registered public accounting firm, appearing elsewhere herein, and upon authority of said firm as experts in accounting and auditing.

During the last two fiscal years ended December 31, 2006 and 2005 and through March 15, 2007, there were no disagreements, whether or not resolved, between us and Morgenstern, Svoboda & Baer, CPA’s, P.C on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which, if not resolved to Morgenstern, Svoboda & Baer, CPA’s, P.C.’s satisfaction, would have caused Morgenstern, Svoboda & Baer, CPA’s, P.C to make reference to the subject matter of the disagreement in connection with its report.

During its two most recent fiscal years, we did not consult Morgenstern, Svoboda & Baer, CPA’s, P.C. regarding the application of accounting principles to a specific completed or contemplated transaction, other type of audit opinion that might be rendered on our financial statements

AVAILABLE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of Juniper Group, Inc., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at Judiciary Plaza, 100 F Street N.E., Washington D.C. 20549. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at http://www.sec.gov.

JUNIPER GROUP, INC.
AND SUBSIDIARY COMPANIES

Report of Independent Registered Public Accounting Firm

To the Board of Directors of
Juniper Group, Inc.

We have audited the accompanying consolidated balance sheets of Juniper Group, Inc. as of December 31, 2006 and 2005 and the related consolidated statements of operations, cash flows, and stockholders' equity for each of the two years in the period ended December 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Juniper Group, Inc. and subsidiaries as of December 31, 2006 and 2005, and the results of their operations and their cash flows for each of the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 9 to the consolidated financial statements, the Company has suffered recurring losses from operations, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 9. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/MORGENSTERN, SVOBODA & BAER, CPA's, P.C.

New York, New York
March 5 , 2007

JUNIPER GROUP, INC.
AND SUBSIDIARY COMPANIES
CONSOLIDATED BALANCE SHEET
	YEARS ENDED DECEMBER 31
	_RESTATED
	2,006	2005
ASSETS

Current Assets

Cash	$202,773	$376,913
Accounts receivable-trade (net of allowance)	616,282	89,410
Costs in excess of billings on uncompleted projects	59,159

Prepaid expenses and other current assets	87,494	68,900
	965,708	535,223
Film licenses	180,173	481,829
Property and equipment net of accumulated depreciation of $1,120,170
and $381,690 respectfully	399,897	106,939

Total assets	$1,545,778	$1,123,991

LIABILITIES AND SHAREHOLDERS EQUITY

Current Liabilities:

Accounts payable and accrued expenses	$1,454,272	$1,179,422
Notes Payable	96,000	50,000
Notes Payable and capitalized leases - current portion	139,587	-
Preferred stock dividend payable	28,897	22,811
Due to officer	305,000	40,673
Due to shareholders & related parties	574,315	431,317
Total current liabilities	2,598,071	1,724,223
Notes payable and capitalized leases , less current portion	295,360	24,610
Derivative liability relaed to convertible debentures	1,529,211	1,380,818
Warrant liability related to convertible debentures	305,053	80,961

Total liabilities	4,727,695	3,210,612
Shareholders' Deficit

12% Non-voting convertible redeemable preferred stock: $0.10 par value, 10,000,000 shares authorized
25,357 shares issued and outstanding at December 31,2006 and December 31, 2005: aggregate
liquidation preference, $50,714 at December 31, 2006 and December 31, 2005	2,536	2,536

Voting Convertible Redeemable Series B Preferred Stock $0.10 par value 135,000 shares authorized
135000 and 117,493 shares issued and outstanding at December 31, 2006 and December 31, 2005
respectively	13,500	11,749
Series C Voting Preferred Stock, $0.10 par value 300,000 shares authorized none issued

Common stock - $0.10 par value 750,000,000 shares authorized 15,670,122 and 14,232,048 issued
and outstanding at December 31, 2006 and December 31, 2005, respectively	15,669	14,232

Capital contibutions in excess of par:
Attributed to 12% preferred stock non-voting	22,606	22,606
Attributed to Series B Preferred Stock voting	3,172,415	2,561,769
Attributed to Series C Preferred Stock voting
Attributed to common stock	22,194,785	22,162,291
Deficit	(28,603,429)	(26,861,804)
Total shareholders' deficit	(3,181,918)	(2,086,621)
	$1,545,777	$1,123,991
The Accompanying Notes are an Integral Part of the Consolidated Financial Statements

JUNIPER GROUP, INC.
AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENTS OF INCOME
YEARS ENDED DECEMBER 31
RESTATED

	2006	2005
Revenues:

Broadband Installation and Wireless Infrastructure Services	$4,674,293	$525,104
Film Distribution Services	6,600	55,400

	4,680,893	580,504
Operating Costs:
Broadband Installation and Wireless Infrastructure Services	3,416,340	486,878
Film Distribution Services		28,075
	3,416,340	514,953
Gross Profit	1,264,553	65,551

Selling, general and administrative expenses	2,250,755	1,896,997
Revaluation of film licenses	295,850	1,654,939
Interest expense	155,140	139,178
Conversion expense for convertible debentures		642,000
Revaluation of Investments		200,000
Loss on Asset Disposition	295	200,213
Revaluation of Goodwill		209,106
Loss on adjustment of derivative and warrant liabilities to fair value	72,484	920,301
Amortization of Debt Discount	225,923	263,261
Stock-based compensation	3,150
	3,000,447	6,129,145
Net (loss) before other income	(1,735,894)	(6,063,594)
Other income:
Settlement income	355

Net (loss	$(1,735,539)	$(6,063,594)
Preferred stock dividend	(6,086)	(6,086)

Net (loss) available to common stockholders	$(1,741,625)	$(6,069,680)

Weighted average number of shares outstanding	14,556,675	18,601,834

Basic and diluted net (loss) per common share	$(0.120)	$(0.326)

The Accompanying Notes are an Integral Part of the Consolidated Financial Statements

JUNIPER GROUP, INC.
AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
	YEARS ENDED DECEMBER 31
	RESTATED
	2006	2005
Operating Activities
Net (loss)	$(1,735,539)	$(6,063,594)
Adjustments to reconcile net cash provided by operating activities:
Bad debt	14,381	53,262
Amortization of film licenses	5,806	28,075
Amortization of bad debt	225,923	263,261
Unrealized (gain) loss of derivative liabilities	72,484	920,301
Depreciation and amortization expense	177,336	131,737
Stock-based compensation	-	3,150
Payment of officers' compensation with equity	-	62,288
Payment of various expenses with equity	-	14,700
Payment of compensation to employees and consultants with equity	5,000	228,942
Re-evaluation of film licenses
Preferred stock dividend	295,850	1,654,939
Loss on disposition of assets	295	200,213
Debt conversion expense	-	642,000
Re-evaluation of investment	-	200,000
Re-evaluation of goodwill	-	209,106
Changes in other operating assets and liabilities	-	-
Accounts receivable	403,204	38,069
Costs in excess of billings on uncompleted projects	14,675	-
Prepaid and other current assets	21,386	107,142
Accounts payable and accrued expenses	90,257	295,912
Notes payable	(17,552)	-
Due to officers and shareholders	264,327	-
Deferred revenue	-	(7,250)

Net cash (used for) operating activities	$(162,167)	$(1,017,747)

Investing activities:
(Purchase) of equipment and licenses	(165,119)	(5,622)
Payment for acquisition net of cash acquired	(222,105)	-

Net cash (used for) investing activities:	(387,224)	(5,622)

Financing activities:
Payment of borrowings	(82,143)	(23,914)
Proceeds from borrowings	300,000	821,810
Proceeds from private placements	-	300,000
Proceeds from the sale of common stock	-	250,000
Proceeds of borrowings from officers and shareholders	262,587	229,389
Payment of borrowings from officers and shareholders	(105,193)	(203,945)

Net cash provided by financing activities:	375,251	1,373,340

Net increase (decrease) in cash	(174,140)	349,971

Cash at beginning of period	376,913	26,942

Cash at end of period	$202,773	376,913

The Accompanying Notes are an Integral Part of the Consolidated Financial Statement

F-5

AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

	Non-Voting Preferred Stock		Series B Preferred Stock		Common stock
	Par Value At $.10	Capital Contributions in Excess of Par	Par Value At $.10	Capital Contributions In Excess of Par	Par Value At $.10	Capital Contributions in Excess of Par	Deficit	Notes for Subscription Receivable	Total
December 31, 2004	$2,536	$22,606	$		$$9,558	$21,800,635	($20,792,124)	($95,000)	$948,211
Stock-based compensation						3,150			3,150
Debt Discount						39,605			39,605
Shares issued as payment for:
Various Expenses					117	14,583			14,700
Other					(334)	(53,065)			(53,399)
Share Exchange			11749	2561769	(23,498)	(2,550,020)
Compensation to Employees and Consultants
and Consultants					3,869	287,361			291,230
Various Liabilities					2,601	142,935			145,536
Purchase of Fixed Assets					(100)	(149,900)			(150,000)
Conversion of Convertible
Notes					18,769	2,346,735			2,365,504
Sale of Common Stock					3,250	321,750			325,000
Receipt of Subscription								95,000	95,000
Initial recording of derivative
liability pertaining to warrants						(41,478)			(41,478)

Net (loss) for the first year
Ended December 31, 2005							(6,069,680)		(6,069,680)

December 31, 2005	$2,536	$22,606	$11,749	$2,561,769	$14,232	$22,162,291	($26,861,804)	$0	($2,086,621)

The Accompanying Notes are an Integral Part of the Consolidated Financial Statements

JUNIPER GROUP, INC.
AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

	Non-Voting Preferred Stock		Series B Preferred Stock		Common stock
	Par Value At $.10	Capital Contributions in Excess of Par	Par Value At $.10	Capital Contributions In Excess of Par	Par Value At $.10	Capital Contributions in Excess of Par	Deficit	Notes for Subscription Receivable	Total
December 31, 2005	$2,536	$22,606	$11,749	$2,561,769	$14,232	$22,162,291	($26,861,804)		($2,086,621)
Cancellation of Prior
Stock Awards					(130)	(5,070)			(5,200)
Compensation to Consultants					250	4,750			5,000
Stock issuance related to									0
New Wave Acquisition			1,974	628,239					630,213
Reversal of Preferred			(223)	(17,593)	445	17,371			0
Conversion of Short term Notes					720	13,680			14,400
Partial conversion of									0
Convertible Debentures					152	1,763			1,915
									0
Net (loss) for the first year									0
Ended December 31, 2006							(1,741,625)		(1,741,625)
									0
December 31, 2006	$2,536	$22,606	$13,500	$3,172,415	$15,669	$22,194,785	($28,603,429)	$0	($3,181,918)

The Accompanying Notes are an Integral Part of the Consolidated Financial Statements

JUNIPER GROUP, INC.
AND SUBSIDIARY COMPANIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. Summary of Significant Accounting Policies

Description of Business

Juniper Group, Inc. is a corporation incorporated in the State of Nevada in. The Company’s business is composed of two segments: broadband installation and wireless infrastructure services and film distribution services. Both of these services are operated through two indirect wholly owned subsidiaries of the Company, which are subsidiaries of Juniper Entertainment, Inc. our wholly owned subsidiary.

Broadband Installation and Wireless Infrastructure Services:

The Company’s broadband installation and wireless infrastructure operations are conducted through one wholly owned subsidiary of Juniper Entertainment, Inc. The Company’s broadband installation and wireless infrastructure operations consist of wireless and cable broadband installation services on a regional basis by providing broadband connectivity services for wireless and cable service providers and over 99% of our revenues are derived from these operations.

On March 16, 2006, Juniper Services, Inc. (“Services”) completed the acquisition of all outstanding shares of New Wave Communication, Inc. (New Wave), making it a wholly owned subsidiary of Services. New Wave is a wireless communications contractor in the Mid-West, specializing in tower erection, extension, modifications and maintenance, as well as cellular, wireless broadband and microwave systems installation. We service the wireless providers primarily in Eastern Illinois, all of Indiana, and Western Ohio. However, we are capable of sustained work anywhere within the United States. Our current client roster includes Cingular Wireless/AT&T, Sprint/Nextel, Verizon, T-Mobile, Cricket, Revol, Crown Castle and Bechtel. The acquisition of New Wave has added a new dimension to the fundamentals of Services and will allow Services to leverage its customer base in creating a wider market space for its base business.

Services’ direction is to support the increased demand in the deployment and maintenance of wireless/tower system services with leading telecommunication companies in providing them with site surveys, tower construction and antenna installation to tower system integration, hardware and software installations.

Film Distribution:

The Company’s film distribution operations are conducted through one wholly owned subsidiary of Juniper Entertainment, Inc. The Company’s film distribution operations consist of acquiring motion picture rights from independent producers and distributing these rights to domestic and international territories on behalf of the producers to various medias (i.e. DVD, satellite, pay television and broadcast television) and less than 1% of our revenues are derived from these operations.

Principles of Consolidation

The consolidated financial statements include the accounts of all subsidiaries. Intercompany profits, transactions and balances have been eliminated in consolidation.

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue and Cost Recognition

In the Wireless Infrastructure services, the Company enters into contracts principally on the basis of competitive bids, the final terms and prices of which are frequently negotiated with customer. Although the terms of its contracts vary considerably, most services are made on a cost- plus or time and materials basis. The Company completes most projects within six months. The Company recognizes revenue using

JUNIPER GROUP, INC.
AND SUBSIDIARY COMPANIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

the completed contract method. The Company follows the guidance in the Securities and Exchange Commission’s Staff Accounting Bulletin no. 101, "revenue recognition“ ("SAB 101"). Revenue is recognized when all of the following conditions exist: persuasive evidence of an arrangement exists; services have been rendered or delivery occurred; the price is fixed or determinable; and collectibility is reasonably assured. The actual costs required to complete a project and, therefore, the profit eventually realized, could differ materially in the near term. Costs in excess of billings on uncompleted contracts are shown as a current asset. Anticipated losses on contracts, if any, are recognized when they become evident.

Accounts Receivable

Accounts receivable is stated at the amount billable to customers. The Company provides allowances for doubtful accounts, which are based upon a review of outstanding receivables, historical performance and existing economic conditions. Accounts receivable are ordinarily due 30 to 60 days after issuance of the invoice, although some customers take up to 75 days to pay their balances. The Company establishes reserves against receivables by customers whenever it is determined that there may be corporate or market issues that could eventually affect the stability or financial status of these customers or their payments to the Company.

Financial Instruments

The estimated fair values of accounts payable and accrued expenses approximate their carrying values because of the short maturity of these instruments. The Company's debt (i.e., Notes Payable, Convertible Debentures and other obligations) does not have a ready market. These debt instruments are shown on a discounted basis using market rates applicable at the effective date. If such debt were discounted based on current rates, the fair value of this debt would not be materially different from their carrying value

JUNIPER GROUP, INC.
AND SUBSIDIARY COMPANIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

 Concentration of Credit Risk

Financial instruments which potentially subject the Company to significant concentrations of credit risk is principally trade accounts receivable. Concentration of credit risk with respect to the technology and entertainment services segment is primarily subject to the financial condition of the segment's largest customers.

The Company had five major customers representing over 78% of sales revenue for year ending December 31, 2006. Within the industry in which the Company operates, these concentrations are the product of a limited customer base. The Company had two sub-contractors during the year ending December 31, 2006 which represented 67% of the Company’s total subcontracting costs.

Film Licenses

Film costs are stated at the lower of estimated net realizable value determined on an individual film basis, or cost, net of amortization. Film costs represent the acquisition of film rights for cash and guaranteed minimum payments (See Note 5).

Producers retain a participation in the profits from the sale of film rights, however, producers' share of profits is earned only after payment to the producer exceeds the guaranteed minimum, where minimum guarantees exist. In these instances, the Company records as participation expense an amount equal to the producer’s share of the profits. The Company incurs expenses in connection with its film licenses, and in accordance with license agreements, charges these expenses against the liability to producers. Accordingly, these expenses are treated as payments under the film license agreements. When the Company is obligated to make guaranteed minimum payments over periods greater than one year, all long term payments are reflected at their present value. Accordingly, in such case, original acquisition costs represent the sum of the current amounts due and the present value of the long term payments.

The Company maintains distribution rights to these films for which it has no financial obligations unless and until the rights are sold to third parties. The value of such distribution rights has not been reflected in the balance sheet. The Company was able to acquire these film rights without guaranteed minimum financial commitments as a result of its ability to place such films in various markets.

The Company is currently directing all its time and efforts toward building the Company's Broadband business. Due to the limited availability of capital, personnel and resources, the volume of film sales activity has been significantly diminished.

Amortization of Intangibles

Amortization of film licenses is calculated under the film forecast method. Accordingly, licenses are amortized in the proportion that revenue recognized for the period bears to the estimated future revenue to be received. Estimated future revenue is reviewed annually and amortization rates are adjusted accordingly.

The Company evaluates the recoverability of its long lived assets in accordance with Statement of Financial Accounting Standards No. 144, “Accounting for Impairment or Disposal of Long-Lived Assets,” which generally requires the Company to assess these assets for recoverability whenever events or changes in circumstance indicate that the carrying amount of such assets may not be recoverable. The Company considers historical performance and future estimated results in its evaluation of potential impairment and then compares the carrying amount of the asset to the estimated non-discounted future cash flows expected to result from the use of the asset. If such assets are considered to be impaired, the impairment recognized is measured by comparing projected individual segment discounted cash flow to the asset segment carrying values. The estimation of fair value is in accordance with AICPA Statement of Position 00-2, Accounting by Producers and Distributors of Film. Actual results may differ from estimates and as a result the estimation of fair values may be adjusted in the future.

Property and Equipment

Property and equipment including assets under capital leases are stated at cost. Depreciation is computed generally on the straight-line method for financial reporting purposes over their estimated useful lives.

During the year ended December 31, 2005 the Company ceased operations of Juniper Communications. As a result, the Company returned vehicles and equipment to leasing companies and other vendors. The Company realized a loss of $200,213, in addition to  liabilities to leasing companies of $64,078.

JUNIPER GROUP, INC.
AND SUBSIDIARY COMPANIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Recognition of Revenue

The Company follows the guidance in the Securities and Exchange Commission’s Staff Accounting Bulletin no. 101, "revenue recognition" ("SAB 101"). Revenue is recognized when all of the following conditions exist: persuasive evidence of an arrangement exists; services have been rendered or delivery occurred; the price is fixed or determinable; and collectibility is reasonably assured.

Revenue from licensing agreements is recognized when the license period begins and the licensee and the Company become contractually obligated under a noncancellable agreement. All revenue recognition for license agreements is in compliance with the AICPA's Statement of Position 00-2, Accounting by Producers or Distributors of Films.

For the broadband installation and wireless infrastructure services segment, revenue is reduced for estimated future chargebacks. These estimates are based upon historical return experience and projections of customer acceptance of services.

The cost of operations for the broadband installation services segment is reflected in the statement of operations as incurred. Accordingly, if these costs are greater than the revenue received from fixed price contracts the Company will reflect a loss under these contracts.

Operating Costs

Operating costs include costs directly associated with earning revenue and include, among other expenses, salary or fees and travel expenses of the individuals performing the services, and sales commissions. Additionally, for film licensing agreements, operating costs include producers' royalties and film amortization using the film forecast method is included in operating costs.

Stock-Based Compensation

During December, 2004, the FASB issued SFAS No. 123R “Share-Based Payment,” which requires measurement and recognition of compensation expense for all stock-based payments at fair value. This statement eliminated the ability to account for share-based compensation transactions using Accounting Principles Board Opinion 25, “Accounting for Stock Issued to Employees” (“APB No. 25”). Stock-based payments include stock grants.

We have granted options to purchase common stock to some of our employees at prices equal to the market value of the stock on the dates the options were granted. The Company has also awarded liability instruments that required employee and consultants to provide services over a requisite period. We adopted SFAS No. 123R in the second quarter of fiscal 2006 using the modified prospective application. Under this method, the fair value of any outstanding but unvested options or liability instrument as of the adoption date is expensed over the remaining vesting period. However there was no compensation expense for stock options calculated according to SFAS No. 123R in 2006.

Prior to adopting SFAS No. 123R, we accounted for stock options under APB No. 25. Accordingly, no compensation expense was charged to operations in previous fiscal years. If compensation expense for the plans had been determined based on the fair value at the grant dates for awards under the plans consistent with the accounting method available under SFAS No. 123R, our net income and net income per common share would have been reduced to the pro forms amounts indicated below:

JUNIPER GROUP, INC.
AND SUBSIDIARY COMPANIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

	Years Ended
	December 31, 2006	December 31, 2005
Net (loss) available for Common Stockholders	$(1,741,625)	$(6,069,680)
Add stock-based employee compensation expense included in reported net income, net of taxes	-	3,150
Deduct stock-based employee compensation expense determined under fair-value-based method for all awards, net of taxes -after adoption of SFAS 123R	-	(3,150)
Pro forma	$(1,741,625)	$(6,069,680)
Basic net (loss) per common share: As reported	$(0.12)	$(0.33)
Pro forma	$(0.12)	$(0.33)
Diluted net loss per common share: As reported	$(0.12)	$(0.33)
Stock option expense, net of taxes	-	-
Pro forma	$(0.12)	$(0.33)

 Derivative  Instruments

Effective December 28, 2005, the Company adopted SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities," as amended by SFAS No. 138 "Accounting for Certain Derivative Instruments and Certain Hedging Activities, an amendment of FASB Statement No. 133," collectively referred to as SFAS No. 133. SFAS No. 133 requires that all derivative instruments be recorded on the balance sheet at fair value. Changes in the fair value of derivatives are recorded each period in current earnings or other comprehensive income.

Income Taxes

The Company provides for income taxes in accordance with Statement of Financial Accounting Standards No. 109 (SFAS 109), "Accounting for Income Taxes". SFAS 109 requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the financial statement carrying amounts and the tax basis of assets and liabilities.

Net Income Per Common Share

The provisions of SFAS No. 128 "Earnings per Share," which requires the presentation of both net income per common share and net income per common share-assuming dilution preclude the inclusion of any potential common shares in the computation of any diluted per-share amounts when a loss from continuing operations exists. Accordingly, for both 2006 and 2005, net income per common share and net income per common share-assuming dilution are equal.

Warrants Issued With Convertible Debt

The Company has issued and anticipates issuing warrants along with debt and equity instruments to third parties. These issuances are recorded based on the fair value of these instruments. Warrants and equity instruments require valuation using the Black-Scholes model and other techniques, as applicable, and consideration of assumptions including but not limited to the volatility of the Company’s stock, and expected lives of these equity instruments.

JUNIPER GROUP, INC.
AND SUBSIDIARY COMPANIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Reclassifications

Certain amounts in the 2005 financial statements were reclassified to conform to the 2006 presentation.

New Accounting Pronouncements

In November 2004, the FASB issued Statement of Financial Accounting Standards ("SFAS") No. 151 "Inventory Costs." This statement amends Accounting Research Bulletin No. 43, Chapter 4, "Inventory Pricing" and removes the "so abnormal" criterion that under certain circumstances could have led to the capitalization of these items. SFAS No. 151 requires that idle facility expense, excess spoilage, double freight and re-handling costs be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." SFAS 151 also requires that allocation of fixed production overhead expenses to the costs of conversion be based on the normal capacity of the production facilities. The provisions of this statement are effective for all fiscal years beginning after June 15, 2005.

In December 2004, the FASB issued SFAS No. 123(R), "Accounting for Stock-Based Compensation" ("SFAS No. 123(R)"). SFAS No. 123(R) establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. This statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS No. 123(R) requires that the fair value of such equity instruments be recognized as an expense in the historical financial statements as services are performed. Prior to SFAS No. 123(R), only certain pro forma disclosures of fair value were required. The provisions of this statement are effective for small business filers the first interim reporting period that begins after December 15, 2005. The Company has since adopted aforesaid provisions.

On December 16, 2004, the FASB issued SFAS No. 153, "Exchange of Non-monetary Assets", an amendment of Accounting Principles Board ("APB") Opinion No. 29, which differed from the International Accounting Standards Board's ("IASB") method of accounting for exchanges of similar productive assets. Statement No. 153 replaces the exception from fair value measurement in APB No. 29, with a general exception from fair value measurement for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The statement is to be applied prospectively and is effective for non-monetary asset exchanges occurring in fiscal periods beginning after June 15, 2005.

In May 2005, the FASB issued Statement SFAS No. 154 “Accounting Changes and Error Corrections” (SFAS 154) which supersedes APB Opinion No. 20, Accounting Changes” and SFAS No. 3, “Reporting Accounting Changes in Interim Financial Statements”. SFAS 154 provides guidance on the accounting for and reporting of accounting changes and error corrections. It establishes, unless impracticable, retrospective application as the required method for reporting a change in accounting principle in the absence of explicit transition requirements specific to the newly adopted accounting principle. The correction of an error in previously issued financial statements is not an accounting change. However, the reporting of an error correction involves adjustments to previously issued financial statements similar to those generally applicable to reporting an accounting change retroactively. Therefore, the reporting of a correction of an error by restating previously issued financial statements is also addressed by this Statement. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company is in the process of determining the impact of SFAS 154 on its consolidated results of operations and financial condition.

On February 16, 2006 the Financial Accounting Standards Board (FASB) issued SFAS 155, "Accounting for Certain Hybrid Instruments," which amends SFAS 133, "Accounting for Derivative Instruments and Hedging Activities," and SFAS 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." SFAS 155 allows financial instruments that have embedded derivatives to be accounted for as a whole (eliminating the need to bifurcate the derivative from its host) if the holder elects to account for the whole instrument on a fair value basis. SFAS 155 also clarifies and amends certain other provisions of SFAS 133 and SFAS 140. This statement is effective for all financial instruments acquired or issued in fiscal years beginning after September 15, 2006. The Company does not expect its adoption of this new standard to have a material impact on its financial position, results of operations or cash flows.

JUNIPER GROUP, INC.
AND SUBSIDIARY COMPANIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

 In March 2006, the FASB issued FASB Statement No. 156, Accounting for Servicing of Financial Assets - an amendment to FASB Statement No. 140. Statement 156 requires that an entity recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a service contract under certain situations. The new standard is effective for fiscal years beginning after September 15, 2006. The Company does not expect its adoption of this new standard to have a material impact on its financial position, results of operations or cash flows.

In September, 2006, FASB issued SFAS 157 ‘Fair Value Measurements’. This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This Statements applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practice. This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The management is currently evaluating the effect of this pronouncement on financial statements.

In September 2006, FASB issued SFAS 158 ‘Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106, and 132(R)’ This Statement improves financial reporting by requiring an employer to recognize the over funded or under funded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded statues in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This Statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. An employer with publicly traded equity securities is required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after December 15, 2006. An employer without publicly traded equity securities is required to recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after June 15, 2007. However, an employer without publicly traded equity securities is required to disclose the following information in the notes to financial statements for a fiscal year ending after December 15, 2006, but before June 16, 2007, unless it has applied the recognition provisions of this Statement in preparing those financial statements :

a.    brief description of the provisions of this Statement

b. The date that adoption is required

c.   The date the employer plans to adopt the recognition provisions of this Statement, if earlier.

The requirement to measure plan assets and benefit obligations as of the date of the employer’s fiscal year-end statement of financial position is effective for fiscal years ending after December 15, 2008. The management is currently evaluating the effect of this pronouncement on financial statements.

  NOTE 2 - Accounts Receivable

The Company provides an allowance for doubtful accounts equal to the estimated uncollectible amounts. The Company's estimate is based on historical collection experience and a review of the current status of trade accounts receivable. It is reasonably possible that the Company's estimate of the allowance for doubtful accounts will change. Accounts receivable are presented net of an allowance for doubtful accounts of $61,442 and $170.885 at December 31, 2006, and December 2005, respectively.

NOTE  3-    Prepaid Expenses And Other Current Assets

At December 31, 2006, prepaid expenses and other current assets consisted of significant items such as: prepaid insurance expenses of $18,000, advances to employees of $10,000  and other prepaid consulting expenses of $58,000.

At December 31, 2005, prepaid expenses and other current assets consisted of significant items such as: prepaid insurance expenses of $20,000; and prepaid consulting expenses of $48,900.

JUNIPER GROUP, INC.
AND SUBSIDIARY COMPANIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

 NOTE 4 - Property and Equipment

Depreciation expense for the year ending December 31, 2006 and 2005 was $159,112 and $131,737. At December 31, 2006 and 2005, property and equipment consisted of the following:

	2,006	2,005
Vehicles	613,267	51,766
Equipment	826,565	379,967
Leasehold improvements	53,296	29,958
Furniture and fixtures	26,939	26,938
Total property and equipment	1,520,067	488,629
Accumulated depreciation	(1,120,170)	(381,690)
Property and equipment	$399,897	$106,939

NOTE 5 - Film Licenses

The Company evaluates the recoverability of its long lived assets in accordance with Statement of Financial Accounting Standards No. 144, “Accounting for Impairment or Disposal of Long-Lived Assets,” which generally requires the Company to assess these assets for recoverability whenever events or changes in circumstance indicate that the carrying amount of such assets may not be recoverable. The Company considers historical performance and future estimated results in its evaluation of potential impairment and then compares the carrying amount of the asset to the estimated non-discounted future cash flows expected to result from the use of the asset. If such assets are considered to be impaired, the impairment recognized is measured by comparing projected individual segment discounted cash flow to the asset segment carrying values. The estimation of fair value is in accordance with AICPA Statement of Position 00-2, Accounting by Producers and Distributors of Film. Actual results may differ from estimates and as a result the estimation of fair values may be adjusted in the future.

The Company has historically been engaged in acquiring film rights from independent producers and distributing these rights to domestic and international territories on behalf of the producers to various media (i.e. DVD, satellite, home video, pay-per view, pay television, television, and independent syndicated television stations). For the past several years, we have reduced our efforts in the distribution of film licenses primarily because of the resources required to continue in today's global markets and deal with issues such as electronic media and piracy. At the end of each year, 2006 and 2005, we evaluated our film library, taking into account the revenue generated over the past several years, the resources available to us to continue to pursue opportunities in this area and the resources necessary to maintain our rights against international piracy and copyright infringement. The Company took a charge of approximately $296,000 in 2006 and $1.7 million in 2005. While we have not discontinued this line of business and will engage in the sale or exploitation of film licenses if and when opportunities are available, we will at this time not aggressively devote the resources of the Company in this area.

JUNIPER GROUP, INC.
AND SUBSIDIARY COMPANIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

 Based upon the Company's estimated net present value of future revenue as of December 31, 2006, the following shows the anticipated film forecast revenue.

# of Films	Expiration of Film License & Book Value	Film Forecast Revenue	%	Cummulative %

8	2007	$12,200	5.85
14	2009	17,600	8.43	14.28
15	2011	29,100	13.93	28.21
12	2013	48,700	23.34
18	2014	72,700	34.82
18	2017	20,400	9.79
3	2019	8,000	3.84
88		$208,700	100.00

NOTE 6 - Notes Payable and Capitalized Leases

The following is a summary of the notes payable and capitalized leases on the balance sheet at December 31, 2006 and 2005

Description	2006	2005
7% Convertible Notes maturing in 2007	$50,000	$-
Capitalized vehicle leases, payable in monthly installments, bearing interest at varying interest rates, maturing in 2011	159,573	-
8% Callable Secured Convertible Notes maturing 2009 (net of discount of $527,710)	225,374	24,610
Less current portion	139,587	-
Long term portion	$295,360	$24,610

JUNIPER GROUP, INC.
AND SUBSIDIARY COMPANIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company currently has a bank line of credit of $100,000 of which it has used $46,000 as of December 31,2006 at an interest rate of 7.75% with a maturity on November 2, 2007.

7% Convertible Promissory Notes

During the third quarter of 2004, the Company commenced an offering to sell up to $2,000,000 of 7% convertible debentures due May 24, 2007 (the “debentures”). As of December 31, 2005 the Company received $1,545,000 through the sale of the debentures. The debentures were sold in varying amounts, all with the same terms.

Each debenture holder was granted warrants to purchase shares of the Company’s common stock at fifty (50%) percent for each dollar invested at a price of $0.65. The term of the warrants is five years. At December 31, 2005, the Company granted 772,500 warrants to the debenture holders, none of the warrants were exercised.

The debentures bear interest at the rate of 7% per annum and are convertible into shares of common stock of the Company. If on the day after the first anniversary of the date of the debenture (i) the market price of the Company’s common stock is $1.00, or more for more than ten trading days, or (ii) the Company completes a secondary offer yielding the Company $5 million or more in gross proceeds, then the Company has the right to cause the holders of the debentures to convert the entire principal amount of the debentures. The Company may redeem the debenture at any time after their second anniversary.

During the fourth quarter of 2005, the Company offered the debenture holders the opportunity for 30 days to convert their debenture and accrued interest into the Company’s common stock at a conversion rate of $0.10. As of December 31, 2005, $1,495,000 of the debentures along with $118,100 of accrued interest was converted.

As a result of the lower conversion price offered by the Company, a conversion expense of $642,000 was recorded to reflect value of the additional shares to convert to common stock issued. The Company did not reprice the warrants which were exercisable at $0.65.

8% Callable Secured Convertible Notes

On December 28, 2005, we entered into a financing arrangement involving the sale of an aggregate of $1,000,000 principal amount of callable secured convertible notes and stock purchase warrants to buy 1,000,000 shares of our common stock and on March 14, 2006, we entered into a financing arrangement involving the sale of an additional $300,000 principal amount of callable secured convertible notes and stock purchase warrants to buy 7,000,000 shares of our common stock. The callable secured convertible notes are due and payable, with 8% interest, unless sooner converted into shares of our common stock. Although we currently have $800,000 callable secured convertible notes outstanding, the investor is obligated to purchase additional callable secured convertible notes in the aggregate amount of $500,000. In addition, any event of default such as our failure to repay the principal or interest when due, our failure to issue shares of common stock upon conversion by the holder, our failure to timely file a registration statement or have such registration statement declared effective, breach of any covenant, representation or warranty in the Securities Purchase Agreement. In December, 2006, $1,915 of the callable secured convertible notes were converted into 152,674  shares of common stock. We anticipate that the full amount of the callable secured convertible notes will be converted into shares of our common stock, in accordance with the terms of the callable secured convertible notes. If we are required to repay the callable secured convertible notes, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the notes when required, the note holders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations.

Due to the indeterminate number of shares which might be issued under the embedded convertible host debt conversion feature of these callable secured convertible notes, the Company is required to record a liability relating to both the detachable warrants and embedded convertible feature of the callable secured convertible notes payable (included in the liabilities as a “derivative liability”).

The accompanying financial statements comply with current requirements relating to warrants and embedded derivatives as described in FAS 133 as follows:

a.
The Company treats the full fair market value of the derivative and warrant liability on the convertible secured debentures as a discount on the debentures (limited to their face value). The excess, if any, is recorded as an increase in the derivative liability and warrant liability with a corresponding increase in Loss on adjustment of the derivative and warrant liability to fair value.

b.
Subsequent to the initial recording, the change in the fair value of the detachable warrants, determined under the Black-Scholes option pricing formula and the change in the fair value of the embedded derivative (utilizing the Black-Scholes option pricing formula) in the conversion feature of the convertible debentures are recorded as adjustments to the liabilities as of each balance sheet date with a corresponding change in Loss on adjustment of the derivative and warrant liability to fair value.

c.
The expense relating to the change in the fair value of the Company’s stock reflected in the change in the fair value of the warrants and derivatives (noted above) is included in other income in the accompanying consolidated statements of operations.

NOTE 7 - Shareholders' Equity

The Company issued common stock through various private placements and the exercise of options. The prices at which the shares were negotiated and sold varied, depending upon the bid and ask prices of the Company's common stock quoted on the OTCBB stock exchange. In the aggregate, the Company received $325,000 for 3,250,000 shares of common stock in 2005 and none in 2006.

In September 2001, the Company issued 150,000 shares of its common stock in exchange for a short-term promissory note for $105,000, maturing in October 2001. The subscriber to the shares defaulted upon the maturity of the note. The Company has pursued collection and has obtained a judgment in New York. Further, the Company filed the judgment in New Jersey, the state in which the subscriber resides. During December 2004, the Company agreed to a settlement consisting of four payment totaling $130,000 over the period December 2004 through April 2005. In early 2005, after payments totaling $50,000, the subscriber again defaulted on the settlement. During April 2005, the Company agreed to a final settlement payment of $70,000 bringing the total proceeds to $120,000. The total legal and collection costs for the matter are approximately $50,000. A partner in one of the law firms representing the Company is a member of the Company's board of directors.

In 2005, the Company issued 3,869,000 shares of the Company's common stock to employees and officers as compensation, valued at $287,361 and none in 2006.

In connection with various expenses and payables for operating activities, the Company issued 2,718,000 shares valued at $160,236 in 2005 and none in 2006.

Net (loss) per common share for 2006 and 2005 has been computed by dividing net (loss), after preferred stock dividend requirements of $6,086 and $6,086 respectively, by the weighted average number of common shares outstanding throughout the year of 14,556,675 and 18,601,834, respectively.

JUNIPER GROUP, INC.
AND SUBSIDIARY COMPANIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Stock-Based Compensation

Prior to December 15, 2005, the Company accounted for employee stock options in accordance with Accounting Principles Board Opinion No. 25 (APB 25), "Accounting for Stock Issued to Employees." Under APB 25, the Company recognizes no compensation expense related to employee stock options, as no options were granted at a price below the market price on the day of grant.

The Company accounts for employee stock options in accordance with Accounting Principles Board Opinion No. 25 (APB 25), "Accounting for Stock Issued to Employees." Under APB 25, the Company recognizes no compensation expense related to employee stock options, as no options were granted at a price below the market price on the day of grant.

Financial Accounting Statement No. 123 "Accounting for Stock Based Compensation" (FAS 123), which the Company adopted on December 15, 2005, prescribes the recognition of compensation expense based on the fair value of options on the grant date, allows companies to continue applying APB 25 if certain pro forma disclosures are made assuming hypothetical fair value method application. See Note 9 - Incentive Compensation Plans - pro forma disclosures required by FAS 123 plus additional information on the Company's stock options.

Options Granted

A summary of option transactions for the two years ended December 31, 2006, follows:

	Options	Weighted average option Price
Outstanding at December 31, 2004	875,000	$0.20
Granted	300,000	0.31
Exercised	-	-
Returned/Expired	-	-
Outstanding at December 31, 2005	1,175,000	$0.23
Granted	-	-
Exercised	-	-
Returned/Expired	-	-
Outstanding at December 31, 2006	1,175,000	$0.23

12% Convertible Non-Voting Preferred Stock

The Company's 12% non-voting convertible Preferred Stock entitles the holder to dividends equivalent to a rate of 12% of the Preferred Stock liquidation preference of $2.00 per annum (or $.24 per annum) per share payable quarterly on March 1, June 1, September 1, December 1 in cash or common stock of the Company having an equivalent fair market value. At December 31, 2006, 25,357 shares of the Non-Voting Preferred Stock were outstanding.

On February 7, 2006, the Board of Directors authorized the issuance of shares of the Company's common stock or cash, which shall be at the discretion of the Chief Executive Officer in order to pay the accrued preferred stock dividends. Accrued and unpaid dividends at December 31, 2006, were $28,897. Dividends will accumulate until such time as earned surplus is available to pay a cash dividend or until a post effective amendment to the Company's registration statement covering a certain number of common shares reserved for the payment of Preferred Stock dividends is filed and declared effective, or if such number of common shares are insufficient to pay cumulative dividends, then until additional common shares are registered with the Securities and Exchange Commission (SEC).

JUNIPER GROUP, INC.
AND SUBSIDIARY COMPANIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company's Preferred Stock is convertible into shares of Common Stock at a rate of two shares of  Common Stock ( subject to adjustments) for each share of Preferred Stock, at the option of the Company, at any time on not less than 30 days' written or published  notice to the Preferred Stockholders of record, at a price $2.00 per share (plus all accrued and unpaid dividends). The holders of the Preferred Stock have the opportunity to convert shares of Preferred Stock into Common Stock during the notice period. The Company does not have nor does it intend to establish a sinking fund for the redemption of the Preferred Stock.  As adjusted, the outstanding shares of Preferred Stock would currently be converted into fifteen shares of Common Stock.

Series B Voting Preferred Stock

The Company filed a Certificate of Designation of Series B Convertible Preferred Stock on January 4, 2006, pursuant to which the Company authorized for issuance 135,000 shares of Series B Preferred Stock, par value $0.10 per share, which shares are convertible after the earlier of (i) forty-five days after the conversion of the 8% callable secured convertible notes issued in our recent financing, or (ii) 12 months after this registration statement is declared effective, at a conversion price equal to the volume weighted average price of our common stock, as reported by Bloomberg, during the ten consecutive trading days preceding the conversion date. We issued an aggregate of 117,493 shares of Series B Preferred Stock to a group of our current shareholders in exchange for an aggregate of 23,498,109 shares of our common stock. The holders of Series B Preferred Stock shall have the right to vote together with holders of the Corporation’s Common Stock, on a 30 votes per share basis (and not as a separate class), all matters presented to the holders of the Common Stock. The foregoing shareholders were existing investors before they did the exchange.

Series C Voting Preferred Stock

The Company filed a Certificate of Designation of Series C Convertible Preferred Stock on March 23, 2006, pursuant to which the Company authorized for issuance 300,000 shares of Series C Preferred Stock, par value $0.10 per share, which shares are convertible after (i) the market price of the Common Stock is above $1.00 per share; (ii) the Company’s Common Stock is trading on the OTCBB market or the AMEX; (iii) the Company is in good standing; (iv) the Company must have more than 500 stockholders; (v) the Company must have annual revenue of at least four million dollars; (vi) the Company does not have at least $100,000 EBITA for the fiscal year preceding the conversion request. The holders of he Series C Preferred Stock shall have the right to vote together with the holders of the Corporation’s Common Stock, on a 30 votes per share basis (and not as a separate class), on matters presented to the holders of the Common Stock.

According to the Company’s corporate charter, 10,000,000 shares of preferred stock have been authorized for issuance. As of December 31, 2006, 810,000 shares have been designated for the Company’s three classes of preferred stock.

Non-Convertible Series D Voting Preferred Stock

The Company filed a Certificate of Designation of Series D Preferred Stock on February 5, 2007 and a Certificate of Change of Number of Authorized Shares and Par Value of Series D Preferred Stock on March 26, 2007, pursuant to which the Company authorized for issuance 6,500,000 shares of Series D Preferred Stock, par value $0.001 per share. No shares of the Series D Preferred Stock have been issued by the Company. Holders of the Series D Preferred Stock have the right to vote together with the holders of the Company’s Common Stock, on a 60-votes-per-share basis (and not as a separate class), on all matters presented to the holders of the Common Stock. The shares of Series D Preferred Stock are not convertible into shares of Common Stock of the Company.

JUNIPER GROUP, INC.
AND SUBSIDIARY COMPANIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Warrants

A summary of warrants outstanding at December 31, 2006

Warrants	Date Issued	Expiration Date	Price
4,375	4/2003	4/2008	$2.08
225,000	2/2004	2/2009	0.05
150,000	4/2004	4/2008	0.05
1,000,000	7/2004	7/2010	0.05	(a)
133,500	8/2004	8/2009	0.70
667,500	6/2004	6/2009	0.65
105,000	2/2005	2/2010	0.65
21,000	4/2005	4/2010	0.70
762,500	10/2005	10/2010	0.65
500,000	12/2005	12/2010	0.65
7,000,000	3/2006	3/2010	0.10
10,568,875

(a ) Represents Options for 400,000, 300,000 and 300,000 shares originally priced at $1.00, $0.75 and $0.65, respectively which were repriced to $0.05 in October, 2005.

NOTE 8 - Related Parties

The Company paid rent month to month during 2006 and 2005 to a company affiliated with the Chief Executive Officer. The rent paid was substantially the same as that of the affiliate's lease agreements with the landlord. Rent expense for the years ended December 31, 2006 and 2005 was approximately  $91,000 and $87,500, respectively.

The Company acquired distribution rights to two films from a company affiliated with the Chief Executive Officer for a license period, which expires on June 5, 2008. The Company is obligated to pay the affiliated producers fees at the contract rate when revenue is recognized from the sale of the films. Such payments will be charged against earnings. In 2006 and 2005, no payments were made to the affiliate and no revenue was recognized.

The Company owns distribution rights to two films, which were acquired through a company affiliated with the Chief Executive Officer that is the exclusive agent for the producers. This exclusive agent is 100% owned by the principal shareholder of the Company, but receives no compensation for the sale of the licensing rights.

Additionally, after recoupment of original acquisition costs, the principal shareholder has a 5% interest as a producer in the revenue received by unaffiliated entities. The Company received $3,000 and $21,250 in revenue relating to these films during 2006 and 2005, respectively.

Throughout 2006 and 2005, the Company's principal shareholder and officer made loans to, and payments on behalf of, the Company and received payments from the Company from time to time. The net outstanding balance due to the officer at December 31, 2006 and 2005, was approximately $305,000 and $186,400, respectively.

In 2005 Juniper Services utilized the services of a subcontractor that is 85% owned by a family member of Services’ President. During 2005, payment to this subcontractor totaled $14,000 and no payments were made in 2006.

As part of salary, bonuses and other compensation, the Company's President and Chief Executive Officer, was issued 786,464 shares of common stock (See Notes 7 and 9), valued at $62,288 in 2005. No shares were issued as compensation in 2006.

During 2005 legal services were performed by a firm in which Mr. Barry S. Huston, a member of the Company's Board of Directors, is a partner. Such services related to the collection and settlement of various receivables of the Company. During 2005 $13,495 was paid to Mr. Huston or his firm. No legal services were rendered by Mr. Huston or his firm in 2006 and no fees were paid to Mr. Huston or his firm in 2006.

NOTE 9 - Commitments and Contingencies

In some instances, film licensors have retained an interest in the future sale of distribution rights owned by the Company above the guaranteed minimum payments. Accordingly, the Company may become obligated for additional license fees as sales occur in the future.

Employment Agreements

Mr. Hreljanovic has an Employment Agreement with the Company, which expired on April 30, 2005, and that provides for his employment as President and Chief Executive Officer at an annual salary and the Board of Directors have authorized a two year extension expiring on April 30, 2007 adjusted annually for the CPI Index and for the reimbursement of certain expenses and insurance. Based on the foregoing formula, Mr. Hreljanovic's base salary in 2006 was scheduled to be approximately $221,893. Additionally, the employment agreement provides that Mr. Hreljanovic may receive shares of the Company’s common stock as consideration for services rendered to the Company.  Due to a working capital deficit, Mr. Hreljanovic was paid a gross of $5,538 and the balance of $216,355 was accrued and not paid.

Under the terms of this employment agreement, our Chief Executive Officer is entitled to receive a cash bonus of a percentage of our pre-tax profits if our pre-tax profit exceeds $100,000.

Additionally, if the employment agreement is terminated early by us after a change in control (as defined by the agreement), the officer is entitled to a lump sum cash payment equal to approximately three times his base salary.

On February 7, 2005, we executed an employment agreement with Mr. Calderhead as President of Juniper's Services. The agreement is for three years and provides for a salary of $140,000 per year plus a sign-on bonus of $10,000. Additionally, the agreement provides Mr. Calderhead with options to purchase 300,000 shares of our common stock at a price of $.31 per share. The options expire on February 7, 2010. The agreement also provides for other usual and customary benefits, such as health insurance and automobile allowances.

Unasserted Claims

The Company has learned that certain sales of its common stock may have violated certain sections of the Securities Act of 1933 and related regulations. The Company is currently unable to determine the amount of damages, costs and expenses, if any, that it may incur as a result of that uncertainty. As of December 31, 2006, no shareholders have asserted any claims against the Company.

Going Concern

The Company did not have sufficient cash to pay for the cost of its operations or to pay its current debt obligations. The Company raised $300,000, through the sale of 8% Callable Secured Convertible Debentures for working capital, capital purchases and for the payment of debt to date. Among the obligations that the Company has not had sufficient cash to pay are its payroll, payroll taxes and the funding of its subsidiary operations. Certain employees and consultants have agreed, from time to time, to receive the Company’s common stock in lieu of cash. In these instances, the Company has determined the number of shares to be issued to employees and consultants based upon the unpaid compensation and the current market price of the stock. Additionally, the Company registers these shares so that the shares can immediately be sold in the open market.

JUNIPER GROUP, INC.
AND SUBSIDIARY COMPANIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

 The fact that the Company continued to sustain losses in 2006, had negative working capital at December 31, 2006 and still requires additional sources of outside cash  to sustain operations, continued to create uncertainty about the Company’s ability to continue as a going concern. We believe that we will not have sufficient liquidity to meet our operating cash requirements for the current level of operations during the remainder of 2007. We have received the first of two planned rounds of financing and the investor is obligated to purchase additional callable secured notes in the aggregate amount of $500,000. In addition, any event of default such as our failure to repay the principal or interest when due, our failure to issue shares of common stock upon conversion by the holder, our failure to timely file a registration statement or have such registration statement declared effective, or breach of any covenant, representation or warranty in the Securities Purchase Agreement would have an impact on our ability to meet our operating requirements. We anticipate that the full amount of the callable secured convertible notes will be converted into shares of our common stock, in accordance with the terms of the callable secured convertible notes. If we are required to repay the callable secured convertible notes, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the notes when required, the note holders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations. Our ability to continue as a going concern is dependent upon receiving additional funds either through the issuance of debt or the sale of additional common stock and the success of management's plan to expand operations. Although we may obtain external financing through the sale of our securities, there can be no assurance that such financing will be available, or if available, that any such financing would be on terms acceptable to us. If we are unable to fund our cash flow needs, we may have to reduce or stop planned expansion or scale back operations and reduce our staff.

The Company currently has a bank line of credit of $100,000 of which it has used $46,000 as of December 31,2006 at an interest rate of 7.75% with a maturity on November 2, 2007.

The Company has developed a plan to reduce its liabilities and improve cash flow through expanding operations by acquisition and raising additional funds either through issuance of debt or equity. The ability of the Company to continue as a going concern is dependent upon the Company's ability to raise additional funds either through the issuance of debt or the sale of additional common stock and the success of Management's plan to expand operations.

The Company anticipates that it will be able to raise the necessary funds it may require for the remainder of 2006 through public or private sales of securities. If the Company is unable to fund its cash flow needs, the Company may have to reduce or stop planned expansion, or possibly scale back operations. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Leases

The Company subleases the New York office from Entertainment Financing Inc.(“EFI), an entity 100% owned by our Chief Executive Officer. The master lease and the Company’s sublease on this space expire on November 30. 2016. EFI has agreed that for the term of the sublease the rent paid to it will be substantially the same rent that it pays under its master lease to the landlord. Rent due under the lease with EFI is as follows:

Year	Amount

2007	$ 54,580
2008	56,353
2009	58,185
2010	60,076
2011	62,028
Thereafter	$ 335,477

JUNIPER GROUP, INC.
AND SUBSIDIARY COMPANIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The company has various equipment leases expiring through April 2009.  Minimum future lease payments for these leases are as follows:

Year	Amount
2007	$ 87,296
2008	54,356
2009	15,705
2010	8,837

NOTE 10 - Incentive Compensation Plans

The Company adopted the 2004 Consultant Stock Plan, which supplements all previously adopted plans. These plans allow the Company to grant incentive stock options, non-qualified stock options and stock appreciation rights (collectively "options"), to employees, including officers, and to non-employees involved in the continuing development and success of the Company. The terms of the options and the option prices are to be determined by the Board of Directors. The options will not have an expiration date later than ten years (five years in the case of a 10% or more stockholders).

At December 31, 2006, for all plans prior to the 2004 Plan, all options issued under the Plan were granted and either exercised or cancelled.

Under the 2003 Equity Incentive Plan an aggregate of 1,450,168 options have been issued; and
Under the 2002 Plan an aggregate of 472,500 options were issued.

NOTE 11 - Stock Base Compensation

The Company has stock-based compensation plans, as described above. The Company applied APB Opinion 25, Accounting for Stock Issued to Employees, and related Interpretations in accounting for its plan until December 15, 2005, when it adopted Financial Accounting Statement No. 123 "Accounting for Stock Based Compensation" (FAS 123). Accordingly, no compensation cost has been recognized for its fixed stock option plan or for options issued to non-employees for services performed. Had employee compensation for the Company's stock options been recognized based on the fair value on the grant date, the Company's income from continuing operations and earnings per share for the two years ended December 31, 2006, would have been impacted as shown in the following table;

	December 31, 2006	December 31, 2005
Net Income
As reported	$(1,741,625)	$(6,069,680)
Pro Forma	$(1,741,625)	$(6,069,680)
Basic and diluted earnings (loss) per share
As reported	$(0.12)	$(0.33)
Pro Forma	$(0.12)	$(0.33)

JUNIPER GROUP, INC.
AND SUBSIDIARY COMPANIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12 - Income Taxes

For the years ended December 31, 2006 and 2005, no provision was made for Federal and state income taxes due to the losses incurred during these periods. As a result of losses incurred through December 31, 2006, the Company has net operating loss carryforwards of approximately $23.9 million. These carry forwards expire through 2026.

In accordance with SFAS No. 109 "Accounting for Income Taxes", the Company recognized deferred tax assets of $9,799,000 at December 31, 2006. The Company is dependent on future taxable income to realize deferred tax assets. Due to the uncertainty regarding their utilization in the future, the Company has recorded a related valuation allowance of $9,799,000. Deferred tax assets at December 31, 2006 primarily reflect the tax effect of net operating loss carry forwards.

NOTE 13 - New Wave Communications Acquisition

On December 30, 2005, Juniper Services entered into a binding Letter of Intent with New Wave providing for the purchase by Juniper Services of all outstanding shares of New Wave. New Wave’s business is the deployment, construction and maintenance of wireless communications towers and related equipment. Services agreed to pay New Wave $817,000 as follows: $225,000 in cash and $592,000 paid by the issuance of 19,734 shares of Series B Voting Preferred Stock. On March 16, 2006, Services consummated the acquisition of New Wave by entering into a Stock Exchange Agreement and Plan of Reorganization with New Wave.

NOTE 14- Business Segment Information

The operations of the Company are divided into two business segments:

1.  Broadband installation and wireless infrastructure services providing wireless/tower/antenna system services to leading telecommunications companies as well as site surveys, tower construction and tower antenna installation to leading tower management companies. The Company markets broadband installation and wireless infrastructure services throughout the United States.

2.     Film distribution services consisting of the acquisition and distribution of rights to films to the domestic as well as the foreign market in the DVD satellite, video and pay/cable. The Company's films licensing are available to be marketed throughout the world.

JUNIPER GROUP, INC.
AND SUBSIDIARY COMPANIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

	2006	2005

Revenue:
Broadband Installation & Wireless Infrastructure Services	$4,674,293	$525,104
Film Distribution Services	6,600	55,400
	$4,680,893	$580,504
Cost of Operations:
Broadband Installation & Wireless Infrastructure Services	$3,416,340	$486,878
Film Distribution Services		28,075
	$3,416,340	$514,953
Operating Income (Loss):
Broadband Installation & Wireless Infrastructure Services	$389,364	$(1,189,818)
Film Distribution Services	(364,021)	(1,712,424)
Corporate & Other	(1,761,238)	(3,161,352* )
	$($1,735,539)	$(6,063,594)
Identifiable Assets:
Broadband Installation & Wireless Infrastructure Services	$1,232,183	$166,639
Film Distribution Services	232,346	496,986
Corporate & Other	81,249	460,366
Total Consolidated Assets	$1,545,778	$1,123,991

Depreciation Expense:
Broadband Installation & Wireless Infrastructure Services	$111,957	$102,691
Film Distribution Services	5,806	28,075
Corporate & Other	41,349	28,046
	$159,112	$158,812
Capital Expenditures:
Broadband Installation & Wireless Infrastructure Services	$134,052	$5,622
Film Distribution Services	31,007	(150,000)
	$165,059	$(144,378)

The types of identifiable assets included in that corporate line item primarily are cash, prepaid expenses, other current assets, other investments and property and equipment, net of $409,663 of accumulated depreciation

*The components of “Corporate and Other are as follows:

	2006	2005
Interest Expense	$ 155,140	$ 139,178
Conversion expense for convertible debentures		642,000
Revaluation of Investments		200,000(ii)
Loss on Asset Disposition		200,213(iii)
Revaluation of Goodwill		209,106(iv)
Loss on adjustment of derivative and warrant liabilities to fair value	72,484	920,301
Amortization of Debt Discount	225,923	263,261
Professional Fees (i)	375,603	292,768
Rent (i)	112,656	87,452
Other (i)	819,432	207,073
Total	$ 1,761,238	$ 3,161,352

(i) Classified as selling, general and administrative expense on the statement of operations.
(ii) Represents the writeoff of an investment in an internet business unrelated to either of the Company's current business segments.
(iii) Represents losses from the return of equipment and vehicles in connection with the cessation of operations of Juniper Communications, a business unrelated to either of the Company's current business segments.
(iv) Represents the writeoff of an investment in a company specializing in collaborative communications on the internet, unrelated to either of the Company's current business segments.

JUNIPER GROUP, INC.
AND SUBSIDIARY COMPANIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

 NOTE 15 - Quarterly Results of Operations (Unaudited and Restated)

2006	First	Second	Third	Fourth	Total
Revenue	$1,158,889	$1,214,435	$1,399,672	$907,897	$4,680,893
Gross Profit (Loss)	$257,630	$428,945	$388,234	$189,744	$1,264,553
Net Income (Loss)	$(406,412)	$(4,788,062)	$4,045,264	$(552,415)	$(1,741,625)
Basic and diluted Net Income (Loss) per common share	$(0.028)	$(0.329)	$0.278	$(0.041)	$(0.120)

2005	First	Second	Third	Fourth	Total
Revenue	$137,397	$100,821	$142,357	$199,929	$580,504
Gross Profit (Loss)	$21,240	$7,668	$49,005	$(12,362)	$65,551
Net Income (Loss)	$(425,614)	$(871,037)	$(1,423,688)	$(3,349,341)	$(6,069,680)
Basic and diluted Net Income (Loss) per common share	$(0.044)	$(0.084)	$(0.087)	$(0.180)	$(0.326)

NOTE 16 - Supplemental Cash Flow Information

Cash paid for interest totaled $27,222 in and 2006. No cash was paid for interest in 2005.

In connection with the New Wave acquisition, the Company paid $592,000 of the purchase price by the issuance of 19,734 shares of Series B Voting Preferred Stock.

During 2006 the Company issued 250,000 shares of its common stock to consultants for services valued at $5,000.

During 2006 the Company issued 152,674 shares of its common stock upon conversion of $1,916 of its 8% Callable Secured Convertible Notes and issued 720,000 shares of its common stock upon conversion of $14,400 of notes payable to related parties.

During 2005, the Company satisfied a significant number of obligations  without the use of cash through the issuance of the Company's common stock. None were used in 2006. These obligations included:

a.	compensation to officers and employees amounting to $291,230;
b.	payment of corporate debt amounting to $2,536,040;
c.	certain corporate expenses amounting to $14,700;

NOTE 17 -Restatement

During the year ended December, 2005, it was determined that the correct application of accounting principles had not been applied in 2005 and 2004 for equity instruments issued to consultants for services. During 2005 and 2004 certain options issued to consultants as consideration for goods or services were not charged to stock-based compensation expense. The Company used the Black-Scholes option-pricing model to determine the fair value of grants made for the years ended December 31, 2005 and 2004. The financial statements have been restated to reflect a charge to stock-based compensation expense of $3,150 for the year ended December 31, 2005.

The restatement for the fair value of the options has no effect on the Company’s actual or reported cash flow. The restatement does, however, affect the Company’s stated net income and loss per share for the years ended December 31, 2005. The impact of this correction through December 31, 2005 is to increase additional paid in capital by $506,439 and to increase accumulated deficit by $506,439. The stock-based compensation expense is not deductible for tax purposes. As a result, this adjustment has no effect on the Company’s net operating loss carryforward or deferred tax asset.

JUNIPER GROUP, INC.
AND SUBSIDIARY COMPANIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Subsequently, as discussed in Note 6 above, the Company received $1,545,000 from the sale of 7% Convertible Debentures and $500,000 from the sale of 8% Callable Secured Convertible Promissory Notes during the two years ended December 31, 2005. In connection with these notes, the Company issued common stock purchase warrants. The Company had determined a debt discount and additional paid-in capital of $376,280 should have been recorded for the portion of the proceeds allocated to the fair value of the warrants. This discount was to be amortized over the two and five-year terms of the notes and charged to interest expense. The financial statements were restated to reflect this debt discount, the related amortization expense and additional paid-in capital. The additional amortization increased the net loss by $41,970 for the year ended December 31, 2005.

However, as also discussed in Note 6 above, the Company further determined that due to the indeterminate number of shares which might be issued under the embedded convertible host debt conversion feature of the 8% Callable Secured Convertible Notes, the Company is required to record a liability relating to both the detachable warrants and embedded convertible feature of the callable secured convertible notes payable (included in the liabilities as a “derivative liability”) and show the changes in the value of these embedded derivative liabilities as a component of its consolidated net income (loss). As a result, a subsequent restatement of the Company’s financial statements was required to reflect this change.

The restatements for the interim periods ended March 31, 2006, June 30, 2006 and September 30, 2006 and the year ended December 31, 2005 and the interim periods therein are summarized as follows:

Balance Sheet

	March 31, 2006		June 30, 2006		September 30, 2006
	Previously reported	As restated	Previously reported	As restated	Previously reported	As restated
Total assets	$1,983,768	$1,983,768	$2,064,688	$2,064,688	$2,349,741	$2,053,891
Notes payable - long term (net of discount)	527,006	147,369	534,343	247,950	532,505	313,328
Derivative liabilities		1,740,779		6,271,114		1,711,803
Total liabilities	2,490,646	3,851,788	2,756,465	8,723,749	3,043,143	4,667,687
Additional paid-in capital	21,733,351	22,174,592	21,733,351	22,174,592	22,747,990	22,174,592
Accumulated deficit	(25,465,833)	(27,268,216)	(25,650,732)	(32,059,257)	(26,666,996)	(28,013,992)
Total shareholders' equity	(506,878)	(1,868,020)	(691,777)	(6,659,061)	(693,402)	(2,613,796)
Total liabilities and shareholders' equity	$1,983,768	$1,983,768	$2,064,688	$2,064,688	$2,349,741	$2,053,891

JUNIPER GROUP, INC.
AND SUBSIDIARY COMPANIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Statements of Operations
	Three Months Ended March 31, 2006		Three Months Ended June 30, 2006		Three Months Ended September 30, 2006

	Previously reported	As restated	Previously reported	As restated	Previously reported	As restated
Interest Expense	$57,891	$57,891	$61,674	$61,674	$81,654	$81,654
Amortization of Debt Discount.		45,753		75,806	2,432	69,647
Stock-based compensation expense
Unrealized gains (losses) on derivative liabilities		(21,001)		4,530,337		(4,559,312)
Net income (loss)	$(380,138)	$(406,412)	$(183,378)	$(4,788,062)	$(149,461)	$4,045,264
Income (loss) per share, basic and diluted	$(0.027)	$(0.028)	$(0.013)	$(0.329)	$(0.010)	$0.278

	Six Months Ended June 30, 2006		Nine Months Ended September 30, 2006
	Previously reported	As restated	Previously reported	As restated
Interest Expense	$119,565	$119,565	$201,219	$201,219
Amortization of Debt Discount.		121,559	11,754	191,206
Stock-based compensation expense
Unrealized gains (losses) on derivative liabilities		4,509,336		(49,977)
Net loss	$(563,516)	$(5,194,474)	$(712,977)	$(1,149,210)
Loss per share, basic and diluted	$(0.039)	$(0.357)	$(0.051)	$(0.080)

JUNIPER GROUP, INC.
AND SUBSIDIARY COMPANIES
NOTES TO CONSOLIDATED  FINANCIAL STATEMENTS

Balance Sheets

	March 31, 2005		June 30, 2005		September 30, 2005		December 31, 2005
	Previously reported	As restated	Previously reported	As restated	Previously reported	As restated	Previously reported	As restated
Total assets	$3,573,243	$3,573,243	$2,992,454	$2,992,454	$2,935,866	$2,935,866	$1,123,991	$1,123,991
Notes payable - long term (net of discount)	1,439,682	1,186,253	1,545,000	1,296,154	475,000	444,797	300,000	24,610
Derivative liabilities								1,461,779
Total liabilities	3,061,727	2,779,339	3,244,536	2,968,252	1,895,536	1,839,417	2,024,223	3,210,612
Additional paid-in capital	21,066,523	21,906,487	21,148,124	21,986,655	23,597,891	24,460,277	21,571,050	22,162,291
Accumulated deficit	(20,608,602)	(21,147,931)	(21,456,156)	(21,998,635)	(22,637,347)	(23,422,324)	(25,082,999)	(26,861,804)
Total shareholders' equity	511,516	793,904	252,082	24,202	1,011,565	1,096,449	(900,232)	(2,086,621)
Total liabilities and shareholders' equity	$3,573,243	$3,573,243	$2,992,454	$2,992,454	$2,935,866	$2,935,866	$1,123,991	$1,123,991

JUNIPER GROUP, INC.
AND SUBSIDIARY COMPANIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

	Statements of Operations:
	Three Months Ended March 31, 2005		Three Months Ended June 30, 2005		Three Months Ended September 30, 2005_

	Previously reported	As restated	Previously reported	As restated	Previously reported	As restated
Interest Expense	$37,325	$37,325	$39,787	$39,787	$45,022	$45,022
Amortization of Debt Discount.		18,218		20,333		242,498
Stock-based compensation expense	-	-	-	(3,150)	-	-
Unrealized gains (losses) on derivative liabilities
Net loss	$(407,396)	$(425,614)	$(847,554)	$(871,037)	$(1,181,190)	$(1,423,688)
Loss per share, basic and diluted	$(0.042)	$(0.044)	$(0.082)	$(0.084)	$(0.070)	$(0.0867)

	Six Months Ended June 30, 2005		Nine Months Ended September 30, 2005		Year Ended December 31, 2005

	Previously reported	As restated	Previously reported	As restated	Previously reported	As restated
Interest Expense	$77,112	$77,112	$122,134	$122,134	$139,178	$139,178
Amortization of Debt Discount.		38,551		281,049		263,261
Stock-based compensation expense	-	(3,150)	-	(3,150)	-	(3,150)
Unrealized gains (losses) on derivative liabilities						(920,301)
Net loss	$(1,254,950)	$(1,296,651)	$(2,436,140)	$(2,720,339)	$(4,881,793)	$(6,069,680)
Loss per share, basic and diluted	$(0.126)	$(0.130)	$(0.200)	$(0.224)	$(0.260)	$(0.326)

PRO FORMA RESULTS

(PRO FORMA)
STATEMENT OF OPERATIONS
DECEMBER 31, 2005

The following is a Statement of Financial Operations for the period year December 31, 2005:

New Wave Communications, Inc.

On December 30, 2005, Services entered into a binding Letter of Intent with New Wave providing for the purchase by Services of all outstanding shares of New Wave. New Wave's business is the deployment, construction and maintenance of wireless communications towers and related equipment. This is a direct complement to the Company's existing broadband business. The Company, through Services, agreed to pay New Wave $817,000 as follows: $225,000 in cash and $592,000 in exchange for 19,734 Series B Voting Preferred Stock. On March 16, 2006, Service consummated the acquisition of New Wave by entering into a Stock Exchange Agreement and Plan of Reorganization with New Wave.

The following proforma data summarizes the Statement of Operations for the period ending December 31, 2005 indicating the acquisition of New Wave Communications, Inc. by Juniper Services, a wholly owned subsidiary of the Company. The acquisition is described above and is in the Company's prior periodic filings. The acquisition had been completed as of the beginning of the periods presented.

The proforma data gives effect to actual operating results prior to the acquisition and adjustments to income taxes. No effect has been given to cost reductions or operating synergies in this presentation. These proforma amounts do not purport to be indicative of the results that would have actually been achieved if the acquisition had occurred as of the beginning of the periods presented or that maybe achieved in the future.

FOR THE YEAR ENDING DECEMBER 31, 2005
(UNAUDITED - RESTATED)

.		Juniper Group, Inc	New Wave Communications, Inc.	Total

Net Revenue.		$580,504	$4,027,165	$4,607,669
Operating costs		514,953	2,882,310	3,397,263
Gross Profit		65,551	1,144,855	1,210,406

Selling, general and administrative expenses		1,896,997	921,437	2,818,434

Revaluation of film licenses		1,654,939		1,654,939

Interest expense		139,178	15,264	154,442

Conversion expense for convertible debentures		642,000		642,000

Revaluation of investments		200,000		200,000

Loss on asset disposition		200,213		200,213

Revaluation of goodwill		209,106		209,106

Amortization of debt discount		263,261		263,261

Loss on adjustment of derivative and warrant liabilities to fair value		920,301		920,301

Stock-based compensation		3,150		3,150
		6,129,145	936,701	7,065,846
Net (loss)		(6,063,594)	208,154	5,855,440
Preferred stock dividends		(6,086)		(6,086)
Tax Provision.			(2,403)	(2,403)
Net (loss) available to common stockholders	$	(6,069,680)	$205,751	$(5,863,929)

Report of Independent Registered Public Accounting Firm

Board of Directors
New Wave Communications, Inc.

We have audited the accompanying balance sheets of New Wave Communications, Inc. (an Indiana Corporation) as of December 31, 2005 and 2004 and the related statements of operations and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on or audits.

We conducted our audit in accordance with standards of the Public Company Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides reasonable basis for our opinion.

In Our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of New Wave Communications, Inc. as of December 31, 2005 and 2004 and the results of its operations and cash flows for the periods ending December 31, 2005 and 2004 in conformity with accounting principles generally accepted in the United States of America..

/s/ Morgenstern, Svoboda & Baer, CPA's, P.C.

New York, N.Y.
January 14, 2006

NEW WAVE COMMUNICATIONS, INC.
BALANCE SHEETS
DECEMBER 31,
(AUDITED)

	2005	2004
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$2,895	$29,882
Accounts Receivables (less allowance for doubtful accounts of $3,880 in 2005 and $2,400 in 2004)	944,457	1,158,960
Unbilled Costs	73,834	41,456
Prepaid Expenses	20,980	-

Total Current Assets	1,042,166	1,230,298

FIXED ASSETS - AT COST	866,327	779,612
Less: Accumulated Depreciation.	(560,857)	(417,695)
	305,470	361,917

OTHER ASSETS
Due from shareholder	64,326	64,326
Security Deposits	19,000	19,000
	83,326	83,326
TOTAL ASSETS	$1,430,962	$1,675,541

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Current Portion of Notes Payable	$78,448	$65,656
Line Of Credit	-	130,00

Accounts Payable	351,114	602,789
Total Current Liabilities	429,562	798,445

LONG-TERM LIABILITIES
Note Payable (Net of Current Portion)	77,430	88,812
Total Long Term Liabilities	77,430	88,812

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Common Stock - No Par Value, Authorized- 200
Shares, Issued and Outstanding - 10 Shares	75,000	75,000
Additional Paid In Capital	43,787	43,787
Retained Earnings	805,183	669,497
Total Shareholders Equity	923,970	788,284

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,430,962	$1,675,541
The accompanying notes are an integral part of the financial statements

NEW WAVE COMMUNICATIONS, INC.
STATEMENTS OF OPERATIONS AND RETAINED EARNINGS
FOR THE YEAR ENDED DECEMBER 31,
(AUDITED)

	2005	2004

NET SALES	$4,027,165	$4,105,541

COSTS OF GOODS SOLD	2,882,310	2,882,977
GROSS PROFIT	1,144,855	1,222,564

SELLING, GENERAL & ADMINISTRATIVE	921,437	868,828
INCOME FROM OPERATIONS	223,418	353,736

OTHER INCOME & EXPENSES
INTEREST EXPENSE	15,264	28,427
GAIN ON SALE OF FIXED ASSETS	-	(8,618)
	15,264	19,809
NET INCOME BEFORE TAXES	208,154	333,927

TAX PROVISION	2,403	3,590
NET INCOME /(LOSS)	205,751	330,337

RETAINED EARNINGS - BEGINNING OF YEAR.	669,497	464,860

SHAREHOLDER DISTRIBUTIONS	(70,065)	(125,700)
RETAINED EARNINGS.	$805,183	$669,497

The accompanying notes are an integral part of the financial statements

NEW WAVE COMMUNICATIONS, INC.
STATEMENTS OF CASHFLOWS
DECEMBER 31,
(Audited)

	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$205,751	$330,337
Adjustments to Reconcile Net Income to Net Cash
Provided by Operating Activities:
Depreciation	143,162	148,243
Provision for Losses on Accounts Receivable
Gain On Sales Of Fixed Assets	-	(8,618)
Changes in Operating Assets and Liabilities
Accounts Receivables	214,503	(490,326)
Unbilled Costs	(32,378)	(4,746)
Prepaid Expense	(20,980)	--
Accounts Payable and Accrued Expenses	(251,675)	365,182
Net Cash (Used In)/Provided By Operating Activities	258,383	340,072

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of Fixed Assets	(86,715)	(244,287)
Proceeds from Sale of Fixed Assets	-	16,700
Net Cash (Used In)/Provided By Investing Activities	(86,715)	(227,587)

CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings Repayments-Net	(128,590)	71,015
Cash Overdrafts	--	(27,918)
Shareholder Distributions	(70,065)	(125,700)
Net Cash (Used In)/Provided By Financing Activities	(198,655)	(82,603)

Net Increase/(Decrease) in Cash and Cash Equivalents	(26,987)	29,882

Cash and Cash Equivalents at Beginning of Year	29,882	-

Cash and Cash Equivalents at End of Year	$2,895	$29,882

SUPPLEMENTAL DISCLOSURES OF CASH FLOW
INFORMATION:
Cash Paid During the Year For:
Interest	$15,264	$28,427
Income taxes	$2,403	$3,590

The accompanying notes are an integral part of the financial statements

NEW WAVE COMMUNICATIONS, INC.
NOTES TO FINANCIAL STATEMENTS
(AUDITED)

DECEMBER 31, 2005

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

General

New Wave Communications, Inc., an Indiana Corporation formed in 2000, with operations in Franklin, Indiana, is primarily a contractor for the construction of antenna towers.  The Company, whose fiscal year ends December 31, maintains its books and records on the accrual method of accounting.

Use of Estimates

The preparation of the accompanying financial statement in conformity with general accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates.

Unbilled Costs

Unbilled costs consists primarily of Labor, Subcontractor costs, and installation accessories and is states at the lower of cost (on a first-in, first-out basis) or market.

Cash Equivalents

The Company considers all highly liquid temporary cash investments purchased with an original maturity of three months or less to be cash equivalents. The Company at times maintains cash balances with financial institutions that may be at times in excess of the FDIC insurance limits.

NEW WAVE COMMUNICATIONS, INC.
NOTES TO FINANCIAL STATEMENTS
(AUDITED)
NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2005

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Machinery and Equipment

Machinery and equipment is stated at cost. Expenditures, which substantially increase the estimated useful lives, are capitalized. Maintenance, repairs, and minor renewals are expensed as incurred. When assets are retired or otherwise disposed of, their costs and related accumulated depreciation or amortization are removed and the accounts and resulting gains or losses are included in operations.

Depreciation is computed by the straight-line and accelerated methods over the estimated useful lives of the respective assets as follows:

Machinery and Equipment	5 - 7 Years

Automobiles and Trucks	5 Years

Furniture and Fixtures	7 Years

Advertising

The Company's policy regarding advertising costs is to expense its advertising costs as it is incurred. Advertising expense for was $5,742 and $3,933 for years ending December 31, 2006 and 2005 respectively.

Concentrations

The Company had five customers in 2006 and four customers in 2005 representing 75% and 77% of sales revenues for years ending December 31, 2006 and 2005 respectively. Within the industry in which the company operates, these concentrations are the product of a limited customer base. The company also had two subcontractors in 2006 and one subcontractor in 2005 which represented 67% and 34% of the company's total costs related to revenues.

NOTE 2.  MACHINERY AND EQUIPMENT

Machinery and equipment, at cost, consist of the following:

	2005	2004
Machinery and Equipment	$336,855	$325,895
Automobiles and Trucks	440,801	374,134
Safety Equipment	35,731	33,696
Computer & Office Equipment	52,940	45,887
	866,327	779,612
	560,857	417,695
	$305,470	$361,917

NEW WAVE COMMUNICATIONS, INC.
NOTES TO FINANCIAL STATEMENTS
(AUDITED)
NOTES TO FINANCIAL STATEMENTS

NOTE 3.  COMMITMENTS AND CONTINGENCY

Leases

The company has various equipment leases expiring through April 2009.  Minimum future lease payments for these leases are as follows:

Year	Amount
2006	$100,835
2007	64,074
2008	28,718
2009	8,782
$202,409

NOTE 4.  INCOME TAXES

The Company has elected to be treated as an "S" Corporation under Federal and New York State income tax law. Accordingly, no provision has been made for Federal or State Income taxes, since any income tax is imposed on the shareholders in proportion to their stock ownership percentages. The Indiana State "S" Corporation special franchise tax are provided for in the financial statements.

NOTE 5.  LINE OF CREDIT PAYABLE BANK

Line of Credit Payable to Bank expired in 2004, balance paid off January 2005. Principal balance outstanding as of December 31, 2005 and 2004 was $ -0- and $130,000 respectively.

NOTE 6.  401(K) RETIREMENT PLAN

On September 1st, 2002, the Company adopted the New Wave Communications 401(k) Plan. All employees who have worked more than one quarter year and are at least 21 years of age are eligible for the plan. The plan provides for eligible employees to make "Elective Deferrals" using pre-tax dollars. Federal Law limits individuals' maximum "Elective Deferrals". All employees are 100% vested in their rollover contributions at all times. Employees are removed from the Company's plan upon termination or reaching the normal retirement age and may withdraw at any time. Any company contribution to the plan is discretionary. The Company made no contributions to the plan year ended December 31, 2005 and 2004.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Nevada law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our right and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in its Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

NATURE OF EXPENSE AMOUNT

SEC Registration fee	$127.55
Accounting fees and expenses	12,500.00	*
Legal fees and expenses	55,000.00	*
Miscellaneous	5,000.00	*
---------------------
TOTAL	$72,627.55	*
============
                                                                                    * Estimated.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

On February 16, 2004 and July 2, 2004 we entered into two investment advisory agreements pursuant to which the investment advisors would provide us with introductions to the financial community, assist in raising capital, provide merger and acquisition candidates, and provide other advisory services. In consideration we granted the investment advisors warrants to purchase shares of our common stock at various exercise prices, as reflected in the following table:

Number of Warrants	Exercise Price	Expiration Date of Warrants	Repriced at October 2005
225,000	$0.20	February 17, 2009	Reduced to $0.05
300,000	$0.65	July 1, 2010	Reduced to $0.05
133,500	$0.70	August 17, 2009
300,000	$0.75	July 1, 2010	Reduced to $0.05
400,000	$1.00	July 1, 2010	Reduced to $0.05

On April 20, 2004, the Company borrowed $75,000 through a private placement and granted the note holders 150,000 warrants to purchase shares of our common stock at an exercise price of $0.50 per share, which was repriced on October 2005 at $0.05 which expires April 29, 2008.

During the second quarter of 2004, we commenced an offering to sell up to $2,000,000 of 7% convertible debentures due May 24, 2007. As of September 31, 2005, we received $1,545,000 through the sale of the debentures. The debentures were sold in varying amounts, all with the same terms. Each debenture holder was granted warrants to purchase shares of our common stock at fifty (50%) percent for each dollar invested at an exercise price of $0.65 and a five year term. Except for one holder of debentures in the principal amount of $50,000, the debentures were converted into shares of our common stock at a conversion price of $0.10.

In September 2005, we entered into a Common Stock Purchase Agreement with an accredited investor to sell our common stock at $0.10 per share. Under the terms of the Agreement, we issued to the investor 3,000,000 shares of common stock and 750,000 Warrants to purchase shares of our common stock with an exercise price of $0.50 per share.

In October 2005, we entered into a Common Stock Purchase Agreement with two accredited investors to sell our common stock at $0.10 per share. Under the terms of the Agreement, we issued to the investors an aggregate of 250,000 shares of common stock and 37,500 Warrants to purchase shares of our common stock, with an exercise price of $0.65 per share.

Between April 1, 2005 and June 30, 2005 we issued (i) an aggregate of 65,094 shares of common stock in satisfaction of indebtedness of $9,764, and (ii) an aggregate of 80,000 shares of common stock in exchange for services rendered valued at $7,200.

Between July 1, 2005 and September 30, 2005 we issued (i) an aggregate of 2,647,513 shares of common stock to employees and consultants in lieu of cash compensation of $135,800, (ii) an aggregate of 1,407,800 shares of common stock in exchange for services rendered valued at $70,400, and (iii) 16,713,504 shares of common stock in satisfaction of indebtedness of $1,545,000.

During 2005 we issued an aggregate of 1,588,000 shares of our common stock in satisfaction of $107,200, of ordinary trade payables owing to accredited investors.

DECEMBER 2005 CONVERTIBLE DEBENTURE FINANCING

To obtain funding for ongoing operations, we entered into a Securities Purchase Agreement with New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. And AJW Partners, LLC on December 28, 2005 for the sale of (i) $1,000,000 in callable secured convertible notes and (ii) stock purchase warrants to buy 1,000,000 shares of our common stock. This prospectus relates to the resale of the common stock underlying these callable secured convertible notes and warrants. The Company sold to the investors $500,000 in callable secured convertible notes on December 28, 2005 and an additional $500,000 in callable secured convertible notes is expected to be sold following the Company’s registration statement being declared effective.

The callable secured convertible notes bear interest at 8%, mature on January 15, 2009, and are convertible into our common stock, at the investors’ option, at the lower of (i) $0.05 or (ii) 50% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. The full principal amount of the callable secured convertible notes is due upon default under the terms of secured convertible notes. The warrants are exercisable until five years from the date of issuance at a purchase price of $0.13 per share. In addition, the conversion price of the secured convertible notes and the exercise price of the warrants will be adjusted in the event that we issue common stock at a price below the fixed conversion price, below market price, with the exception of any securities issued in connection with the Securities Purchase Agreement. The conversion price of the callable secured convertible notes and the exercise price of the warrants may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholder’s position. The selling stockholders have contractually agreed to restrict their ability to convert or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights.

The warrants are exercisable until five years from the date of issuance at a purchase price of $0.13 per share. The selling stockholders will be entitled to exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event that the selling stockholder exercises the warrants on a cashless basis, then we will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of this warrant or issued in connection with the callable secured convertible notes issued pursuant to the Securities Purchase Agreement, dated December 28, 2005.

SERIES B PREFERRED STOCK

We filed a Certificate of Designation of Series B Convertible Preferred Stock on January 4, 2006, pursuant to which we authorized for issuance 135,000 shares of Series B Preferred Stock, par value $0.001 per share, which shares are convertible after the earlier of (i) forty-five days after the conversion of the 8% callable secured convertible notes issued in our recent financing, or (ii) 12 months after this registration statement is declared effective, at a conversion price equal to the volume weighted average price of our common stock, as reported by Bloomberg, during the ten consecutive trading days preceding the conversion date. We issued an aggregate of 117,531 shares of Series B Preferred Stock to a group of our current shareholders in exchange for an aggregate of 23,506,109 shares of our common stock. The foregoing shareholders were existing investors before they did the exchange.

MARCH 2006 CONVERTIBLE DEBENTURE FINANCING

To obtain funding for ongoing operations, we entered into a Securities Purchase Agreement with New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. And AJW Partners, LLC on March 14, 2006 for the sale of (i) $300,000 in callable secured convertible notes and (ii) stock purchase warrants to buy 7,000,000 shares of our common stock.

The callable secured convertible note bears interest at 8%, matures on March 14, 2009, and is convertible into our common stock, at the investors’ option, at the lower of (i) $0.05 or (ii) 50% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. The full principal amount of the callable secured convertible notes is due upon default under the terms of secured convertible notes. The warrants are exercisable until five years from the date of issuance at a purchase price of $0.10 per share. In addition, the conversion price of the secured convertible notes and the exercise price of the warrants will be adjusted in the event that we issue common stock at a price below the fixed conversion price, below market price, with the exception of any securities issued in connection with the Securities Purchase Agreement. The conversion price of the callable secured convertible notes and the exercise price of the warrants may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholder’s position. The selling stockholders have contractually agreed to restrict their ability to convert or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights.

The warrants are exercisable until five years from the date of issuance at a purchase price of $0.10 per share. The selling stockholders will be entitled to exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event that the selling stockholder exercises the warrants on a cashless basis, then we will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of this warrant or issued in connection with the callable secured convertible notes issued pursuant to the Securities Purchase Agreement, dated March 14, 2006.

* All of the above offerings and sales were deemed to be exempt under rule 506 of Regulation D or Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of our company or executive officers of our company, and transfer was restricted by our company in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

Except as expressly set forth above, the individuals and entities to whom we issued securities as indicated in this section of the registration statement are unaffiliated with us.

ITEM 27. EXHIBITS.

The following exhibits are included as part of this Form SB-2. References to "the Company" in this Exhibit List means Juniper Group, Inc. a Nevada corporation.

Exhibit
Number	Description

2.1 (2)	Agreement and Plan of Merger dated as of January 20, 1997 between the Registrant and Juniper Group, Inc., a Nevada corporation.

3.1 (1)	Certificate of Incorporation of the Registrant, as amended.

3.2 (3)	Certificate of Amendment of the Certificate of Incorporation of the Registrant

3.3 (2)	Certificate of Incorporation of Juniper Group, Inc.

3.4 (10)	Certificate of designation of Series B convertible preferred stock filed with the Secretary of State of Nevada on January 4, 2006

3.5 (11)	Certificate of designation of Series C convertible preferred stock filed with the Secretary of State of Nevada on March 24, 2006

3.6	Certificate of designation of Series D convertible preferred stock filed with the Secretary of State of Nevada on February 5, 2007 (filed herewith).

3.7	Certificate of Change of Number of Authorized Shares and Par Value of Series D Preferred Stock stock filed with the Secretary of State of Nevada on March 26, 2007 (filed herewith).

3.8 (1)	By-Laws of the Registrant.

3.9 (2)	Amendment to the By-Laws of the Registrant

3.10 (2)	By-Laws of Juniper Group, Inc.

4.1(4)	1999 Stock Option Plan.

4.2 (5)	2000 Stock Option Plan.

4.3 (6)	2001 Stock Option Plan.

4.4 (7)	2002 Equity Incentive Plan.

4.5 (8)	2003 Equity Incentive Plan.

4.6 (9)	2004 Consultant Stock Plan.

5.1	Sichenzia Ross Friedman Ference LLP Opinion and Consent (filed herewith).

10.1 (13)	Employment Agreement between the Registrant and Vlado P. Hreljanovic.

10.2 (12)	Engagement Agreement between the Registrant and James A. Calderhead

10.3 (10)	Securities Purchase Agreement dated December 28, 2005 by and among the Company and New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC

10.4 (10)	Form of Callable Secured Convertible Note dated December 28, 2005

10.5 (10)	Form of Stock Purchase Warrant dated December 28, 2005

10.6 (10)	Registration Rights Agreement dated December 28, 2005 by and among the Company and New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC

10.7 (10)	Security Agreement dated December 28, 2005by and among the Company and New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC

10.8 (11)	Securities Purchase Agreement dated March 14, 2005 by and among the Company and New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC

10.9 (11)	Form of Callable Secured Convertible Note dated March 14, 2005

10.10 (11)	Form of Stock Purchase Warrant dated March 14, 2005

10.11 (11)	Registration Rights Agreement dated March 14, 2005 by and among the Company and New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC

10.12 (11)	Security Agreement dated March 14, 2005by and among the Company and New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC

10.13 (11)	Stock Exchange Agreement and Plan of Reorganization between Juniper Services, Inc. and New Wave Communications, Inc.

21.1	Subsidiaries of the Registrant.

23.1	Consent of Morgenstern, Svoboda & Baer, CPA's, P.C. (filed herewith).

(1)	Incorporated by reference to the Company's annual report on Form 10-KSB for the fiscal year ended December 31, 1995.
(2)	Incorporated by reference to the Company's Proxy Statement for its Annual Meeting held in February 1997
(3)	Incorporated by reference to the Company's annual report on Form 10-KSB for the fiscal year ended December 31, 1996
(4)	Incorporated by reference to the Company's Proxy Statement for its Annual Meeting held on December 30, 1999
(5)	Incorporated by reference to the Company's Proxy Statement for its Annual Meeting held on December 27, 2000
(6)	Incorporated by reference to the Company's Form S-8 filed on October 1, 2001, as amended on October 30, 2001.
(7)	Incorporated by reference to the Company's Form S-8 filed January 3, 2003. (8) Incorporated by reference to the Company's Form S-8 filed July 11, 2003.
(9)	Incorporated by reference to the Company's Form S-8 filed April 26, 2004.
(10)	Incorporated by reference to the Company's Form 8-K filed January 5, 2006.
(11)	Incorporated by reference to the Company's annual report on Form 10-KSB for the fiscal year ended December 31, 2005.

(12)	Incorporated by reference to the Company's Registration Statement on Form SB-2 filed on February 10, 2006.
(13)	Incorporated by reference to the Company's Registration Statement on Form SB-2/A filed on May 31, 2006.

ITEM 28. UNDERTAKINGS.

The undersigned Company hereby undertakes to:

(1)	File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the Securities Act");

(ii)
 Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

(iii)	Include any additional or changed material information on the plan of distribution.

(2)
For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)	File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)
For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in the Town of Great Neck, State of New York, on May 2, 2007.

Juniper Group, Inc.

By: /s/ Vlado P. Hreljanovic
------------------------------------
Vlado P. Hreljanovic
Chairman of the Board, President,
Chief Executive Officer,
Chief Financial Officer
(Principal Executive Officer,
Principal Accounting Officer and
Principal Financial Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

	Chairman of the Board, President, Chief	May 2, 2007
/s/ Vlado P. Hreljanovic	Executive Officer and Chief Financial Officer
(Principal Executive Officer, Principal
Vlado P. Hreljanovic	Accounting Officer and Principal Financial
Officer)

*Barry S. Huston	Director	May 2, 2007

* By Vlado P. Hreljanovic, authorized under Power of Attorney filed with Form SB-2 (File No. 333-131730), filed with the Securities and Exchange Commission on February 10, 2006.